                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      SCHEDULE 14A -- INFORMATION REQUIRED
                               IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to 'SS'240.14a-12

                               DISC GRAPHICS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)
    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]       No fee required.

[X]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1)  Title of each class of securities to which transaction applies:
              Common Stock, par value $.01 per share.

              Aggregate number of securities to which transaction applies:

          2)  2,840,822 shares of Common Stock. The aggregate number of
              2,840,822 shares of Disc Graphics, Inc. ("Disc") common stock to which this transaction applies was computed as follows: (i)
              5,518,242 outstanding shares of Disc common stock, less

              (ii) the sum of (a) 2,375,277 shares of Disc common stock held by certain members of management and (b) 302,143 shares of Disc common stock held by certain stockholders of Disc, all of which shares will be converted into shares of surviving corporation common stock as a result of the merger.

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $1,049 was calculated pursuant to Exchange Act Rule
              0-11(c)(1) by multiplying 1/50th of 1% by (1) the proposed cash payment of $5,170,296.04 for 2,840,822 shares of common stock, par value $.01 per share, of the Registrant at $1.82 per share and (2)
              the proposed cash payment of $72,756.58 to be paid to persons holding options to acquire shares of common stock of the
              Registrant in consideration of cancellation of such options
              (assuming options to purchase an aggregate of 117,684 shares of common stock are cancelled in exchange for cash in the
              transaction.)

          4)  Proposed maximum aggregate value of transaction: $5,243,053

          5)  Total fee paid: $1,049

[X]       Fee paid previously with preliminary materials.

[ ]       Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:
              -----------------------------------------------------

          2)  Form, Schedule or Registration Statement No.:
              -----------------------------------------------------

          3)  Filing Party:
              -----------------------------------------------------

          4)  Date Filed:
              -----------------------------------------------------

                                       ii

        PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2002

                                  [INSERT LOGO]

                               DISC GRAPHICS, INC.
                                10 GILPIN AVENUE
                            HAUPPAUGE, NEW YORK 11788
                                 (631) 234-1400

                                                                       [ ], 2002

Dear Disc Graphics Stockholders:

         Disc Graphics, Inc. ("Disc") is pleased to report that on September 6,
2002 Disc and DG Acquisition Corp., a Delaware corporation ("Acquisition Corp.")
formed at the direction of certain members of Disc's management (Donald Sinkin,
Stephen Frey, John Rebecchi and Margaret Krumholz) and MSR Advisors, Inc., a
private equity group whose president Daniel Levinson is a director of Disc, entered into a merger agreement (the "Merger Agreement") pursuant to which
Acquisition Corp. will merge with and into Disc, with Disc as the surviving corporation in the merger (the "Merger"). If the Merger is completed, you will have the right to receive $1.82 in cash, without interest thereon (the "Merger
Consideration"), for each share of Disc common stock you own. Upon consummation of the Merger, you no longer will have any ownership interest in Disc and you will not participate in any potential future earnings or growth of Disc. As a result of the Merger, Disc, as the surviving entity in the Merger, will cease trading on the Nasdaq SmallCap Market and will no longer be a reporting company under the Securities Exchange Act of 1934, as amended. A copy of the Merger
Agreement is included as APPENDIX A to the accompanying proxy statement, which you should read carefully and in its entirety.

         A special committee of independent directors of Disc (the "Special
Committee") was formed by the board of directors of Disc to analyze, consider and negotiate the terms of the Merger Agreement and to make a recommendation to
Disc's entire board of directors as to whether or not to adopt the Merger
Agreement. In doing so, the Special Committee consulted with its own expert legal and financial advisors, and received certain written reports and analyses.
In making its recommendation, the Special Committee considered a variety of factors which are described in the accompanying proxy statement. In addition, the Special Committee received the written opinion of Rodman & Renshaw, Inc.
("Rodman") that, as of September 6, 2002, the consideration to be received by you in the Merger is fair, from a financial point of view. A copy of Rodman's opinion is included as APPENDIX B to the accompanying proxy statement, which you should read carefully and in its entirety.

         After careful consideration, the board of directors of Disc, acting in part upon the unanimous recommendation of the Special Committee, unanimously determined that the Merger is fair and advisable, adopted the Merger Agreement and recommends that you vote "FOR" approval of the Merger Agreement. See
"Special Factors--Interests of the Management Group; Appointment of Special
Committee" in the accompanying proxy statement.

         Disc understands that certain officers and directors of Disc and certain stockholders of Disc comprising, in the aggregate, approximately forty-nine percent (49%) of the outstanding shares of Disc common stock have agreed to vote their shares of Disc common stock for approval of the Merger
Agreement. These Disc stockholders will not receive the Merger Consideration but rather will receive new shares in Disc as the surviving corporation.

                                      iii

         The proposed Merger is more fully described in the accompanying proxy statement. We are asking you to approve the Merger Agreement at a special meeting for such purpose to be held on [ ], 2002 at 10:00 a.m., local time, at
The Watermill, 711 Route 347, Smithtown, New York 11787.

         If you do not wish to accept the merger consideration provided in the merger, you have the right to exercise appraisal rights under Delaware law and obtain the "fair value" of your shares of common stock of Disc, provided that you do not vote in favor of the merger, and you otherwise comply with the conditions established under applicable Delaware law which are explained in the accompanying proxy statement.

         YOUR VOTE IS VERY IMPORTANT! WE CANNOT COMPLETE THE PROPOSED
TRANSACTION UNLESS THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF DISC
COMMON STOCK AFFIRMATIVELY VOTE TO APPROVE THE MERGER AGREEMENT.

         To approve the Merger Agreement you should cast a "FOR" vote by following the instructions contained in the enclosed proxy card. If you properly sign and return your proxy card with no voting instructions, you will be deemed to have voted "FOR" approval of the Merger Agreement. If you fail to return your proxy card and fail to vote at the special meeting, the effect will be the same as a vote against the approval and adoption of the merger agreement and the approval of the merger. RETURNING THE PROXY CARD DOES NOT DEPRIVE YOU OF YOUR
RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE YOUR SHARES IN PERSON.

         PLEASE READ THE ENTIRE ACCOMPANYING PROXY STATEMENT CAREFULLY,
INCLUDING THE APPENDICES. IN PARTICULAR, BEFORE VOTING, YOU SHOULD CAREFULLY
CONSIDER THE DISCUSSION IN THE SECTION OF THE PROXY STATEMENT ENTITLED "SPECIAL
FACTORS."

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION, PASSED UPON THE MERITS
OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE
INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                   Sincerely,

                                   /s/ DONALD SINKIN
                                   -----------------
                                   Donald Sinkin

                                   CHAIRMAN, CHIEF EXECUTIVE
                                   OFFICER AND PRESIDENT

Hauppauge, New York

This proxy statement is dated [_______, 2002] and is first being mailed to stockholders of Disc on or about [_________, 2002].

                                       iv

         PRELIMINARY COPY, SUBJECT TO COMPLETION DATED NOVEMBER 26, 2002

                                  [INSERT LOGO]

                               DISC GRAPHICS, INC.
                                10 GILPIN AVENUE
                            HAUPPAUGE, NEW YORK 11788
                                 (631) 234-1400
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON [ , 2002]

Dear Disc Graphics Stockholders:

         Notice is hereby given that a special meeting of the stockholders of
Disc Graphics, Inc. ("Disc"), will be held on [ , 2002] at 10:00 a.m., local time, at The Watermill, 711 Route 347, Smithtown, New York 11787 for the
following purposes:

         1.   To consider and vote upon a proposal to adopt and approve the
              Agreement and Plan of Merger, dated as of September 6, 2002, by and between Disc and DG Acquisition Corp. ("Acquisition Corp."), pursuant to which, among other things, Acquisition Corp. will be merged with and into Cisc, with Disc being the surviving
              corporation upon the terms and subject to the conditions of 1 the merger agreement described in the accompanying proxy statement;
              and t

         2.   To consider, act upon and transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         The proposals are described in detail in the accompanying proxy statement and the appendices thereto. You are urged to read these materials very carefully and in their entirety before deciding how to vote.

         PLEASE READ THE ENTIRE ACCOMPANYING PROXY STATEMENT CAREFULLY,
INCLUDING THE APPENDICES. IN PARTICULAR, BEFORE VOTING, YOU SHOULD CAREFULLY
CONSIDER THE DISCUSSION IN THE SECTION OF THE PROXY STATEMENT ENTITLED "SPECIAL
FACTORS."

         The board of directors of Disc has fixed the close of business on [ ,
2002] as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of shares of Disc common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

         AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF DISC, UPON THE
UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE COMPRISED OF INDEPENDENT
MEMBERS OF THE BOARD OF DIRECTORS OF DISC, UNANIMOUSLY DETERMINED THAT THE
MERGER IS FAIR AND ADVISABLE, ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT
YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                       v

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF DISC
COMMON STOCK YOU OWN. Please vote your shares as soon as possible to ensure that your shares are represented at the special meeting. To vote your shares, you must complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not instruct your broker or bank on how to vote, it will have the same effect as voting against the approval of the merger agreement.

                                          By Order of the Board of Directors,
                                          /s/ STEPHEN FREY
                                          ----------------
                                          Stephen Frey
                                          SECRETARY

Hauppauge, New York
[ , 2002]

IF YOU DO NOT WISH TO ACCEPT THE MERGER CONSIDERATION PROVIDED IN THE MERGER,
YOU HAVE THE RIGHT TO EXERCISE APPRAISAL RIGHTS UNDER DELAWARE GENERAL
CORPORATION LAW SECTION 262 AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF COMMON
STOCK OF DISC, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER
APPLICABLE DELAWARE LAW. FOR A DISCUSSION REGARDING YOUR APPRAISAL RIGHTS, SEE
THE SECTION TITLED "SPECIAL FACTORS -- APPRAISAL RIGHTS" IN THE ACCOMPANYING
PROXY STATEMENT AND APPENDIX C THERETO, WHICH SETS FORTH THAT STATUTE.

                                       vi

                                TABLE OF CONTENTS

SUMMARY TERM SHEET                                                             1
QUESTIONS AND ANSWERS ABOUT THE MERGER                                         5
DISC SELECTED HISTORICAL FINANCIAL DATA                                       12
MARKET AND MARKET PRICE                                                       13
NUMBER OF STOCKHOLDERS                                                        15
DIVIDENDS                                                                     15
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK                     15
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION                   15
THE SPECIAL MEETING OF DISC STOCKHOLDERS                                      16
         General                                                              16
         Matters to be Considered at the Special Meeting                      16
         Recommendation of the Disc Board of Directors and the Special
            Committee                                                         16
         Record Date and Voting Information                                   16
         Quorum                                                               17
         Proxies; Revocation                                                  18
         Expenses of Proxy Solicitation                                       18
         Adjournments                                                         18
         Appraisal Rights                                                     18
         Availability of Independent Auditors                                 19
         People With Disabilities                                             19
         Annual Meeting                                                       19
THE MERGER                                                                    20
         General Description of the Merger                                    20
         Assumption of Certain Disc Stock Options and Warrants                20
THE PARTICIPANTS                                                              21
         The Management Group                                                 21
         Main Street Resources                                                22
SPECIAL FACTORS                                                               22
         Background of the Merger                                             22
         Recommendation of the Board of Directors; Fairness of the Merger     29
         Reasons for the Special Committee's Recommendation                   29
         Reasons for the Board of Directors' Recommendation                   32
         Fairness of the Merger to Stockholders                               32
         Position of the Buy-Out Group as to the Fairness of the Merger       34
         Forward Looking Information; Certain Projections                     35
         Summary of Significant Assumptions                                   38
         Summary of Significant Accounting Policies                           38
         Opinion of Rodman & Renshaw, Inc.                                    42
         Purpose and Structure of the Merger                                  46
         Effects of the Merger                                                47
         Risks That The Merger Will Not Be Completed                          49
         Interests of the Management Group; Appointment of Special
           Committee                                                          50
         Continuing Equity Interests of the Management Group and the
            Contributing Stockholders                                         52
         Indemnification and Insurance                                        54

                                       vii

         Estimated Fees and Expenses of the Merger                            55
         Material U.S. Federal Income Tax Consequences                        56
         Anticipated Accounting Treatment of Merger                           57
         Certain Regulatory Matters                                           57
         Appraisal Rights                                                     57
THE MERGER AGREEMENT                                                          61
         The Merger                                                           61
         Effective Time of Merger                                             61
         Certificate of Incorporation, Bylaws and Directors and
            Officers of Disc as the Surviving Corporation                     61
         Conversion of Disc Common Stock                                      61
         Payment for Shares                                                   62
         Transfer of Shares                                                   63
         Treatment of Stock Options                                           63
         Disc Special Meeting                                                 63
         Indemnification and Insurance                                        63
         Employee Matters                                                     64
         Representations and Warranties                                       64
         Conduct of Business Pending the Merger                               66
         Solicitation                                                         67
         Access to Information                                                70
         Conditions to the Merger                                             70
         Waiver                                                               72
         Termination of the Merger Agreement                                  72
         Expenses Of The Parties                                              73
         Amendments                                                           74
COMMON STOCK PURCHASE INFORMATION                                             74
         Purchases by Disc                                                    74
         Purchases by the Buy-Out Group                                       74
         Recent Transactions                                                  75
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                75
         Security Ownership of Certain Beneficial Owners                      75
         Security Ownership of Management                                     77
INDEPENDENT ACCOUNTANTS                                                       78
FUTURE STOCKHOLDER PROPOSALS                                                  78
OTHER MATTERS                                                                 78
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION                                  79

APPENDIX A    Agreement and Plan of Merger, dated as of September 6, 2002
                 by and between Disc Graphics, Inc. and DG Acquisition       A-1
                 Corp.
APPENDIX B    Opinion of Rodman & Renshaw, Inc., dated September 6, 2002     B-1
APPENDIX C    Section 262 of the Delaware General Corporation Law            C-1
APPENDIX D    Annual Report on Form 10-K for the fiscal year ended
                 December 31, 2001                                           D-1
APPENDIX E    Quarterly Report on Form 10-Q for the fiscal quarter ended
                 September 30, 2002                                          E-1
APPENDIX F    Information relating to the directors and executive officers
                 of Disc, Acquisition                                        F-1

                                      viii

              Corp. and Main Street Resources, and the members of the Management
              Group and of the Contributing Stockholders

                                       ix

                               SUMMARY TERM SHEET

         THIS SUMMARY TERM SHEET BRIEFLY DESCRIBES THE MATERIAL TERMS OF THE
PROPOSED MERGER OF DISC WITH ACQUISITION CORP. AND MAY NOT CONTAIN ALL OF THE
INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THIS ENTIRE PROXY
STATEMENT CAREFULLY, INCLUDING THE DOCUMENTS APPENDED HERETO. FOR PURPOSES OF
THIS PROXY STATEMENT, THE TERMS "DISC," "WE," "US," AND "OUR" REFER TO DISC
GRAPHICS, INC.; THE TERM "ACQUISITION CORP." REFERS TO DG ACQUISITION CORP.; THE
TERM "MANAGEMENT GROUP" REFERS TO, COLLECTIVELY, DONALD SINKIN, OUR CHAIRMAN,
CHIEF EXECUTIVE OFFICER AND PRESIDENT, MARGARET KRUMHOLZ, OUR CHIEF FINANCIAL
OFFICER AND SENIOR VICE PRESIDENT OF FINANCE, JOHN REBECCHI, OUR SENIOR VICE
PRESIDENT WEST COAST AND A DIRECTOR OF DISC, AND STEPHEN FREY, OUR SECRETARY AND
SENIOR VICE PRESIDENT OF OPERATIONS AND A DIRECTOR OF DISC; THE TERM "MAIN
STREET RESOURCES" REFERS TO MSR ADVISORS, INC., A PRIVATE EQUITY GROUP DOING
BUSINESS UNDER THE NAME MAIN STREET RESOURCES, OF WHICH DANIEL LEVINSON, A
DIRECTOR OF DISC, ALSO IS PRESIDENT, ALONG WITH ITS AFFILIATES AND THEIR RELATED
INVESTORS; THE TERM "CONTRIBUTING STOCKHOLDERS" REFERS TO SCOTT KORMAN, TIM
HEALY AND DANIEL LEVINSON, A DIRECTOR OF DISC; AND THE TERM "BUY-OUT GROUP"
REFERS COLLECTIVELY TO THE MANAGEMENT GROUP, ACQUISITION CORP., MAIN STREET
RESOURCES AND THE CONTRIBUTING STOCKHOLDERS.

         THE MERGER. Disc has entered into a merger agreement that provides for the merger of Disc with a newly formed corporation, Acquisition Corp. Following the merger, Disc will cease to be a publicly held company. See "The Merger
Agreement" beginning on page 61.

         PAYMENT. Upon consummation of the merger, all shares of Disc common stock, other than shares held by Disc stockholders who perfect their appraisal rights under Delaware law, shares held by Disc as treasury stock and shares held by the Buy-Out Group, automatically will be converted into the right to receive
$1.82 in cash, without interest. Only stockholders who do not elect to seek appraisal rights (or improperly seek such appraisal rights) under Delaware law will be entitled to receive the merger consideration. Each outstanding
"in-the-money" option to purchase shares of Disc common stock will be cancelled at the effective time of the merger, and converted into the right to receive either: (i) a cash payment, without interest, equal to the excess, if any, of
$1.82 over the exercise price of the option, multiplied by the number of shares subject to the option, in the case of option holders not in the Buy-Out Group, or (ii) an option to purchase the same number of shares of the surviving corporation in the Merger at the same exercise price as the cancelled option, in the case of members of the Buy-Out Group. "Out-of-the-money" options with an exercise price equal to or greater than $1.82 per share will be cancelled at the effective time of the merger without any payment or other consideration thereof.
See "The Merger Agreement" beginning on page 62.

         TREATMENT OF STOCK OPTIONS. Except for outstanding stock options and warrants previously granted to members of the Management Group with an exercise price of less than or equal to $1.82, which options or warrants, as the case may be, will be converted at the effective time of the merger into options or warrants to acquire common stock of Disc as the surviving corporation, upon consummation of the merger, all outstanding and unexercised options and warrants to purchase shares of Disc common stock, whether or not then vested, will, as of the effective time of the merger, be cancelled and each holder will be entitled to receive a cash payment in an amount equal to the product of (i) the number of shares of Disc common stock subject to such option or warrant, as the case may be, and (ii) the excess, if any, of $1.82 over the exercise price per share subject or related to such option or warrant, for each cancelled option or warrant. Options or warrants with an exercise price equal to or greater than
$1.82 per share will be cancelled at the effective time of the merger without any payment or other consideration therefor. See "The Merger
Agreement--Treatment of Stock Options" beginning on page 63.

         DISC. Disc is a Delaware corporation and diversified manufacturer and printer of specialty paperboard packaging focused on the home video, music, entertainment software, cosmetics,

pharmaceutical and other consumer markets. Disc's products include pre-recorded video sleeves, compact disc and audio cassette packaging; folding cartons for entertainment software, food, pharmaceuticals and cosmetics; posters, pressure sensitive labels and general commercial printing. See "The Participants"
beginning on page 21.

         ACQUISITION CORP. Acquisition Corp. is a Delaware corporation formed at the direction of the Management Group and Main Street Resources. Acquisition
Corp. was formed solely for the purpose of engaging in the merger transaction and shall cease to exist as a separate corporate entity upon consummation of the proposed merger. See "The Participants" on page 21.

         THE SPECIAL COMMITTEE. Since a majority of the board of directors of
Disc also will be stockholders of Disc following the merger, Disc's board of directors formed a special committee of independent directors to, with the advice and assistance of its own legal and financial advisors, evaluate, negotiate and, if deemed appropriate, recommend the merger and the terms and conditions of the merger agreement. The members of the special committee are
Mark L. Friedman and Seymour W. Zises. The special committee consists solely of independent directors who are not officers or employees of Disc, Acquisition
Corp. or Main Street Resources and who have no financial interest in the completion of the proposed merger different from Disc's stockholders and option holders generally (except that Mr. Zises has committed $200,000 as a limited partner of MSR I SBIC, L.P., which is affiliated with Main Street Resources, constituting less than a 1% ownership interest in such fund, which the board of directors understands is immaterial to Mr. Zises' financial position and which the board of directors believes does not detract in any way from his independence). See "Special Factors--Background of the Merger" beginning on page
22 and "Special Factors--Recommendation of the Board of Directors; Fairness of
the Merger" beginning on page 29.

         FAIRNESS OF THE MERGER. The board of directors of Disc, based in part on the unanimous recommendation of the special committee, has unanimously determined that the merger agreement and the proposed merger are fair to, and in the best interests of, Disc and its unaffiliated stockholders. The board of directors unanimously recommends the adoption and approval of the merger agreement by Disc's stockholders. See "Special Factors--Recommendation of the
Board of Directors; Fairness of the Merger" beginning on page 29 and "--
Fairness of the Merger to Stockholders" beginning on page 32.

         OPINION OF FINANCIAL ADVISOR. In deciding to approve the terms of the merger agreement and the merger, one factor the board of directors and the special committee considered was the opinion of Rodman & Renshaw, Inc.
("Rodman"), the special committee's financial advisor. Rodman concluded that the consideration to be received pursuant to the merger agreement is fair, from a financial point of view, to Disc stockholders (other than the Management Group and the Contributing Stockholders). The complete Rodman opinion, dated September
6, 2002, including applicable limitations and assumptions, describes the basis for the opinion and is attached as APPENDIX B to this proxy statement. See
"Special Factors--Opinion of Rodman & Renshaw, Inc." beginning on page 42.

         STOCKHOLDER VOTE. You are being asked to consider and vote upon a proposal to adopt and approve the merger agreement and the transactions contemplated thereby. You may vote in person or by proxy at the special meeting.
If you vote by proxy you may change or revoke your vote at any time before your proxy card is voted at the special meeting, by either (i) sending a written notice to Disc's Secretary stating that you would like to revoke your proxy;
(ii) completing and submitting a new, later-dated proxy card, or (iii) attending the meeting and voting in person. If you sign, date and mail your proxy card without specifying how you want to vote, your proxy will be voted "FOR" approval of the merger, however, if you fail to vote in person or return your signed and dated proxy card, it will have the same effect as a vote "AGAINST" approval of the merger. Under Delaware law, the merger agreement must be adopted and approved by the affirmative vote of a majority of the outstanding shares of our common stock. A separate vote of Disc's unaffiliated stockholders is not required under Delaware law and

no such vote will be conducted. A total of 2,840,822 shares of Disc's issued and outstanding common stock, or approximately 51% of the total number of issued and outstanding shares as of the record date, are held by stockholders other than the Buy-Out Group. Disc understands that the members of the Buy-Out Group intend to vote their shares of Disc common stock in favor of the merger and the merger agreement. See "The Special Meeting of Disc Stockholders--Record Date and Voting
Information" beginning on page 16 and "The Merger Agreement--Conditions to the
Merger" beginning on page 70.

         INTERESTS OF THE MANAGEMENT GROUP. The Management Group, through the conversion of their respective shares of Acquisition Corp. common stock into shares of the surviving corporation, will continue to have an equity interest in
Disc and will participate in any future earnings and growth of Disc. In addition, stock options granted to members of the Management Group with an exercise price less than or equal to $1.82 shall, at the effective time of the merger, be converted into options or warrants, as the case may be, to acquire common stock of Disc as the surviving corporation. Accordingly, members of the
Management Group may have interests that are different from, or in addition to, the interests of Disc stockholders generally. See "Special Factors--Interests of the Management Group; Appointment of Special Committee" beginning on page 50.

         MERGER FINANCING. Disc and Acquisition Corp. estimate that approximately $5.2 million will be necessary to pay the merger consideration under the Merger Agreement. Main Street Resources has agreed, on behalf of
Acquisition Corp., to provide sufficient funds to consummate the merger through a fund it controls and through its co-investors, one of whom is Donald Sinkin, the Chairman, Chief Executive Officer and President of Disc, subject to the terms and conditions set forth in the merger agreement and to the consummation of the transactions contemplated thereunder. Under the merger agreement,
Acquisition Corp. will be required to reimburse Disc for Disc's fees and expenses up to a maximum amount of $200,000 if the merger agreement is terminated because Acquisition Corp. has been unable to provide the funds necessary to consummate the merger. See "The Merger Agreement-Payment for
Shares" beginning on page 62 and "-Termination of the Merger Agreement"
beginning on page 72.

         CONDITIONS. The merger is subject to the satisfaction of a number of conditions, including but not limited to, the consent of Disc's primary lender, the approval of holders of a majority of the outstanding shares of our common stock, there being not more than 15% of the outstanding shares of Disc common stock held by Disc stockholders demanding appraisal and that no event has occurred, or condition exists, that has resulted in or would reasonably be likely to result in a material adverse effect on Disc. See "The Merger
Agreement--Conditions to the Merger" beginning on page 70.

         APPRAISAL RIGHTS. Under Delaware law, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements set forth under Delaware law as described on pages 57 through 60 of this proxy statement and in APPENDIX C of this proxy statement. Depending on the determination of the Delaware Court of Chancery, the appraised fair value of your shares of Disc common stock, which will be paid to you if you seek an appraisal, may be more than, less than or equal to the $1.82 per share to be paid in the merger. See "Special Factors -- Appraisal Rights" beginning on page
57.

         TERMINATION OF THE MERGER AGREEMENT. Disc and Acquisition Corp. may
agree to terminate the merger agreement at any time before the merger. In addition, the merger agreement may be terminated by either Disc or Acquisition
Corp. for a number of other reasons. Under certain circumstances, Disc would be required to pay Acquisition a termination fee of $150,000 as well as to reimburse Acquisition Corp. for its out-of-pocket expenses not to exceed
$150,000. See "The Merger Agreement--Termination of the Merger Agreement"
beginning on page 72.

         ANTICIPATED ACCOUNTING TREATMENT OF MERGER. For U.S. accounting purposes, the merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among Disc's consolidated assets and liabilities based upon the fair value of the assets acquired and liabilities assumed.

         U.S. FEDERAL INCOME TAX CONSEQUENCES. Generally, your receipt of cash for shares of Disc common stock in the merger will be a taxable transaction for
U.S. Federal income tax purposes and also may be a taxable transaction under applicable state, local, foreign or other tax laws. You will recognize taxable capital gain or loss in the amount of the difference between $1.82 and your adjusted tax basis for each share of Disc common stock that you own. See
"Special Factors--Material U.S. Federal Income Tax Consequences" beginning on page 56.

         AFTER THE MERGER. Upon completion of the merger, Disc, as the surviving corporation in the merger, will be a privately held corporation, wholly owned by the stockholders of Acquisition Corp. (i.e., the Management Group, Main Street
Resources and the Contributing Stockholders) at the effective time of the merger. There will be no public market for shares of Disc common stock upon completion of the merger and the shares of common stock will cease to be traded on the NASDAQ SmallCap Market. See "Special Factors--Effects of the Merger"
beginning on page 47 and "--Interests of the Management Group; Appointment of
Special Committee" beginning on page 50.

             QUESTIONS AND ANSWERS ABOUT THE MERGER

         Q:   WHAT AM I BEING ASKED TO VOTE UPON?

         A: You are being asked to consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated thereby. Under the merger agreement, DG Acquisition Corp. ("Acquisition Corp.") will be merged with and into Disc Graphics, Inc. ("Disc"), with Disc as the surviving corporation. If the merger agreement is adopted and approved by the stockholders and the merger is consummated, Disc will no longer be a publicly held corporation, you no longer will have any ownership interest in us and you will not participate in the potential future earnings and growth of Disc.

         Q:   WHO IS ACQUISITION CORP.?

         A: Acquisition Corp. is a Delaware corporation formed at the direction of Donald Sinkin, Stephen Frey, John Rebecchi and Margaret Krumholz (the
"Management Group"), and MSR Advisors, Inc. ("Main Street Resources"), a private equity group doing business under the name Main Street Resources, of which
Daniel Levinson, a director of Disc, is President. Each of the members of the
Management Group and the following three stockholders of Disc -- Timothy Healy,
Scott Korman and Daniel Levinson (the "Contributing Stockholders") -- have agreed to contribute their respective shares of Disc common stock to Acquisition
Corp. prior to the consummation of the merger in exchange for shares of
Acquisition Corp. common stock. Upon consummation of the merger, the stockholders of Acquisition Corp. will be the stockholders of Disc as the surviving corporation.

         Q:   WHAT WILL I RECEIVE IN THE MERGER?

         A: Upon consummation of the merger, each issued and outstanding share of Disc common stock, other than shares held by Disc as treasury stock, shares held by the Management Group, the Contributing Stockholders and/or Acquisition
Corp. and shares held by stockholders who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $1.82 in cash, without interest.

         Q:   WHY DID WE ENTER INTO THE MERGER AGREEMENT WITH ACQUISITION CORP.?

         A: The board of directors believed that due to a variety of factors, including, the lack of liquidity of Disc common stock due to the absence of an active trading market in its common stock, the absence of analyst coverage, and the negative trends in both trading volume and market price over the past two years, Disc was not benefiting from being a public company and that the merger offered the unaffiliated stockholders of Disc an opportunity to realize a substantial premium on their shares of common stock of an otherwise relatively illiquid investment. No particular weight or rank was assigned to any one factor, and the board of directors considered all factors as an entirety.

         Q:   WHAT KIND OF PREMIUM TO THE PRICE OF DISC COMMON STOCK IS IMPLIED
BY THE MERGER CONSIDERATION?

         A: The merger consideration represents a premium of approximately (i)
73% over the $1.05 closing sale price for Disc's common stock as traded on the
NASDAQ SmallCap Market on September 5, 2002, the last trading day before Disc announced that it had executed the merger agreement with Acquisition Corp., (ii)
65% over the average closing sale price per share of $1.10 during the one week period preceding such announcement, and (iii) ___% over the $____ closing sale price for Disc's common

stock as traded on the NASDAQ SmallCap Market on [INSERT DATE IMMEDIATELY PRIOR
TO DELIVERY OF PROXY].

         Q:   WHAT WILL HAPPEN TO MY STOCK OPTIONS?

         A: Except for outstanding stock options and warrants granted to certain members of the Management Group with an exercise price less than or equal to
$1.82, which options or warrants, as the case may be, will be converted at the effective time of the merger into options or warrants to acquire common stock of
Disc as the surviving corporation, outstanding and unexercised options and warrants to purchase shares of Disc common stock, whether or not then vested, will, as of the effective time of the merger, be cancelled and each holder will be entitled to receive a cash payment in an amount equal to the product of the
(i) number of shares of Disc common stock subject to such option or warrant, as the case may be, and (ii) excess, if any, of $1.82 over the exercise price per share subject or related to such option or warrant, for each cancelled option or warrant. Options or warrants with an exercise price equal to or greater than
$1.82 per share will be cancelled at the effective time of the merger without any payment or other consideration therefor.

         Q:   WHY WAS THE SPECIAL COMMITTEE FORMED?

         A: Certain Disc directors - Donald Sinkin, John Rebecchi and Stephen
Frey - who are a part of the Management Group and Daniel Levinson, who is a
Contributing Stockholder and a director of Disc, have financial and other interests that are different from and in addition to your interests in the merger. Accordingly, our board of directors concluded that, in order to protect the interests of our stockholders in evaluating and negotiating the merger agreement, a special committee of independent directors who are not officers or employees of Disc, Acquisition Corp. or Main Street Resources and who have no financial interest in the merger different from Disc stockholders generally
(except that Seymour W. Zises, one of the independent directors, has committed
$200,000 as a limited partner of MSR I SBIC, L.P., which is affiliated with Main
Street Resources, which constitutes a less than 1% ownership interest in such fund which the board of directors understands is immaterial to Mr. Zises'
financial position and which the board of directors believes does not detract in any way from his independence) should be formed to perform those tasks and, if appropriate, recommend the merger and the terms of the merger agreement. The special committee independently selected and retained expert legal and financial advisors to assist it.

         Q:   WHO IS SOLICITING MY PROXY?

         A:   The board of directors of Disc.

         Q:   WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF
THE MERGER AGREEMENT?

         A: Based in part upon (1) the unanimous recommendation of the special committee, and (2) the written opinion, dated September 6, 2002, of Rodman &
Renshaw, Inc., the special committee's financial advisor, that, based on and subject to the considerations, limitations, assumptions and qualifications set forth in the opinion, the $1.82 per share cash consideration to be received by
Disc stockholders in the proposed merger is fair, from a financial point of view, the board of directors of Disc determined that the merger agreement and the merger are fair to, and in the best interests of, Disc and its stockholders.
Accordingly, the board of directors of Disc unanimously recommends that you vote
"FOR" the approval of the merger agreement.

         Q:   WHAT ARE THE CONSEQUENCES OF THE MERGER TO PRESENT MEMBERS OF
MANAGEMENT AND THE BOARD OF DIRECTORS?

         A: It is expected that, in general, all members of Disc's current management will continue as management of Disc as the surviving corporation. In addition, it is expected that Donald Sinkin, our Chairman, Chief Executive
Officer and President, Margaret Krumholz, our Chief Financial Officer and Senior
Vice President of Finance, John Rebecchi, our Senior Vice President, West Coast
and a director of Disc, Stephen Frey, our Secretary and Senior Vice President of
Operations and a director of Disc, Daniel Levinson, the President of Main Street
Resources and a director of Disc, Scott Korman, Chief Executive Officer and a
director of Best Manufacturing Group, LLC, an apparel and textile manufacturer and distributor ("Best Manufacturing") and Timothy Healy, President of Timothy
F. Healy & Company, Inc. and a director of Best Manufacturing will be the only directors of Disc as the surviving corporation. Like all other Disc stockholders, members of management and the board of directors, other than members of the Management Group and the Contributing Stockholders, will be entitled to receive $1.82 per share in cash for each of their shares of Disc common stock. The members of the Management Group have agreed to contribute to
Acquisition Corp. all of their shares of Disc common stock prior to the effective time of the merger in exchange for shares of Acquisition Corp. common stock. Immediately following completion of the merger, present officers and directors of Disc will own in the aggregate approximately 50% of the outstanding common stock of Disc as the surviving corporation.

         Q:   IS THE MERGER SUBJECT TO THE SATISFACTION OF ANY CONDITIONS?

         A: Yes. Before consummation of the merger, a number of closing conditions must be satisfied or waived. The conditions to the obligations of each party to complete the merger includes, among others, the requirement that the merger agreement be adopted and approved by a majority of the votes cast at the special meeting by the holders of the outstanding shares of Disc common stock and the requirement that Disc's primary lender shall have consented to the merger. The conditions to the obligations of Acquisition Corp. to complete the merger, which can only be waived by Acquisition Corp. to the extent permitted by applicable law, include, among others, performance in all material respects by
Disc of its agreements and covenants under the merger agreement and the absence of a material adverse effect on Disc. The conditions to the obligations of Disc to complete the merger, which can only be waived by Disc to the extent permitted by applicable law, include, among others, performance in all material respects by Acquisition Corp. of its agreements and covenants under the merger agreement and the absence of a material adverse effect on Acquisition Corp.

         Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         A: Disc and Acquisition Corp. are working toward consummating the merger as quickly as possible. If the merger agreement is adopted and approved by the stockholders and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting on _____________, 2002. Because of various risks and uncertainties to the consummation of the merger, however, there can be no assurance that the merger will be completed by such date or at all. See "Special Factors--Risks that the Merger will not be Completed" beginning on page 50.

         Q:   CAN THE MERGER AGREEMENT BE TERMINATED PRIOR TO THE CONSUMMATION
OF THE MERGER?

         A: Yes. The parties may agree to terminate the merger agreement at any time prior to the consummation of the merger. In addition, the merger agreement may be terminated by either Disc or Acquisition Corp. under certain other circumstances. See "The Merger Agreement -- Termination of the Merger Agreement"
beginning on page 73.

         Q:   WHAT HAPPENS IF THE MERGER AGREEMENT IS TERMINATED PRIOR TO THE
CONSUMMATION OF THE MERGER?

         A: Generally, if the merger agreement is terminated there will be no liability on the part of Disc, Acquisition Corp. or any of their respective officers and directors. However, if the merger agreement is terminated under certain specified circumstances which include: (i) the merger not being completed on or before March 5, 2003; (ii) the board of directors or the special committee having withdrawn its recommendations in favor of the merger agreement;
or (iii) Disc having entered into an agreement with respect to another acquisition transaction, then Disc will be obligated to pay to Acquisition Corp.
a fee equal to $150,000 plus all of Acquisition Corp.'s out-of-pocket expenses up to $150,000 in the aggregate. Also, if Disc terminates the merger agreement because of Acquisition Corp.'s breach of its material representations or its failure to perform its material covenants, or if Acquisition Corp. terminates for any reason not provided for in the merger agreement, Acquisition Corp. must reimburse Disc for Disc's out-of-pocket expenses up to $200,000. Each of Main
Street Resources and Donald Sinkin, Disc's Chairman and Chief Executive Officer,
has agreed to guarantee up to $100,000 of Acquisition Corp.'s obligation to reimburse Disc for its expenses. See "The Merger Agreement -- Termination of the
Merger Agreement" beginning on page 73.

         Q:   WHAT WILL HAPPEN TO THE MARKET FOR DISC'S COMMON STOCK AFTER THE
MERGER?

         A: At the effective time of the merger, trading in Disc common stock on the NASDAQ SmallCap Market will cease and there will no longer be a public market for Disc's common stock. Price quotations for Disc common stock will no longer be available and the registration of Disc common stock under the
Securities Exchange Act of 1934, as amended, will be terminated.

         Q:   WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

         A: The receipt of cash for shares of Disc's common stock in the merger will be a taxable transaction for U.S. Federal income tax purposes and also may be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss equal to the difference between
$1.82 per share and your tax basis for the shares of common stock that you owned immediately before completion of the merger. For U.S. Federal income tax purposes, this gain or loss generally will be a capital gain or loss if you held the shares of common stock as a capital asset. See "Special Factors -- Material
U.S. Federal Income Tax Consequences" beginning on page 56.

YOU ARE URGED TO CAREFULLY READ THE INFORMATION REGARDING U.S. FEDERAL INCOME
TAX CONSEQUENCES CONTAINED IN THIS PROXY STATEMENT, AND TO CONSULT WITH YOUR TAX
ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU.

         Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

         A: The special meeting of Disc stockholders will be held on [   , 2002]
at 10:00 a.m., local time, at The Watermill, 711 Route 347, Smithtown, New York
11787.

         Q:   WHO CAN VOTE ON THE MERGER AGREEMENT?

         A: Holders of Disc common stock at the close of business on [ , 2002], the record date for the special meeting, may vote in person or by proxy at the special meeting.

         Q:   WHAT VOTE IS REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT?

         A: The affirmative vote by holders of a majority of outstanding shares of Disc common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement and approve the merger. Adoption of the merger agreement does not require the separate vote of a majority of Disc's unaffiliated stockholders, and no separate vote of Disc's unaffiliated stockholders will be conducted. The Management Group and the Contributing
Stockholders collectively own an aggregate of 2,677,420 shares of Disc common stock, representing approximately 49% of the total number of issued and outstanding shares entitled to vote at the special meeting. The affirmative vote of the shares held by the Management Group and the Contributing Stockholders,
collectively, is not sufficient under Delaware law to adopt and approve the merger agreement.

         Q:   WHAT DO I NEED TO DO NOW?

         A: You should carefully read and consider the information contained in this proxy statement and complete, date and sign your proxy card and return it in the enclosed addressed envelope as soon as possible so that your shares of
Disc common stock will be represented at the special meeting of Disc's stockholders. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

         If you sign, date and mail your proxy card without specifying how you want to vote, your proxy will be voted "FOR" approval of the merger agreement.

         Your failure to vote in person or return your signed and dated proxy card, will have the same effect as a vote "AGAINST" approval of the merger agreement. If you return your signed and completed proxy card but check the mark
"abstain," your proxy will have the same effect as a vote "AGAINST" approval of the merger agreement.

         You should not send any stock certificates with your proxy cards.

         Q:   MAY I VOTE IN PERSON?

         A: Yes. You may attend the special meeting of our stockholders and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the record holder.

         Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways.

         FIRST, you can send a written notice to Disc's Secretary, Stephen Frey, at Disc's executive offices located at 10 Gilpin Avenue, Hauppauge, New York
11788, stating that you would like to revoke your proxy.

         SECOND, you can complete and submit a new, later-dated proxy card.

         THIRD, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change those instructions.

         If you choose either of the first two methods, you must submit your notice of revocation or your later-dated proxy to the address above before the special meeting.

         Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY
BROKER VOTE MY SHARES FOR ME?

         A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided to you by your broker.

         Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

         A: No. After the merger is completed, you will receive written instructions for exchanging your shares of Disc common stock for a cash payment of $1.82 per share, without interest. You should not send any stock certificates with your proxy cards.

         Q:   DO I HAVE A RIGHT TO SEEK AN APPRAISAL OF MY SHARES?

         A: Yes. Under Delaware law, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements set forth under
Delaware law as described on pages 57 through 60 of this proxy statement and in
APPENDIX C of this proxy statement. Depending on the determination of the
Delaware Court of Chancery, the appraised fair value of your shares of Disc common stock, which will be paid to you if you seek an appraisal, may be more than, less than or equal to the $1.82 per share to be paid in the merger. See
"Special Factors -- Appraisal Rights" beginning on page 57.

         Q:   ARE THERE ANY SIGNIFICANT RISKS IN THE MERGER THAT I SHOULD BE
AWARE OF?

         A: Yes. There are significant risks involved with the merger. Before making any decision on how to vote on the merger or whether to vote, we encourage you to read carefully and in its entirety the "Special Factors"
section of this proxy statement beginning on page 25.

         Q:   WHO IS PAYING FOR THE COSTS OF THE PREPARATION, FILING AND MAILING
OF THIS PROXY STATEMENT?

         A: Each of Disc and Acquisition Corp. are responsible for their own fees and expenses incurred in connection with the solicitation of proxies in connection with the merger, including the fees and expenses associated with the preparation of this proxy statement, except that Disc and Acquisition Corp. have agreed to share equally the fees and expenses (other than attorneys' fees and expenses) associated with the filing, printing and mailing of this proxy statement and any amendments to this proxy statement.

         Q: WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED BY MARCH 5, 2003?

         A: The merger agreement will terminate and the merger of Acquisition with and into Disc will not occur unless the March 5, 2003 expiration date is extended to a subsequent date by the parties. There is no requirement or present intention to extend the March 5, 2003 expiration date.

                                       10

         Q:   WHERE DOES ACQUISITION CORP. INTEND TO OBTAIN THE FUNDS WHICH ARE
NECESSARY TO PAY IN CASH THE $1.82 PER SHARE MERGER CONSIDERATION?

         A: Main Street Resources has agreed to provide sufficient funds to consummate the merger through a fund it controls and through its co-investors, one of whom is Donald Sinkin, the Chairman, Chief Executive Officer and
President of Disc, subject to the terms and conditions set forth in the merger agreement and to the consummation of the transactions contemplated thereunder.
Under the merger agreement, Acquisition Corp. will be required to reimburse Disc for Disc's fees and expenses up to a maximum amount of $200,000 if the merger agreement is terminated because Acquisition Corp. has been unable to provide the funds necessary to consummate the merger.

         Q:   WHEN WILL I RECEIVE $1.82 IN CASH FOR EACH SHARE OF MY DISC COMMON
STOCK?

         A: If the merger is consummated you will receive $1.82 in cash for each share of Disc common stock you own promptly after we receive from you a properly completed letter of transmittal together with your stock certificates or, if you do not own any physical stock certificates, promptly after we receive your properly completed letter of transmittal and electronic transfer of your Disc common stock.

         Q:   HOW WILL I KNOW WHEN THE MERGER HAS OCCURRED?

         A: If the merger occurs, Disc and Acquisition Corp. will make a public announcement and you will receive notice of such fact by mail.

         Q:   WHO CAN HELP TO ANSWER MY QUESTIONS?

         A: The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the documents appended to this proxy statement. If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

         Disc Graphics, Inc.
         10 Gilpin Avenue
         Hauppauge, New York 11788
         Telephone: (631) 234-1400
         Attn: Margaret Krumholz, Chief Financial Officer

         Q:   WHERE CAN I LEARN MORE INFORMATION ABOUT DISC AND ACQUISITION
CORP.?

         A: To learn more information about Acquisition Corp. and Disc, see
"Where Stockholders Can Find More Information," beginning on page 80 of this proxy statement.

                                       11

                     DISC SELECTED HISTORICAL FINANCIAL DATA

         Disc's selected historical financial data presented below as of and for the five fiscal years ended December 31, 2001 is derived from the audited consolidated financial statements of Disc and its subsidiaries. Data as of and for the thirty-nine week period ended September 30, 2002 has been derived from the unaudited consolidated financial statements of Disc. Interim operating results are not necessarily indicative of the results that may be achieved for the entire year. The following selected historical financial data should be read in conjunction with Disc's most recent Annual Report on Form 10-K and Quarterly
Report on Form 10-Q, which are incorporated by reference in, and are included in, this proxy statement as APPENDIX D and APPENDIX E, respectively.

                             SUMMARY FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------------------

                                   Nine Months     Nine Months
                                      Ended           Ended          2001         2000
                                  September 30,   September 30,
                                      2002            2001
--------------------------------------------------------------------------------------------
INCOME STATEMENT DATA:
--------------------------------------------------------------------------------------------
Net Sales                           $37,340         $39,771         $52,672      $65,376

--------------------------------------------------------------------------------------------
Gross Profit                        $ 7,818           8,136          10,594       11,732

--------------------------------------------------------------------------------------------
Operating (loss) income             $ 1,585              47         *(2,906)     *(5,610)

--------------------------------------------------------------------------------------------
Net (loss) income                   $   421         ($1,291)        ($3,107)     ($4,728)

--------------------------------------------------------------------------------------------
NET (LOSS) INCOME PER COMMON
SHARE:
--------------------------------------------------------------------------------------------
Basic                               $  0.08        $   (.23)      $    (.56)    $   (.86)

--------------------------------------------------------------------------------------------
Diluted                             $  0.08        $   (.23)      $    (.56)    $   (.86)

--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
--------------------------------------------------------------------------------------------
Basic                                 5,518           5,518           5,518        5,518

--------------------------------------------------------------------------------------------
Diluted                               5,529           5,518           5,518        5,518
--------------------------------------------------------------------------------------------

* Includes a $3,617 and $3,458 pre-tax asset impairment charge for 2001 and
  2000, respectively.

                                       12

                                                                AS OF DECEMBER 31,
---------------------------------------------------------------------------------------
                                                As of
                           As of September    September
                              30, 2002         30, 2001         2001         2000
---------------------------------------------------------------------------------------
BALANCE SHEET DATA:
---------------------------------------------------------------------------------------
Working Capital               $  5,435         $  7,225       $  8,545     $ 10,519

---------------------------------------------------------------------------------------
Total Assets:                 $ 28,069         $ 35,558       $ 31,246     $ 42,144

---------------------------------------------------------------------------------------
Long Term Liabilities         $ 10,403         $ 17,252       $ 15,839     $ 22,173

---------------------------------------------------------------------------------------
Stockholders Equity           $  9,000         $ 10,427       $  8,580     $ 11,718

---------------------------------------------------------------------------------------
Book Value per Share          $   1.63         $   1.89       $   1.55     $   2.12
---------------------------------------------------------------------------------------

                             MARKET AND MARKET PRICE

         Our common stock is listed on the NASDAQ SmallCap Market under the symbol "DSGR." The following table shows, for the periods indicated, the reported high and low bid prices per share of our common stock as quoted on the
Nasdaq SmallCap Market for the quarters indicated.

                                                             HIGH              LOW
 FISCAL YEAR ENDING DECEMBER 31, 2002
            Fourth Quarter (through November 22, 2002)      $   1.760      $    1.600
            Third Quarter                                   $   1.700      $    1.000
            Second Quarter                                  $   1.670      $    1.260
            First Quarter                                   $   1.700      $    1.040

FISCAL YEAR ENDED DECEMBER 31, 2001
            Fourth Quarter                                  $   1.160      $     .800
            Third Quarter                                   $    .920      $     .620
            Second Quarter                                  $   1.110      $     .750
            First Quarter                                   $   2.188      $    1.063

FISCAL YEAR ENDED DECEMBER 31, 2000
            Fourth Quarter                                  $   2.563      $     .906
            Third Quarter                                   $   3.500      $    2.063
            Second Quarter                                  $   4.000      $    2.625
            First Quarter                                   $   4.438      $    2.906

         The closing sale price for shares of Disc common stock on the NASDAQ
SmallCap Market on September 5, 2002, the last full trading day before Disc publicly announced that it had executed the merger agreement with Acquisition
Corp., was $1.05. On that date, the high and low sales prices of Disc common stock as reported on the NASDAQ SmallCap Market were $1.05 and $1.05 per share, respectively. The average closing sale price per share of Disc common stock was
$1.08 during the one week period preceding that announcement. On [ , 2002] , the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement, the closing price per share of Disc common stock as reported on the NASDAQ SmallCap Market was [$_____].
Stockholders should obtain a current market quotation for Disc common stock before making any decision with respect to the merger.

                                       13

                                  [BLANK PAGE]

                                       14

                             NUMBER OF STOCKHOLDERS

         As of the record date of November 22, 2002, there were issued and outstanding 5,518,242 shares of our common stock and approximately _______
beneficial owners of those shares.

                                    DIVIDENDS

         Disc has never declared or paid cash dividends on its common stock and does not plan to pay any cash dividends in the foreseeable future. Disc's credit agreement prohibits the paying of dividends on its common stock. In addition, under the merger agreement, Disc has agreed not to pay any cash dividends on its common stock before the closing of the merger.

           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         Disc finances the purchase of production equipment and other capital expenditures through long-term debt and/or capital leases. A significant portion of Disc's long-term debt is its revolving line of credit under a credit agreement, which is exposed to changes in interest rates. As of September 30,
2002, Disc had approximately $2,400,000 of debt outstanding on its revolving line of credit. The stated or implicit rates on Disc's other borrowings, including capital leases, are generally fixed or in those instances where rates are variable, Disc generally fixes the rates through interest rate swap agreements. If current interest rates were to increase by 10%, the effect on
Disc would be an additional annual expense of approximately $15,000.

         Disc does not have any sales, purchases, assets or liabilities denominated in currencies other than the U.S. dollar, and as such is not subject to foreign currency exchange rate risk.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
                     CONCERNING FORWARD-LOOKING INFORMATION

         This proxy statement includes statements that are not historical facts.
These forward-looking statements are based on Disc's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning Disc's possible or assumed future results of operations and also include those preceded or followed by the words
"anticipates," "believes," "could," "estimates," "expects," "intends," "may,"
"should," "plans," "targets" and/or similar expressions.

         The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this proxy statement, other factors that could cause actual results to differ materially include Disc's ability to fulfill its stated business strategies; Disc's ability to improve its revenue margin; Disc's ability to improve its position in current or new markets; Disc's ability to identify and consummate strategic business opportunities; Disc's ability to identify and develop additional product innovations; Disc's ability to achieve growth in net sales of its products; the effects of recent equipment purchases and leases for additional space on Disc's operations; Disc's ability to continue to achieve efficiencies through the purchase or lease of equipment; the effects of Disc's planned consolidation efforts, including the proceeds to be received from sales of equipment and a building in connection with the closing of Disc's
Indiana facility; the effects of Disc's ISO certification efforts; the amounts required for capital expenditures in future periods; the availability and cost of materials; and continuing industry-wide pricing pressures and other industry conditions. These and other factors are discussed elsewhere in this proxy statement and in the documents that are incorporated by reference into this proxy statement.

                                       15

         Except to the extent required under the Federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

                    THE SPECIAL MEETING OF DISC STOCKHOLDERS

GENERAL

         This proxy statement, together with the accompanying notice of special meeting and form of proxy, is being furnished to the stockholders of Disc
Graphics, Inc. ("Disc") as part of the solicitation of proxies by Disc's board of directors for use at the special meeting of stockholders to be held at The
Watermill, 711 Route 347, Smithtown, New York 11787 on [day], [date], beginning at 10:00 a.m. local time, or at any adjournments or postponements thereof.

         We intend to mail this proxy statement and the accompanying form of proxy on or about [date] to all stockholders entitled to vote at the special meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         The special meeting of our stockholders is being held to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of
September 6, 2002, between Disc and DG Acquisition Corp. ("Acquisition Corp."), pursuant to which Acquisition Corp. will be merged with and into Disc, with Disc being the surviving corporation and any other matters that may properly come before the meeting.

         IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE
SPECIAL MEETING, EACH OF PAUL GREGORY AND DENISE MCKAY WILL HAVE THE DISCRETION
TO VOTE ON THOSE MATTERS USING THEIR JUDGMENT WITH RESPECT TO THOSE MATTERS
UNLESS AUTHORITY TO DO SO IS WITHHELD ON THE PROXY CARD. SECURITIES AND EXCHANGE
COMMISSION RULES LIMIT SUCH DISCRETIONARY AUTHORITY TO VOTE ON ONLY THOSE
MATTERS WHICH DISC DID NOT KNOW A REASONABLE TIME BEFORE THE PROXY SOLICITATION,
ARE TO BE PRESENTED AT THE SPECIAL MEETING.

         RECOMMENDATION

         Disc's board of directors, upon the unanimous recommendation of a special committee comprised of independent Disc directors, has unanimously determined that the merger is fair and advisable, adopted the merger agreement and recommends that you vote "FOR" approval of the merger agreement.

         RECORD DATE AND VOTING INFORMATION

         Only holders of record of common stock at the close of business on
November 22, 2002 (the "Record Date") will be entitled to notice of and to vote at the special meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,518,242 shares of Disc common stock. A list of our stockholders will be available for review at our executive offices during regular business hours for a period of 10 days before the special meeting. Each holder of record of common stock on the record date will be entitled to one vote for each share held.

         All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the

                                       16

beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the adoption and approval of non-routine matters, such as the merger agreement. Proxies submitted without a vote by the brokers on these matters are referred to as "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

         The affirmative vote of holders of a majority of the outstanding shares of Disc common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement. A separate vote of Disc's unaffiliated stockholders is not required under Delaware and no such vote will be conducted.
On the Record Date for the special meeting, Donald Sinkin, our Chairman, Chief
Executive Officer and President, Margaret Krumholz, our Chief Financial Officer
and Senior Vice President of Finance, John Rebecchi, our Senior Vice President,
West Coast and a director of Disc, and Stephen Frey, our Secretary and Senior
Vice President of Operations and a director of Disc (collectively, the
"Management Group"), Scott Korman, Daniel A. Levinson and Timothy Healy
(collectively, the "Contributing Stockholders" and, together with Acquisition
Corp., the Management Group and Main Street Resources, the "Buy-Out Group") and
Acquisition Corp. owned an aggregate of 2,677,420 shares of Disc common stock, representing approximately 49% of the total number of shares entitled to vote at the special meeting. The members of the Buy-Out Group have informed us that they intend to vote their shares of Disc common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. The term "Main Street" refers to MSR Advisors, Inc., a private equity group doing business under the name Main Street Resources, of which Daniel
Levinson, a director of Disc, also is President, along with its affiliates and their related investors. The members of the Buy-Out Group have informed us that they intend to vote their shares of Disc common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. The affirmative vote of the shares held by the Buy-Out Group is not sufficient under Delaware law to adopt and approve the merger agreement.

         Because the affirmative vote of holders of a majority of the outstanding shares of Disc common stock is required in order to approve the merger agreement, abstentions and broker non-votes will have the same effect as votes "AGAINST" adoption and approval of the merger agreement.

         With the exception of broker non-votes, the treatment of which is discussed above, each share of Disc common stock represented by a proxy properly executed and received by Disc in time to be voted at the special meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted "FOR" the proposal to adopt and approve the merger, the merger agreement and the transactions contemplated thereby. All proxies voted "FOR" such matter, including proxies on which no instructions are indicated, other than broker non-votes, may, at the discretion of the proxy holder, be voted "FOR" discretionary authority to vote in favor of any motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.
Any proxy that is voted against discretionary authority to vote in favor of any motion to adjourn or postpone the special meeting will not be voted in favor of any such adjournment or postponement.

QUORUM

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Disc's common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

                                       17

PROXIES; REVOCATION

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with
Disc's Secretary, Stephen Frey, at Disc's executive offices located at 10 Gilpin
Avenue, Hauppauge, New York 11788, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. Furthermore, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain a proxy from the record holder.

         PLEASE DO NOT SEND IN STOCK CERTIFICATES WITH YOUR PROXY CARD AT THIS
TIME. IN THE EVENT THE MERGER IS COMPLETED, DISC WILL DISTRIBUTE INSTRUCTIONS
REGARDING THE PROCEDURES FOR EXCHANGING DISC STOCK CERTIFICATES FOR THE $1.82
PER SHARE CASH PAYMENT.

EXPENSES OF PROXY SOLICITATION

         Each of Disc and Acquisition Corp. are responsible for their own fees and expenses incurred in connection with the solicitation of proxies in connection with the merger, including the fees and expenses associated with the preparation of this proxy statement, except that Disc and Acquisition Corp. have agreed to share equally the fees and expenses (other than attorneys' fees and expenses) associated with the filing, printing and mailing of this proxy statement and any amendments to this proxy statement. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Disc common stock beneficially owned by others for forwarding to these beneficial owners. Disc may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Disc. Other than certain fees payable to the independent directors comprising the special committee, no additional compensation will be paid to directors, officers or other regular employees for their services.

ADJOURNMENTS

         Although it is not anticipated, the special meeting may be adjourned for the purpose of soliciting additional proxies in favor of voting to approve and adopt the merger agreement and the merger, if necessary. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of Disc common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists.

APPRAISAL RIGHTS

         Stockholders who do not vote in favor of adoption and approval of the merger agreement, and who otherwise fully comply with the applicable statutory procedures of the Delaware General Corporation Law summarized elsewhere in this proxy statement and in APPENDIX C hereto, will be entitled to seek appraisal of the value of their Disc common stock as set forth in Section 262 of the Delaware
General Corporation Law. It is a condition to Acquisition Corp.'s obligation to consummate the merger that holders of not more than 15% of the outstanding Disc common stock seek appraisal of their stock. See "Special Factors--Appraisal
Rights" beginning on page 57.

                                       18

AVAILABILITY OF INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP acted as Disc's independent auditors for the year ended December 31, 2001 and is acting as Disc's independent auditor for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP
familiar with Disc are expected to attend the special meeting and be available to answer appropriate questions that you may have.

PEOPLE WITH DISABILITIES

         We can provide you with reasonable assistance to help you attend the special meeting in person if you inform us about your physical incapacitation or disability requirements. If you have a physical disability and plan to attend the special meeting in person, please call or write to Disc's Secretary, Stephen
Frey, at least 10 days before the special meeting at 10 Gilpin Avenue,
Hauppauge, New York 11788.

ANNUAL MEETING

         Disc will hold an annual meeting for the election of directors in calendar year 200_ only if the merger has not already been consummated. If the merger is not consummated and such meeting is held, Disc will inform its stockholders, by press release or other means determined reasonable by Disc, of the date by which stockholder proposals must be received by Disc to be considered for inclusion in Disc's proxy statement for the meeting.

                                       19

                                   THE MERGER

         The discussion in this proxy statement of the merger and the principal terms of the merger agreement is qualified in its entirety by reference to the merger agreement which is attached to this proxy statement as APPENDIX A. The merger agreement is incorporated in this proxy statement by reference. You are encouraged to read the merger agreement carefully and in its entirety before deciding whether to vote to approve the merger agreement.

GENERAL DESCRIPTION OF THE MERGER

         On September 6, 2002, Acquisition Corp. entered into a merger agreement with Disc providing for the merger of Acquisition Corp. with and into Disc, with
Disc as the surviving corporation in the merger. As a result of the merger, Disc will be a privately held corporation whose stockholders will be the stockholders of Acquisition Corp. immediately prior to the effective time of the merger.

         The board of directors, upon the unanimous recommendation of a special committee comprised solely of independent Disc directors, has unanimously determined that the merger is fair and advisable, adopted the merger agreement and recommends that you vote your shares "FOR" the approval of the merger agreement.

         At the effective time of the merger, all issued and outstanding shares of Disc common stock (other than shares of Disc common stock held by the Buy-Out
Group or Disc, or shares subject to properly exercised appraisal rights) will be converted into the right to receive $1.82 in cash, without interest.

         Each share of Disc common stock owned by the Buy-Out Group and Disc will be cancelled at the effective time of the merger. Each share of Acquisition
Corp. common stock issued and outstanding immediately prior to the effective time of the merger will be converted into and exchanged for one share of Disc common stock.

ASSUMPTION OF CERTAIN DISC STOCK OPTIONS AND WARRANTS

         Except for outstanding stock options and warrants granted to certain members of the Management Group with an exercise price less than or equal to
$1.82, which options or warrants, as the case may be, will be converted at the effective time of the merger into options or warrants to acquire common stock of
Disc as the surviving corporation, outstanding and unexercised options and warrants to purchase shares of Disc common stock, whether or not then vested, will as of the effective date of the merger, be cancelled, and each option holder will be entitled to receive a cash payment in an amount equal to the product of the (i) number of shares of Disc common stock subject to such option or warrant, and (ii) the excess, if any, of $1.82 over the exercise price per share subject or related to such option, for each cancelled option. Options and warrants with an exercise price equal to or greater than $1.82 per share will be cancelled at the effective time of the merger without any payment or other consideration.

                                       20

                                THE PARTICIPANTS

DISC GRAPHICS, INC.
10 Gilpin Avenue
Hauppauge, New York 11788

         Disc Graphics, Inc., a Delaware corporation, is a diversified manufacturer and printer of specialty paperboard packaging focused on the home video, music, entertainment software, cosmetics, pharmaceutical, and other consumer markets. Products include: pre-recorded video sleeves, compact disc and audio cassette packaging; folding cartons for entertainment software, food, pharmaceuticals and cosmetics; posters, pressure sensitive labels and general commercial printing. Customers include leading software, CD-ROM and video distributors; major film studios, vitamin, cosmetic and fragrance companies;
major book publishers; and many Fortune 500 companies. Disc operates in one business segment: the manufacturing and printing of specialty paperboard packaging.

         A more detailed description of Disc's business and financial results is contained in Disc's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Disc's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, each of which is incorporated by reference into and is included with this proxy statement as APPENDIX D and APPENDIX E , respectively. See also "Where Stockholders Can Find More Information."
Information about the directors and executive officers of Disc is set forth in
APPENDIX F to this proxy statement.

DG ACQUISITION CORP.
c/o Main Street Resources
8 Wright Street
Westport, Connecticut 06880

         DG Acquisition Corp., a Delaware corporation, was formed at the direction of the Buy-Out Group solely for the purpose of engaging in the transactions contemplated by the merger agreement. The members of the Management
Group and the Contributing Stockholders have agreed to contribute their respective shares of Disc common stock to Acquisition Corp. in exchange for shares of Acquisition Corp. common stock prior to the effective time of the merger. Information about the directors and executive officers of Acquisition
Corp. is set forth in APPENDIX F to this proxy statement.

THE MANAGEMENT GROUP

         The Management Group is comprised of Donald Sinkin, our Chairman, Chief
Executive Officer and President, Margaret Krumholz, our Chief Financial Officer
and Senior Vice President of Finance, John Rebecchi, our Senior Vice President,
West Coast and a director of Disc, and Stephen Frey, our Secretary and Senior
Vice President of Operations and a director of Disc. The members of the
Management Group, who hold, in the aggregate, approximately 43% of the outstanding shares of Disc common stock, have each agreed to contribute, prior to the effective time of the merger, their respective shares of Disc common stock to Acquisition Corp. in exchange for shares of Acquisition Corp. common stock. Immediately following the merger, the Management Group, Main Street
Resources and the Contributing Stockholders, will hold 100% of the outstanding shares of common stock of Disc as the surviving corporation. The Management
Group has interests that are different from, or in addition to, your interests as a Disc stockholder generally. See "Special Factors-Interests of the
Management Group; Appointment of Special Committee." Information about the
Management Group is set forth in APPENDIX F to this proxy statement.

                                       21

MAIN STREET RESOURCES

         Main Street Resources, formerly known as Colt Capital Group, is a private equity group comprised of MSR Advisors, Inc., which acts as an investment manager, MSR I SBIC, L.P., a Delaware limited partnership ("MSR I")
and its investors, and MSR I SBIC Partners, LLC, a Connecticut limited liability company and the general partner of MSR I. MSR I is a $65 million investment fund with $41 million of available investment capital. Main Street Resources provides capital and financial/strategic services to companies and individuals. In the past two years, Main Street Resources has successfully completed 15 transactions in a wide variety of industries. Daniel Levinson is President of Main Street
Resources and is a director of Disc. In addition, Donald Sinkin and Seymour
Zises, both of whom are directors of Disc, have committed $150,000 and $200,000, respectively, as limited partners of MSR I, of which $60,000 and $80,000, respectively, has been funded to date. Disc has been advised that these investments represent an insignificant portion of their respective net worth.
Additional information about Main Street Resources is set forth in APPENDIX F to this proxy statement.

THE CONTRIBUTING STOCKHOLDERS

         The Contributing Stockholders are Tim Healy, Scott Korman and Daniel
Levinson, President of Main Street Resources and a director of Disc, who collectively hold approximately 5.47% of the outstanding shares of Disc common stock. Messrs. Healy, Korman and Levinson have each agreed to contribute, prior to the effective time of the merger, their respective shares of Disc common stock to Acquisition Corp. in exchange for shares of Acquisition Corp. common stock. Immediately following the merger, the Contributing Stockholders, the
Management Group and Main Street Resources will hold 100% of the outstanding shares of common stock of Disc as the surviving corporation. Information about the Contributing Stockholders is set forth in APPENDIX F to this proxy statement.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

     In the opinion of Disc's board of directors, Disc's public market valuation has been constrained for at least the past two years due to a number of factors including, but not limited to, Disc's:

     o   small market capitalization, which at September 5, 2002 (the day before the merger agreement was executed) was only $5,794,154;

     o   limited public float, which was only approximately 2,650,000 shares as of September 5, 2002;

     o   relatively low trading volume, which over the last year averaged only approximately 13,300 shares per week;

     o   no research coverage from securities analysts since at least January 1,
         2000; and

     o   inability to generate the type of rapid revenue and unit growth generally expected by the public equity markets for at least the last two years.

     The forgoing factors were first considered by the board of directors in the
Spring of 1998. As a result of Disc's low market valuation, the board of directors authorized Disc to engage BT Alex. Brown, an investment banking firm, to advise Disc with respect to maximizing long-term stockholder value. At the

                                       22

request of the board of directors, BT Alex. Brown suggested possible strategic alternatives to maximize stockholder value. Among the alternatives suggested were increasing financial flexibility, pursuing acquisitions or strategic combinations and consideration of a management-led "going private" transaction.
After discussing the advantages and disadvantages of the strategic alternatives suggested by BT Alex. Brown, the board of directors authorized BT Alex. Brown to solicit potential buyers or merger partners for Disc. However, BT Alex. Brown's solicitation produced no offers by the Fall of 1998.

     After the conclusion of such process in the Fall of 1998, Disc continued to operate its business in the ordinary course. Disc acquired a completentary business on July 1, 1999 in an effort to increase its revenue base. Such acquisition did not prove beneficial to Disc and together with the general economic downturn in the latter part of 2000 and throughout calendar year 2001 its business suffered declining revenue and operating profit. Revenues declined from $67,988,000 in 1999 to $52,672,000 in 2001 and net income declined from
$2,507,000 in 1999 to a net loss of ($3,107,000) in 2001. Consistent with the pattern experienced by the NASDAQ Corporate Index, Dics's stock price briefly reached a high of $4.438 in the first calendar quarter of 2000 and thereafter continued to decline gradually and reached a low of $0.75 per share in the third calendar quarter of 2001. The management of Disc considered the possibility of a management led going private transaction at various times between the Fall of
1998 and the Spring of 2002 but such explorations never resulted in a bona fide proposal.

     At a meeting of the board of directors on April 2, 2002, Donald Sinkin,
Chairman, President and Chief Executive Officer of Disc, advised the board of directors that the Buy-Out Group had determined to pursue a management buyout of
Disc, with funding to be provided by MSR I, an affiliate of Main Street
Resources. Mr. Sinkin noted that the Management Group was proposing such a transaction because:

     o   Disc's low market capitalization had made it impossible to use Disc stock as consideration for potential acquisitions;

     o   Disc has continued to incur substantial expenses, approximately
         $300,000 per year, associated with being a publicly held company and anticipates that these expenses would increase in the future;

     o   information contained in its public disclosures had been used by competitors to Disc's competitive disadvantage;

     o   Disc's stock price (then approximately $1.00 per share) did not fully reflect Disc's value and any growth in the business would not be reflected in the market price of Disc common stock in each case because of the low trading volume and absence of analyst coverage.

     o   Given the market environment, Disc does not anticipate a significant change in its financial performance in the near future; and

         Mr. Sinkin suggested that, because of an actual or perceived conflict of interest resulting from the Management Group's proposal to acquire Disc, it would be appropriate and necessary for the board of directors to appoint a special committee of independent directors that would be responsible for evaluating the Management Group's proposal to acquire Disc or any other acquisition proposal by a third party. After lengthy discussion, the board of directors determined that Mark L. Friedman and Seymour W. Zises were the two members of the board of directors who were independent of the contemplated
Management

                                       23

Group proposal and approved the appointment of a special committee to evaluate the Management Group's proposal and any other acquisition proposal by a third party. There were no limitations placed on the authority of the special committee. The board of directors took into consideration Mr. Zises' ownership of a less than one percent interest in MSR I which, to the board of directors'
knowledge, represents an insignificant part of Mr. Zises' financial position and which the board of directors believed would not have an impact on Mr. Zises'
independence, as well as his beneficial ownership of shares of common stock of
Disc. The board of directors then appointed Mr. Friedman and Mr. Zises as the members of the special committee with authority to take any and all actions on behalf of Disc with respect to any proposal that might be made by the Buy-Out
Group or any third party, and with the authority to engage independent legal and financial advisors to advise the special committee. The board of directors also resolved to make all non-public information about Disc available to the special committee and its advisors. The board of directors also approved the payment of a non-contingent fee of $50,000 to each of Mr. Friedman and Mr. Zises for their service on the special committee, $25,000 of which was paid shortly following
April 2, 2002 and the balance of $25,000 to be paid on the earlier to occur of
(i) the closing of an acquisition of Disc, or (ii) the disbandment of the special committee.

         As a result of the appointment of the special committee, Messrs.
Friedman and Zises were charged with the responsibility of negotiating on behalf of the unaffiliated stockholders of Disc, and the members of the Management
Group (i.e., Donald Sinkin, Stephen Frey, John Rebecchi and Margaret Krumholz)
were free to engage in discussions in their capacity as members of the Buy-Out
Group. In addition, Daniel Levinson, a director of Disc and the President of
Main Street Resources, participated on behalf of the Buy-Out Group in some of the discussions between the Buy-Out Group and the special committee.

     During the two-week period following the April 2nd board of directors meeting, members of the special committee discussed with each of Bryant Park
Capital, Capitalink, LLC and Rodman & Renshaw, Inc. ("Rodman") the possible engagement of one of them as the special committee's financial advisor to provide advice and assistance with respect to any proposed transaction involving
Disc and to render an opinion as to the fairness, from a financial point of view, of any contemplated consideration payable to Disc's unaffiliated stockholders. The special committee also contacted one other firm whose fee structure was unacceptable.

     On April 18, 2002, the special committee held a meeting and selected Rodman as its independent financial advisors. The special committee selected Rodman primarily because (i) Rodman had an excellent reputation; (ii) Rodman's proposed fees were comparable to the fees proposed by the two other firms; and (iii)
Rodman had familiarity with the business of Disc as a result of serving as the financial advisor to RCL Capital Corp. ("RCL") in connection with the merger of
Disc with RCL in 1995. At the April 18th meeting, the special committee also determined to engage Goodkind Labaton Rudoff & Sucharow LLP ("Goodkind Labaton")
as independent counsel to the special committee.

     On April 24, 2002, a meeting of the special committee was held, with Edmond
Coller, a partner with Goodkind Labaton, in attendance. At this meeting, Mr.
Coller reviewed with the members of the special committee their duties and responsibilities in connection with any forthcoming offer to acquire Disc. The special committee, with the participation of Mr. Coller, also identified significant matters which would have to be satisfactorily addressed in connection with any proposal, including the fiduciary duties of Disc's board of directors under Delaware law, that there be adequate assurances that financing for any transaction be available, and there be an adequate opportunity for Disc to receive, consider and act upon third party offers. In connection with these considerations, the special committee noted the fact that Don Sinkin had advised the special committee that, while he understood that the goal of the special committee was to obtain the highest price that was fair to the unaffiliated stockholders of Disc, it would be unlikely

                                       24

that he or any of the other Management Group members would be a seller of their
Disc shares at such price because of their long history of service to Disc.

     On April 26, 2002, counsel to the Buy-Out Group, Greenberg Traurig, LLP
("Greenberg Traurig"), delivered to Goodkind Labaton, a written non-binding proposal by the Buy-Out Group to effectuate a merger on terms which would result in a $1.72 cash payment to Disc stockholders other than the Buy-Out Group. The proposal also contained a proposed termination fee of $150,000 plus out-of-pocket expenses payable in the event that, in the exercise of its fiduciary duties, the board of directors withdrew a favorable recommendation to the Disc stockholders after execution of a merger agreement with the Buy-Out
Group.

     On May 9, 2002, the special committee held a telephonic meeting attended by representatives of Goodkind Labaton and representatives of Rodman to discuss the
Buy-Out Group's written proposal, a copy of which had been distributed to the special committee, Mr. Coller, and Rodman. At the meeting, Rodman discussed certain preliminary valuation analyses it had performed and advised the special committee that the proposed price appeared to be below the indicative valuations suggested by the preliminary valuation analysis. Rodman further indicated that the preparation of a formal valuation analysis would be subject to study and refinement, and that Rodman would require additional discussions with management and conduct further due diligence before it could develop a complete valuation analysis. Rodman did not indicate a specific price or range of prices at which a transaction would be fair to the unaffiliated stockholders. Rodman did advise the special committee that the proposed price per share for the transaction seemed low, but that Rodman required further analysis to reach a conclusion.
Rodman also indicated that representatives of Main Street Resources had requested a meeting with Rodman to review the Buy-Out Group's determination that the $1.72 per share offer represented fair value for Disc shares. Thereafter, in order to facilitate the negotiation process, the special committee accepted Main
Street Resources request and authorized Rodman to meet with Main Street
Resources' representatives and determined to hold another meeting to discuss the offer after Rodman met with Main Street Resources and performed further due diligence and analysis. The special committee further authorized Goodkind
Labaton to negotiate with the Buy-Out Group and Greenberg Traurig.

     On May 14, 2002, the special committee again met with representatives of
Goodkind Labaton and Rodman. Rodman reported upon its meetings with Main Street
Resources and advised that the proposed price remained below the preliminary indicative valuations it had discussed on May 8, 2002. After discussion, the special committee directed Rodman to communicate to members of the Buy-Out Group that the special committee did not consider the $1.72 price acceptable and to advise them that the special committee required an improved offer to consider.

     On May 21, 2002, the board of directors held a special meeting at which the special committee reported to the board of directors on the status of its deliberations regarding the proposal by the Buy-Out Group. Following the report of the special committee, Mr. Sinkin reported to the board of directors that an alternative proposal (the "May Proposal") had been delivered to Disc by a third party. With the consent of the board of directors, Mr. Sinkin invited a representative of the group making the May Proposal to address the full board of directors. The representative outlined in general terms a proposed transaction pursuant to which Disc would raise between $6 million and $10 million in a private placement of Disc common stock and would sell substantially all of its operating assets to a newly formed entity to be formed at the direction of members of the Buy-Out Group ("Newco") for cash and a note. Although the price per share to be paid in such private placement was not specifically determined, the discussions at the May 21st meeting involved a price of approximately $1.72 per share. The note would have been secured by Disc common stock then held by
Newco. Newco would have been capitalized by an infusion of cash from the Buy-Out
Group and by contributions of Disc shares from existing members of the
Management Group. Disc then would, upon completion of such transactions, remain a public reporting company with

                                       25

no assets  other  than the cash and note  received  from  Newco upon the sale of assets,  as well as the cash  proceeds of the private  placement.  Under the May
Proposal,  Disc  then  would  have  sought  to  acquire  one or  more  operating companies.  Following the presentation on the May Proposal, a general discussion ensued  regarding  the  structure  of  the  proposed  transaction.  The  special committee then requested that a formal proposal be delivered to Disc in writing.
The representative indicated that a proposal would be delivered promptly.

         Following the May 21 meeting and through July 2002, there were several meetings among the management of Disc, the management of such third party and the various parties' legal and financial advisers. Although not seeking a formal opinion, the special committee asked Rodman to comment on the ramifications of such a transaction. Partly on the recommendation of Rodman, the special committee communicated to the third party that it would not be prepared to recommend to the board of directors a transaction in which the unaffiliated stockholders of Disc would retain their shares in Disc where the per share liquidation value of such shares immediately following the transaction would be comparable in amount to the then proposed merger consideration of $1.72 per share and where, as part of the transaction, the unaffiliated stockholders of
Disc were not given the opportunity instead to receive an equivalent amount in cash upon surrender of their shares. The third party ultimately determined that it was not prepared to pursue further the transaction and, as a result, negotiations over the May Proposal were terminated.

         On July 31, 2002, Alan Annex, a shareholder with Greenberg Traurig, transmitted to Mr. Coller a revised written proposal by the Buy-Out Group with a proposed price of $1.80 per share.

         On August 6, 2002, the special committee, its counsel and Rodman held a meeting at which the new proposal was discussed. Rodman advised the special committee that based upon a more complete and updated preliminary valuation analysis it had completed, it had concluded that the proposed $1.80 price per share would be fair to Disc stockholders other than members of the Buy-Out Group from a financial point of view, and outlined the reasons therefor. Rodman noted
that this conclusion was preliminary and subject to its updating certain of its data and its review of Disc's results for the second quarter of 2002. After lengthy discussion, the special committee concluded that although it concurred in the view that the proposed price per share would be fair to the unaffiliated stockholders of Disc from a financial point of view, it should, nonetheless, attempt to obtain as high a price as practicable. At the direction of the special committee, Mr. Zises spoke with representatives of Main Street Resources on August 9, 2002 and indicated that the special committee required that the offer be further increased. After initially objecting to this demand, the Main
Street Resources representatives agreed to consider further increasing the proposed price. On August 12, 2002, representatives of Main Street Resources advised Mr. Zises that for the purpose of closing the negotiations with respect to the price, the Buy-Out Group was prepared to increase its offer to $1.82 per share.

         On August 13, 2002, the special committee met with Rodman and Goodkind
Labaton to discuss the latest offer from Main Street Resources and to discuss the merger agreement, a first draft of which had been circulated by Greenberg
Traurig on August 7, 2002 and distributed by counsel to the members of the special committee and Rodman on August 8, 2002. At this meeting, Rodman advised the special committee that after reviewing Disc's second quarter results, Rodman continued to view a price of $1.82 per share as fair to Disc stockholders other than the Buy-Out Group from a financial point of view. The special committee, with the participation of Goodkind Labaton, then reviewed the draft merger agreement terms which it felt required further negotiation before the special committee would be able to form a definitive view as to whether the proposed transaction was in the best interests of Disc stockholders other than the
Buy-Out Group. The special committee also discussed various other considerations which affected its analysis of whether the proposed transaction would be in the best interests of Disc

                                       26

stockholders other than the Buy-Out Group. The special committee agreed to reconvene after the special committee and Goodkind Labaton had completed their review of the draft merger agreement.

         Between August 13, 2002 and August 21, 2002, the members of the special committee and Goodkind Labaton held discussions regarding various terms of the proposed merger agreement and the positions of the special committee with respect thereto.

         On August 21, 2002, the special committee met with Goodkind Labaton and
Rodman. Rodman distributed a summary fairness analysis which summarized the various valuation analyses performed by Rodman and the price per share of common stock implied thereby. The summary fairness analysis included a summary of the proposed merger, analyses of the stock prices of selected comparable companies, prices at which comparable companies were sold, historical financial data analyses, historical stock price and trading volume data and trends, discounted cash flow analyses, and other matters Rodman considered relevant to a valuation analysis of Disc. Rodman then discussed the information contained in the summary fairness analysis with the special committee. Rodman also confirmed that if a satisfactory merger agreement was concluded, it would be prepared to issue an opinion that the price of $1.82 per share was fair to Disc stockholders other than the Buy-Out Group from a financial point of view. After hearing Rodman's presentation, the special committee discussed the valuation analysis and the prior negotiations regarding the proposed price, and concluded that it concurred with the valuation analysis provided by Rodman and that it did not expect that it would be able to obtain a further increase in the proposed price from the
Buy-Out Group. The special committee then re-examined the other considerations that it considered relevant to its deliberations, such as (i) the lack of liquidity of the shares of Disc common stock due to the absence of an active trading market in the common stock and the lack of analyst coverage, (ii) the value to unaffiliated stockholders of Disc of an opportunity to realize a substantial premium on disposition of an otherwise relatively illiquid investment as compared to the loss of the opportunity to participate in any future growth potential of Disc, (iii) the negative trends in both the trading volume and market price of Disc stock over the past two years, and (iv) the substantial ongoing expenses incurred by Disc as a public reporting company with obligations to file periodic reports with the Securities and Exchange
Commission, and designated, after consultation with counsel, the additions and changes in the draft merger agreement for which it would negotiate.

         On August 22, 2002, Goodkind Labaton transmitted the special committee's comments to the draft merger agreement to Greenberg Traurig and to
Farrell Fritz, P.C., counsel to Disc ("Farrell Fritz"). Between August 22, 2002 and September 3, 2002, the members of the special committee through its counsel, negotiated changes in the draft merger agreement with counsel to the Buy-Out
Group. In connection with such discussion, the Buy-Out Group rejected the concept that approval of the merger be made subject to the vote of only the unaffiliated stockholders. The changes that were negotiated into the merger agreement included a 30-day post-signing solicitation period, reimbursement of
Disc's expenses if Acquisition Corp. breaches or terminates without cause, funding representations by Acquisition Corp., limitation on payment by Disc to
Acquisition Corp. of a termination fee and expense reimbursement if Disc receives a superior offer and a higher percentage of shares seeking appraisal as a condition to closing.

         On September 3, 2002, Disc circulated a revised draft of the merger agreement to all members of the board of directors under cover of a notice of a special meeting of the board of directors to be held on September 6, 2002 at the offices of Farrell Fritz, for the purpose of considering whether or not to adopt and approve the merger agreement and the merger.

         On September 4, 2002, Goodkind Labaton received a revised draft merger agreement which was circulated to the members of the special committee and
Rodman. On September 5, 2002, the special committee met with Rodman and Goodkind
Labaton. At this meeting, Rodman delivered its completed valuation report, which expanded upon, but did not change, the analyses contained in the preliminary fairness analysis presented at the August 21, 2002 meeting, and advised the special committee that it was prepared to deliver its fairness opinion when a definitive merger agreement was executed. The members of the special committee, based upon Rodman's fairness analyses and the other factors it considered relevant to the value of the transaction to Disc stockholders other than the
Buy-Out Group resolved that,

                                       27

subject to satisfactory further negotiations of provisions of the merger agreement that the special committee believed were not material, the proposed transaction was, in the opinion of the special committee, fair to and in the best interests of the Disc stockholders other than the Buy-Out Group; that the merger and merger agreement should be approved and recommended to the board of directors; and that the special committee would recommend that Disc stockholders approve and adopt the merger agreement and the merger when submitted for their approval.

         After the September 5, 2002 meeting of the special committee, Goodkind
Labaton transmitted the special committee's remaining comments to Greenberg
Traurig and between the afternoon of September 5, 2002 and the morning of
September 6, 2002 negotiations on the outstanding merger agreement issues resulted in the distribution during the morning of September 6, 2002 of a revised form of merger agreement which was acceptable to and approved by the members of the special committee. Upon such approval, Rodman delivered its written opinion, a copy of which is attached to this proxy statement as APPENDIX
B , that the merger consideration was fair to Disc stockholders other than the
Buy-Out Group from a financial point of view.

     Thereafter, a meeting of the board of directors was held on September 6,
2002 for the purpose of considering whether to approve the merger agreement and the merger. Attending this meeting in person were Mr. Sinkin, Mr. Frey, Ms.
Krumholz, Mr. Coller, Mr. Annex, Alon Kapen, a partner with Farrell Fritz, and
Timothy Papp, a representative of Rodman. Attending via teleconference were
Messrs. Friedman, Levinson, Zises and Rebecchi. Mr. Kapen stated that the purpose of the meeting was to consider and vote upon the proposed merger and merger agreement. Mr. Kapen stated further that he had been advised by Goodkind
Labaton that the special committee had determined, based in part upon the report of Rodman, that the merger upon the terms set forth in the merger agreement was fair to, and in the best interests of Disc stockholders other than the Buy-Out
Group and was recommending to the board of directors that it vote to approve the merger and the merger agreement. Rodman then presented its fairness analysis to the board of directors in support of its opinion as to the fairness from a financial point of view of the consideration to be paid to Disc stockholders other than the Buy-Out Group. Rodman's analysis consisted of an executive summary, a situation analysis and a valuation analysis, including its finding that the proposed merger consideration of $1.82 per share represented a 65.5%
premium over the closing price of Disc common stock on September 4, 2002. Rodman discussed certain valuation issues, including Disc suffering through a depressed operating environment evidenced by a decline in revenue from a peak in 1999,
Disc shares of common stock suffering from illiquidity and a lack of visibility in the investment community, and Disc shares of common stock trading at a significant discount to its peer group. Rodman reported on the results of its comparable company analysis, comparable transaction analysis, discounted cash flow analysis, premiums paid analysis and liquidation analysis. Based on the foregoing analyses, Rodman concluded that:

     o   The discounted cash flow analysis based on management's projections yielded a range of stock prices from $0.65 to $1.95 per share;

     o   The premiums paid analysis resulted in an average premium of 41% over the stock price from one week prior to the announcement of the transaction; and

     o   The proposed $1.82 per share price represented a substantial premium to book value per share and Rodman's estimate of liquidation value per share.

     Based upon the foregoing analyses, Rodman presented its conclusion that the proposed price of $1.82 per share of Disc common stock was fair, from a financial point of view, to Disc stockholders other than the Buy-Out Group.

                                       28

     Mr. Coller then presented a summary of the events that developed since
April 12, 2002 including the various meetings held by the special committee and negotiations with the Buy-Out Group. The Board also reviewed the negotiations regarding the May Proposal.

     Following deliberations among the members of the board of directors, the board determined that the merger and the merger agreement were in the best interests of Disc and its stockholders and voted unanimously to adopt and approve the merger and the merger agreement and to recommend to Disc stockholders that they adopt and approve the merger and the merger agreement.

     During the course of the negotiations, the special committee, in light of the indicated reluctance of the Management Group to sell their interest at the merger consideration price, the potential adverse effects on Disc's business if it became known in the trade that Disc was seeking buyout offers during the negotiation period, and the uncertainty as to whether a price acceptable to the special committee would be obtained, determined that if it could obtain the right to solicit and entertain third party offers to acquire or invest in Disc for a reasonable period after the execution of the agreement, it would not solicit such offers prior thereto. The merger agreement that was signed on
September 6, 2002, provided a 30-day post-signing solicitation period and after the execution of the merger agreement, Rodman, at the request of the special committee, compiled a list of 15 companies which it considered to be most likely, because of their involvement in the specialty packaging business or related businesses, to have an interest in an acquisition of, or an investment in, Disc. During the 30-day solicitation period, Rodman was able to contact 14 of the 15 companies indicating that it wished to present an investment opportunity in the specialty packaging industry. Rodman received responses from five of these companies, four of which indicated they had no interest in making an investment in a company in Disc's type of specialty packaging. One company requested the identity of the target and, after reviewing publicly available information, indicated that it had no further interest. In making its recommendation on September 6, 2002 that the stockholders approve the merger agreement, the special committee could not and did not consider the results of
Rodman's subsequent efforts, but did consider the benefit of having the opportunity to determine if a superior offer could be obtained.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

         The special committee of the board of directors has unanimously determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, the unaffiliated stockholders of Disc. The special committee unanimously recommended to the board of directors that the merger agreement be adopted and approved. The special committee considered a number of factors, as more fully described above under "-- Background of the Merger" and as described below under "-- Reasons for the Special Committee's
Recommendation," in making its recommendation. The board of directors, acting in part upon the recommendation of the special committee, unanimously determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Disc's unaffiliated stockholders. THE BOARD OF DIRECTORS,
BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE,
RECOMMENDS THAT DISC'S STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE
MERGER AGREEMENT.

REASONS FOR THE SPECIAL COMMITTEE'S RECOMMENDATION

         In recommending adoption and approval of the merger agreement and the merger to the board of directors, the special committee considered a number of factors that it believed supported its recommendation, including but not limited to the following:

     o   The valuation analysis prepared by Rodman and Rodman's interpretation of the valuation analysis, which interpretation was adopted by the special committee. Such valuation analysis

                                       29

         included a valuation of the business as a going concern based upon a discounted cash flow analysis.

     o   The merger consideration of $1.82 per share represents (i) a premium of approximately 73% over the $1.05 closing sale price for the shares of common stock on the NASDAQ SmallCap Market on September 5, 2002, the
         last trading day before Disc announced the execution of the merger agreement, (ii) a premium of approximately 65% over the $1.10 closing sale price for the shares of common stock on the NASDAQ SmallCap Market on August 30, 2002, one week before Disc announced the execution of the merger agreement and (iii) a premium of approximately 65% over the
         $1.10 closing sale price for the shares of common stock on the NASDAQ
         SmallCap Market on August 6, 2002, one month before Disc announced the execution of the merger agreement, and exceeds the highest closing sales price per share of Disc common stock during the prior 52-week period.

     o   The lack of liquidity of the shares of Disc common stock due to the absence of an active trading market in the common stock, the absence of analyst coverage and the value to unaffiliated stockholders of Disc of an opportunity to realize a substantial premium on disposition of an otherwise relatively illiquid investment as compared to the loss of the opportunity to participate in the future growth potential of Disc.

     o   The negative trends in both the trading volume and market price over the past two years and the absence of any indication that the price of
         Disc shares would necessarily trend up if Disc's performance or the markets improve.

     o   The recent improvement in Disc's margins and the slowing of the rate of decline in revenue, as well as the uncertainty as to whether such improvement will be sustainable given the continuing decline in comparable year over year period revenues.

     o   Uncertainties concerning the economy in general, Disc's industry in particular, and the capital markets.

     o   The liquidation of Disc is not a practicable alternative to the merger inasmuch as Rodman's liquidation value analysis concluded that the prospective realizable asset values on liquidation, net of liabilities, would be substantially below the $1.82 merger consideration.

     o   The substantial ongoing expenses incurred by Disc as a public reporting company with obligations to file periodic reports with the SEC.

     o   The degree of likelihood that the merger will be completed. In this connection, the special committee considered, among other things, the lack of a financing or due diligence condition to closing, evidence provided to the special committee of Main Street Resources' commitment to proceed with, and its ability to provide funding for, the merger, and the obligation of Acquisition (guaranteed as to $100,000 each by
         Main Street Resources and Mr. Sinkin) to pay up to $200,000 of Disc's
         expenses if Acquisition fails to close for any reason not permitted under the merger agreement.

     o   The terms and conditions of the merger agreement, including those described above and those which provide Disc with the right, subject to a termination fee of $150,000 and an obligation to reimburse
         Acquisition Corp. for out-of-pocket expenses not to exceed $150,000, which the special committee believed would not be an impediment to a competitive offer from a third

                                       30

         party for Disc to  negotiate  for a superior  transaction  with a third party  that  approaches  Disc  prior to the vote on the  merger  and to solicit  such  offers for a period of 30 days after the  signing of the merger  agreement;  permit  the  special  committee  and the  board  of directors to terminate the merger agreement if a superior offer is made and  Acquisition  does not provide an offer  considered  equivalent  or superior by the special committee;  provided that the special committee and the board of directors may withdraw  their  recommendations  of the merger to  stockholders  if such  withdrawal is required as a matter of fiduciary duty; and require that any amendments to the merger agreement must be approved by the special committee.

     o   The unaffiliated stockholders of Disc will receive a fixed amount of cash, rather than securities or some form of deferred payment.

     o   The procedural fairness of the process under which the merger agreement was negotiated and the procedural fairness of the transaction itself.
         In this regard, the special committee noted, among other things, that the special committee exercised exclusive and unlimited authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transaction and had received advice from its own independent legal and financial advisors; that extensive time and attention was devoted to the transaction by the members of the special committee;
         that the proposed transaction resulted from active and lengthy arm's length negotiations; and that these negotiations resulted in increases in the original per share price offer and in material improvements in the financial and non-financial terms of the originally proposed merger agreement.

     The special committee also considered a variety of risks and other potentially negative factors concerning the merger but determined that these factors were outweighed by the benefits of the factors supporting the merger.
These negative factors included, but were not limited to, the following:

     o   The conflicts of interest of certain members of the Buy-Out Group who will continue as owners and executives of Disc after the merger.

     o   The Buy-Out Group's rejection of the special committee's proposal to have the approval of the merger made subject to the vote of only non-interested stockholders. In evaluating this factor, the special committee considered the rights of dissenting stockholders to seek appraisal of the value of their shares of common stock under Delaware law; the right of the committee to solicit third party offers after the execution of the merger agreement (which right the special committee exercised); the right of the special committee to terminate the merger agreement if a superior offer is received, subject only to a nominal break-up fee; and the right of the special committee to withdraw its favorable recommendation if required to do so in the exercise of its fiduciary duty.

     o   The unaffiliated stockholders will lose the opportunity to participate in any future growth of Disc but will also be insulated from any decline in the current value of Disc.

         After considering these factors, the special committee concluded that the positive factors relating to the merger outweighed the negative factors.
Because of the variety of factors considered, the special committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. However, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after considering all of the factors together.

                                       31

         The special committee did not consider prior repurchases of Disc stock by Disc to be a meaningful factor because such repurchases were minor in amount and distant in time.

         The foregoing discussion is not intended to be exhaustive but is believed to include all material factors considered by the special committee.

     After the execution of the merger agreement, Rodman, at the request of the special committee, compiled a list of 15 companies which it considered to be most likely, because of their involvement in the specialty packaging business or related businesses, to have an interest in an acquisition of, or an investment in, Disc. As of October 11, 2002, Rodman had contacted 14 of the 15 companies indicating that it wished to present an investment opportunity in the specialty packaging industry. Rodman received responses from five of these companies, four of which indicated they had no interest in making an investment in a company in
Disc's type of specialty packaging. One company requested the identity of the target and, after reviewing publicly available information, indicated that it had no further interest.

REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATION

         The board of directors consists of six directors, two of whom served on the special committee and four of whom are part of the Buy-Out Group. In reporting to the board of directors regarding its determination and recommendation, the special committee, with its legal and financial advisors participating, advised the other members of the board of directors at the special meeting of the board of directors held on September 6, 2002 to consider and vote upon the merger, on the course of its negotiations with Acquisition
Corp., its review of the merger agreement and the factors it took into account in reaching its determination that the terms of the merger agreement, including the original offer price of $1.72 per share and the subsequent increase thereof to $1.82 per share, and the merger are fair to and in the best interests of Disc and its unaffiliated stockholders. The board of directors did not consider prior repurchases of Disc stock by Disc to be a meaningful factor because such repurchases were minor in amount and distant in time. In view of the wide variety of factors considered in its evaluation of the proposed merger, the board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, the board of directors based its position on the totality of the information presented and considered, including Rodman's oral opinion, subsequently confirmed by its written opinion, dated September 6, 2002, that, based on and subject to the considerations, limitations, assumptions and qualifications set forth in the opinion, as of
September 6, 2002, the $1.82 per share cash consideration that was to be received by Disc's unaffiliated stockholders in the proposed merger was fair, from a financial point of view to Disc's unaffiliated stockholders. The board of directors did not consider prior repurchases of Disc stock by Disc to be a meaningful factor because such repurchases were minor in amount and distant in time. In connection with its consideration of the recommendation of the special committee, as part of its determination with respect to the merger, the board of directors adopted the conclusions, and the analysis underlying such conclusions, of the special committee's fairness determination but not the determination itself, based upon its view as to the reasonableness of that analysis.
THEREFORE, THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION
OF THE SPECIAL COMMITTEE AND THE OPINION OF RODMAN, RECOMMENDS THAT YOU VOTE
"FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE APPROVAL OF THE
MERGER.

FAIRNESS OF THE MERGER TO STOCKHOLDERS

         The board of directors believes that the merger, the merger agreement and the related transactions are substantively and procedurally fair to, and in the best interests of, the stockholders of Disc for all of the reasons set forth above even though no disinterested representative, other than the special committee and its legal and financial advisors, was retained to act solely on behalf of the unaffiliated stockholders and no separate vote of Disc's unaffiliated stockholders will be conducted. See "--Recommendation of the

                                       32

Board of Directors; Fairness of the Merger," "-- Reasons for the Special
Committee's Recommendation" and "-- Reasons for the Board of Directors'
Recommendation." In addition, with respect to procedural fairness, the board of directors established a special committee, consisting of two independent directors.

         The board of directors believes that it was not necessary to retain a disinterested representative to negotiate on behalf of the unaffiliated stockholders or to structure the merger to require approval of at least a majority of unaffiliated stockholders because:

     o   the board of directors established a special committee of directors, consisting of directors who are not employees of Disc and who will not have any continuing interest in or other relationship with Disc as the surviving corporation, to negotiate the terms of the merger;

     o   the special committee retained an independent financial advisor, who delivered its opinion that the merger consideration was fair to Disc stockholders; and

     o   the merger was approved unanimously by all directors of Disc who are not employees of Disc and who will not have any continuing interest in or other relationship with Disc as the surviving corporation.

     In reaching its conclusions, the board of directors considered it significant that:

     o   The merger consideration of $1.82 in cash per share was the highest price Acquisition Corp. indicated it was willing to pay following extensive arm's-length negotiations between the special committee and representatives of Acquisition Corp.;

     o   no member of the special committee has an interest in the proposed merger different from that of Disc stockholders generally (except that
         Seymour W. Zises has a less than 1% ownership interest in Main Street
         Resources which Disc does not believe is material or detracts in any way from his independence); and

     o   the special committee retained its own financial and legal advisors who have extensive experience with transactions similar to the merger and who assisted the special committee in evaluating the merger and in negotiating with Acquisition Corp.

     o   Rodman was retained to, among other things, advise the special committee as to the fairness, from a financial point of view, of offers received. Rodman reached the conclusion expressed in its written opinion dated September 6, 2002 that, subject to the considerations and limitations set forth in the opinion, the per share consideration of
         $1.82 is fair, from a financial point of view, to the stockholders of
         Disc other than the Management Group.

     After the execution of the merger agreement, Rodman, at the request of the special committee, compiled a list of 15 companies which it considered to be most likely, because of their involvement in the specialty packaging business or related businesses, to have an interest in an acquisition of, or an investment in Disc. As of October 11, 2002, Rodman had contacted 14 of the 15 companies indicating that it wished to present an investment opportunity in the specialty packaging industry. Rodman received responses from five of these companies, four of which indicated they had no interest in making an investment in a company in
Disc's type of specialty packaging. One company requested the identity of the target and, after reviewing publicly available information, indicated that it had no further interest.

                                       33

     THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF
THE SPECIAL COMMITTEE, RECOMMENDS THAT THE STOCKHOLDERS OF DISC VOTE IN FAVOR OF
THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT. The recommendation of the board of directors was made after consideration of all the material factors, as described above.

POSITION OF THE BUY-OUT GROUP AS TO THE FAIRNESS OF THE MERGER

     The rules of the Securities and Exchange Commission require the Management
Group, Acquisition Corp., Main Street Resources and the Contributing
Stockholders (i.e., the "Buy-Out Group") to express their belief as the to fairness of the merger agreement and the proposed merger to Disc's unaffiliated stockholders. The Management Group members were not part of, and did not participate in the deliberations of, the special committee; however, as directors of Disc, Donald Sinkin, Stephen Frey and John Rebecchi, each of whom are members of the Management Group, participated in the deliberations of the board of directors described above under "--Background of the Merger,"
"--Reasons for the Special Committee's Recommendation" and "--Reasons for the
Board of Directors' Recommendations." Based on its belief regarding the reasonableness of the conclusions and analyses of the special committee and the board of directors, the Buy-Out Group adopted the conclusions and analyses of the special committee's and the board of directors' fairness determination (but not the determination itself) described above and believe that the $1.82 merger consideration is fair to Disc's unaffiliated stockholders. In making this determination, the Buy-Out Group considered the following factors:

     o   The negotiation and deliberation process conducted by the special committee which led to the approval of the merger agreement by the special committee and the board of directors; Rodman's opinion as to the fairness of the merger, from a financial point of view, to the unaffiliated stockholders; and that the special committee was permitted for a limited time after signing the merger agreement to seek alternative transaction proposals.

     o   The relationship between the $1.82 price per share to be paid in the merger and the recent and historical market prices of Disc's common stock. The merger price of $1.82 per share to be paid in the merger represents approximately a 73% premium to the closing price of Disc's common stock on September 5, 2002, the last trading day before the public announcement on September 6, 2002 of the signing of the merger agreement, and exceeds the market prices of Disc's common stock for approximately 12 months prior to that date.

     o   The fact that the special committee received an opinion delivered by
         Rodman stating that the $1.82 per share consideration to be received by
         Disc's unaffiliated stockholders in the merger was fair, from a financial point of view, to such holders.

     o   The terms of the merger agreement, including the ability of the board of directors, in the exercise of its fiduciary duties to stockholders, to consider competing superior proposals. The Buy-Out Group also considered that the merger is subject to various conditions, and that the merger contemplates the payment of a termination fee under certain circumstances.

     o   Under Delaware law, Disc stockholders have the right to demand an appraisal by the Delaware Court of Chancery of the "fair value" of their shares, which may be determined to be more or less than the $1.82 per share merger consideration.

     In reaching its determination as to fairness, none of the members of the
Buy-Out Group assigned specific weight to particular factors, but rather considered all of the foregoing factors as a whole to

                                       34

support its belief that the merger is fair to the unaffiliated stockholders of
Disc. This belief, however, should not be construed as a recommendation to stockholders as to how they should vote on the merger.

     In view of the number and wide variety of factors considered in connection with making a determination as to the fairness of the merger to Disc's unaffiliated stockholders, and the complexity of these matters, the Buy-Out
Group did not find it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered.
Moreover, the Buy-Out Group has not undertaken to make any specific determination to assign any particular weight to any single factor, but have conducted an overall analysis of the factors described above.

     The Buy-Out Group did not consider the net book value or liquidation value of Disc to be material to their conclusion regarding the fairness of the merger because it is their view that neither book value nor liquidation value accurately reflects the value of Disc in light of Disc being a capital intensive business, and that, based upon the opinion received by the special committee from Rodman, a liquidation of Disc would not yield net proceeds to Disc stockholders in excess of $1.82 per share.

FORWARD LOOKING INFORMATION; CERTAIN PROJECTIONS

         Disc does not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with the merger,
Disc's management prepared and provided in April 2002 to the special committee and Rodman the projections that are summarized below under the caption "Summary of Financial Projections Data" for the three fiscal years ending December 31,
2004. These projections have not been updated for actual results subsequent to the first quarter. Such information, which was not prepared with a view to public disclosure, is included in this document for the limited purpose of providing stockholders access to the financial projections considered by the special committee and by Rodman in rendering its opinion.

         The projections below are or involve forward-looking statements and are based upon a variety of assumptions, including Disc's ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Disc's control. Many important factors, in addition to those discussed elsewhere in this proxy statement, could cause Disc's results to differ materially from those expressed or implied by the forward-looking statements. These factors include Disc's competitive environment, economic and other market conditions in which Disc operates and matters affecting business generally, all of which are difficult to predict and many of which are beyond
Disc's control. Accordingly, there can be no assurance that the projections are indicative of Disc's future performance or that actual results will not differ materially from those in the projections set forth below. See "Cautionary
Statement Regarding Forward-Looking Statements."

         Disc is not entitled to rely on the safe harbor protection of the
Private Securities Litigation Reform Act of 1995 with respect to the forward looking statements contained in these projections. In light of the uncertainties inherent in projections of any kind, the inclusion of these projections in this proxy statement should not be regarded as a representation by Disc, the board of directors of Disc, the special committee, or any of their advisors, agents or representatives that these projections will prove to be correct.

         This prospective financial information was not prepared with a view toward compliance with published guidelines of the Securities and Exchange
Commission or the guidelines established by the American Institute of Certified
Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been

                                       35

prepared by, and is the responsibility of, Disc's management.
PricewaterhouseCoopers, LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers, LLP does not express an opinion or any other form of assurance with respect thereto.
The PricewaterhouseCoopers, LLP report included in this proxy statement relates to Disc's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

                                       36

                      SUMMARY OF FINANCIAL PROJECTIONS DATA
                    (In thousands, except per share amounts)

                                                        Year Ended December 31,

================================================================================

                                                  2002        2003       2004

================================================================================

INCOME STATEMENT DATA:

Net Sales                                        $47,940     $50,337    $52,854

Cost of Goods Sold                                37,461      40,215     42,689

Gross Profit                                      10,479      10,122     10,165

Selling, general and administrative expenses       8,331       8,771      9,152

Operating income (loss)                            2,147       1,351      1,013

Interest expense                                   1,210         840        720

Income (loss) from continuing operations
before income taxes                                  937         511        293

Income taxes                                         356         194        111

Income (loss) from continuing operations             581         317        182

Income (loss) from discontinued operations             0           0          0

Net income (loss)                                    581         317        182

Net income (loss) per common share                  0.11        0.06       0.03

Weighted average number of
shares outstanding (basic shares)                  5,518       5,518      5,518

                                       37

SUMMARY OF SIGNIFICANT ASSUMPTIONS

GENERAL

         The projections for the years 2002 to 2004 are presented on the assumption that the Company continues to operate as a public company.
Accordingly, no effect has been given to, among others, any potential cost savings arising from any reductions in professional fees and shareholder relations costs currently associated with being a public company and any costs associated with termination of stock options, changes to the carrying amounts of assets and liabilities under the purchase method of accounting and any costs arising from the completion of the transaction.

2002

         Projections for the year ended December 31, 2002 were based on a blending of actual results for the first quarter and projections for the remaining nine months of the period. Revenue was expected to decline about 9%
from the same period a year ago based on observed patterns. Costs for direct material, labor and operating expenses, were projected based on observed patterns, fixed versus variable nature of cost elements and effect of existing contracts.

2003 TO 2004

         Projections for the years ended December 31, 2003 and 2004 were based on projections derived from the most recent historical financial data. Such recent data indicates that sales for the third quarter of 2002 are at an increased level when compared to amounts originally projected. Disc is projecting revenue to grow at a stable rate of 5% per annum in each of the projection years. Direct materials, principally paperboard, were projected to increase at an inflationary rate of 6% in 2003 and 4% in 2004. Labor and other operating costs were projected to increase at a rate of 4% in 2003 and 3% per annum in 2004.

         The projections do not contemplate any significant changes in financial position. Capital expenditures are projected at $1.5 million and projected to be funded from operating cash flow. No new debt or refinancing is projected during the projected period and no material acquisitions or dispositions of business assets are projected. The projections do not contemplate any unusual or infrequently occurring items and do not anticipate any discontinued operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            DESCRIPTION OF BUSINESS

      (a)   Disc Graphics, Inc. and its subsidiaries operate in one business segment: printing and manufacturing of paperboard packaging. Disc's customers include music, home video, pharmaceutical and general consumer products companies.

            PRINCIPLES OF CONSOLIDATION

      (b)   The consolidated financial statements include the financial statements of Disc and its wholly-owned subsidiaries. All
            significant inter-company balances and transactions have been eliminated in consolidation.

                                       38

            REVENUE RECOGNITION

      (c)   The Company recognizes revenue from products shipped when risk of loss and title transfers to its customers.

            CASH EQUIVALENTS

      (d)   For purposes of the statements of cash flows, Disc considers all highly liquid debt instruments (purchased with an original maturity of three months or less to be cash equivalents.

            INVENTORIES

      (e)   Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

            PROPERTY, PLANT AND EQUIPMENT

      (f)   Plant and equipment are recorded at cost. Depreciation and amortization are charged to ( operations using the straight-line method over the following estimated useful lives:

            Building                           30 years
            Machinery and equipment            3 to 11 years
            Furniture and fixtures             3 to 7 years
            Automobiles and trucks             3 to 5 years
            Leasehold improvements             2 to 10 years

            Assets under capital leases and leasehold improvements are amortized over the lesser of the term of the lease or the estimated life of the asset, depending upon the provisions of the lease.

            GOODWILL

      (g)   On January 1, 2002 Disc adopted SFAS No. 142, "Goodwill with
            Intangible Assets." SFAS No. 142 includes requirements to annually test goodwill and indefinite lived intangible assets for impairment rather than amortize them; accordingly, Disc no longer amortizes goodwill. Disc assesses the recoverability of intangible assets by determining the projected discounted future operating cash flows.
            The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

            INCOME TAXES

      (h)   Income taxes are accounted for under the asset and liability method.
            Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted

                                       39

            tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.
            The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            NET INCOME (LOSS) PER SHARE

      (i)   Basic earnings per share are computed by dividing income (loss)
            available to common stockholders (which, for Disc, equals its net income (loss)) by the weighted average number of common shares outstanding during the period.

            STOCK OPTION PLAN

      (j)   Disc records compensation expense for employee stock options only if the current market price of the underlying stock exceeds the exercise price on the date of the grant. The Company has elected not to implement the fair value based accounting method for employee stock options.

            IMPAIRMENT OF LONG LIVED ASSETS AND LONG LIVED ASSETS TO BE DISPOSED
            OF

      (k)   Disc reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
            Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted estimated future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

            COMPREHENSIVE INCOME

      (l)   Other comprehensive income represents the change in stockholders'
            equity resulting from transactions other than stockholder
            investments and distributions. Disc's comprehensive income includes net income and changes in the fair value of derivative instruments.

            USE OF ESTIMATES

      (m)   Management of Disc has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles, including, the amount of the allowance for doubtful accounts and projected future cash flows utilized in assessing the recoverability of long lived assets. Actual results could differ from those estimates.

                                       40

OPINION OF RODMAN & RENSHAW, INC.

         Rodman was retained by the special committee to, among other things, render an opinion as to the fairness, from a financial point of view, of the per share consideration to be received by Disc stockholders in connection with the merger. Rodman is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions and private placements. The special committee selected Rodman based on its reputation.

         On April 23, 2002, Disc entered into an engagement agreement with
Rodman pursuant to which Disc agreed to pay Rodman a non-contingent fee of
$70,000 and to reimburse Rodman for all of its reasonable travel and other out-of-pocket expenses up to $10,000. In addition, Disc agreed to indemnify
Rodman and its affiliates against liabilities relating to or arising out of its engagement, except for liabilities found to have resulted from the willful misconduct or gross negligence of Rodman.

         On September 4, 2002, at a meeting of the special committee, Rodman delivered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, from a financial point of view, the consideration to be received in the merger is fair to Disc stockholders. Subsequently, on September 5, 2002,
Rodman delivered and updated its oral opinion, which was followed by its written opinion, that as of September 6, 2002, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, from a financial point of view, the consideration to be received in the merger is fair to the unaffiliated stockholders from a financial point of view.

         THE FULL TEXT OF THE WRITTEN OPINION OF RODMAN DATED AS OF SEPTEMBER 6,
2002 IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE (THE "RODMAN
OPINION"). YOU ARE URGED TO READ THE RODMAN OPINION CAREFULLY AND IN ITS
ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED,
PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY RODMAN IN
RENDERING ITS OPINION. THE SUMMARY OF THE RODMAN OPINION SET FORTH IN THIS PROXY
STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH
OPINION.

     The Rodman Opinion is addressed to the special committee and addresses only the fairness from a financial point of view of the consideration to be received by Disc stockholders, other than the Management Group pursuant to the merger.
The Rodman Opinion does not address the merits of Disc's underlying decision to engage in the merger. The Rodman Opinion does not constitute, nor should it be construed as, a recommendation as to any action any stockholder of Disc should take in connection with the merger. In connection with the preparation of the
Rodman Opinion, Rodman, among other things:

     o   reviewed certain publicly available historical business and financial information relating to Disc which it deemed to be relevant;

     o   reviewed, from a financial point of view, the merger agreement;

     o   reviewed certain publicly available financial and operating data relating to Disc's business and prospects, which historical information and data the senior management of Disc represented to Rodman fairly represents the financial condition and operating results of Disc as of the dates presented;

                                       41

     o   discussed certain financial information and the business and prospects of Disc with Disc's senior management;

     o   reviewed the reported historical and recent market prices and trading volumes of Disc shares of common stock;

     o   reviewed Disc's financial projections as supplied by Disc's management;

     o   compared the financial, operating and stock price performance of Disc with certain other companies deemed comparable;

     o   reviewed the financial terms, to the extent publicly available, of certain other acquisition transactions deemed comparable; and

     o   made such other analyses and examinations as Rodman deemed necessary or appropriate.

     Rodman also took into account economic, market and financial conditions generally and within the industry in which Disc is engaged. In preparing the
Rodman Opinion, Rodman assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or publicly available. Rodman did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of the assets or liabilities of Disc nor was it furnished with any such independent evaluation or appraisal. In addition, Rodman has not assumed any obligation to conduct any physical inspection of the properties or facilities of Disc. With respect to the financial projection information furnished to or discussed with Rodman by Disc, Rodman has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Disc's management as to the expected future financial performance of Disc. Rodman expresses no opinion as to such financial projection information or the assumptions on which they were based. In connection with the preparation of its opinion, Rodman was not authorized by Disc, the special committee or the board of directors to solicit, nor, prior to delivery of its opinion, had Rodman solicited third-party indications of interest for the acquisition of all or any part of Disc. Rodman's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to Rodman, as of the date of the opinion.
In accordance with customary investment banking practice, Rodman employed generally accepted valuation methods in reaching the opinions expressed in the
Rodman Opinion. The following is a summary of the material analyses utilized by
Rodman in connection with the Rodman Opinion.

VALUATION OF DISC

         The following chart summarizes the results of the various valuation analyses conducted by Rodman:

---------------------------------------------------------------------------------------------
                                          RANGE               AVERAGE         TRANSACTION
---------------------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS
---------------------------------------------------------------------------------------------
Revenue                                 0.4-1.5x               0.8x              0.4x
---------------------------------------------------------------------------------------------
EBIT                                    6.3-22.5x              13.5x             8.0x
---------------------------------------------------------------------------------------------
EBITDA                                  4.2-9.9x               6.2x              4.1x
---------------------------------------------------------------------------------------------
Book Value                              0.7x-4.0x              1.7x              1.2x
---------------------------------------------------------------------------------------------

                                       42

COMPARABLE TRANSACTION ANALYSIS
---------------------------------------------------------------------------------------------
Revenue                                 0.5-2.2x               1.2x              0.4x
---------------------------------------------------------------------------------------------
EBIT                                   12.1-16.1x              14.3x             8.0x
---------------------------------------------------------------------------------------------
EBITDA                                  7.5-10.7x              9.5x              4.1x
---------------------------------------------------------------------------------------------
Premium Paid:
---------------------------------------------------------------------------------------------
1 day before                             0-113%                 38%               73%
---------------------------------------------------------------------------------------------
1 week before                           (6)-155%                48%               69%
---------------------------------------------------------------------------------------------
4 weeks before                           0-213%                 82%               65%
---------------------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS
---------------------------------------------------------------------------------------------
1 day before                            (7)-220%                40%               73%
---------------------------------------------------------------------------------------------
1 week before                           (8)-135%                41%               69%
---------------------------------------------------------------------------------------------
4 weeks before                           1-134%                 42%               65%
---------------------------------------------------------------------------------------------
52 week high                            (91)-35%               (22)%              1%
---------------------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS
---------------------------------------------------------------------------------------------
Management Case                        $0.65-1.95              $1.27             $1.82
---------------------------------------------------------------------------------------------
Goal Case                              $2.23-4.31              $3.23             $1.82
---------------------------------------------------------------------------------------------
LIQUIDATION ANALYSIS
---------------------------------------------------------------------------------------------
Liquidation analysis                  $(4,391,129)         $(4,391,129)       $10,043,200
---------------------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS

         Rodman compared certain financial and operating ratios for Disc with the corresponding financial and operating ratios for a group of publicly traded companies engaged primarily in the packaging industry that Rodman deemed to be comparable to Disc. For the purpose of its analyses, the following companies were used as companies comparable to Disc: AEP Industries, Inc., Bemis Company,
Inc., Caraustar Industries, Inc., Chesapeake Corporation, Gibraltar Packaging
Group, Inc. ("Gibraltar"), Graphic Packaging International Corp., Packaging
Dynamics Corp. and Rock-Tenn Company (collectively the "Comparable Companies").
Rodman considered Gibraltar the most comparable because of its size and the nature of its business. For the Comparable Companies, Rodman calculated a range of enterprise value as a multiple of latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization (otherwise known as
"EBITDA") of 4.2x to 9.9x with a mean of 6.2x (as compared to the Transaction at
4.1x). The calculated enterprise value for Gibraltar was 4.2x LTM EBITDA. To calculate the trading multiples utilized in the Comparable Company Analysis,
Rodman used publicly available information concerning the historical financial performance of the Comparable Companies. None of the Comparable Companies is, of
course, identical to Disc. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading volume of the Comparable Companies, as well as that of Disc. For the comparable company analysis, companies that manufacture paperboard packaging were selected for comparison.

COMPARABLE TRANSACTION ANALYSIS

         Using publicly available information, Rodman considered selected transactions in the packaging industry that Rodman deemed to be relevant.
Specifically, Rodman reviewed the following transactions:

                                       43

Enhanced Packaging Technologies' offer for Liquid-Box Corporation, Alcoa, Inc.'s offer for Ivex Packaging Corporation, Bemis Company's offer for Duralam, Inc.,
Pliant Corporation's offer for Uniplast Holdings, Inc., Pechiney SA's offer for
JPS Packaging Company, Bemis Company's offer for the flexible packaging division of Arrow Industries, Westvaco Corporation's offer for IMPAC Group, Inc.,
Chesapeake Corporation's offer for Green Printing Company, Inc., International
Paper Company's offer for Shorewood Packaging Corporation, Sonoco Products
Company's offer for the flexible packaging division of Graphic Packaging
Corporation and Foilmark, Inc.'s offer for Holopak Technologies, Inc.
(collectively, the "Comparable Transactions"). Using publicly available information, concerning historical financial performance, Rodman calculated the transaction values for the target companies as a multiple of LTM EBITDA for the
Comparable Transactions for the latest twelve months immediately preceding the announcement of each of the respective transactions, resulting in a range of
7.5x to 10.7x with a mean of 9.5x (as compared to the multiple of 4.1x represented by the $1.82 per share in the merger). No company utilized in the
Comparable Transaction Analysis is identical to Disc nor is any transaction identical to the contemplated transaction between Disc and the Acquiror. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of Disc and the companies involved in the Comparable Transactions, as well as other facts that could affect their publicly traded and/or transaction value. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to Comparable Transactions. For the comparable transaction analysis, transactions involving the purchase of companies in the packaging industry as a whole were selected for comparison. The reason for the difference in criteria from that of the comparable company analysis is an insufficient number of transactions involving paperboard packaging companies.

DISCOUNTED CASH FLOW ANALYSIS

         Rodman performed discounted cash flow analyses (i.e., analyses of the present value of the projected unlevered after-tax cash flows) for Disc for the fiscal years ended 2002 through 2004, inclusive, using equity premiums ranging from 10.0% to 20.0% and terminal value multiples of year 2004 EBITDA less capital expenditures ranging from 4.0x to 6.0x, based on the Comparable
Companies and current trading levels of Disc. The foregoing analyses yielded a range for an implied value per share of $0.65 to $4.31 based upon projections provided by Disc and of $2.24 to $4.31 per share based upon a goal case scenario developed by Rodman to reflect a more optimistic environment. The merger consideration is nearer to the lower end of the range derived from the discounted cash flow analysis of management's projections and is below the range derived from the discounted cash flow analysis of Rodman's goal case projections. Rodman does not consider Disc's projections or its goal case projections as necessarily indicative of actual future results.

PREMIUMS PAID ANALYSIS

         Rodman performed a premiums paid analysis for Disc based upon the review and analysis of the range of premiums paid in similar acquisitions announced during the period between January 1, 2000 through August 31, 2002. For the period selected, Rodman reviewed 73 selected transactions that Rodman deemed relevant where the ownership of the acquirer in the target at the time of the announcement of the transaction was between 40% and 90%. Using information obtained from Thomson Financial Securities Data and other publicly available information, Rodman obtained the premium of the offer price per share relative to the target company's stock price one day, one week and four weeks prior to the date of announcement of the transaction (the "Announcement") as well as the
52-week high of the respective transactions. The mean and median range of premiums paid to the target company's stock price one day, one week, and one month prior to Announcement, as well as its 52-week high, were 39.9% and 31.6%,
41.1% and 34.0%, 41.5% and 41.2%, (21.8%) and (22.2%), respectively (as compared to the merger consideration in the merger of $1.82 per share, which represents premiums to the price of Disc's

                                       44

shares of approximately 73% for the day prior to the announcement of the merger and 0.6% for the 52-week high).

         The summary set forth above does not purport to be a complete description of the analysis presented by Rodman. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Rodman believes that selecting any portion of its analysis or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Rodman's opinion. In arriving at its opinion, Rodman considered the results of all such analyses. The analyses performed by Rodman are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which Disc might actually be sold or the prices at which Disc shares may trade at any time in the future. Such analyses were prepared solely for the purposes of Rodman providing its opinion to the special committee as to the fairness, from a financial point of view, of the merger consideration to be received by holders of Disc shares in the merger, other than the Management Group. Analyses based upon projections or future results are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.
Because such analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of the parties or their respective advisors, none of Rodman, Disc, Acquisition Corp. or any other person assumes responsibility if future results or actual values are materially different from those projected. The foregoing summary does not purport to be a complete description of the analysis performed by Rodman and is qualified by reference to the written opinion dated as of September 6, 2002 of Rodman as attached as APPENDIX B hereto. In addition, Rodman may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Rodman's view of the actual value of Disc.

PURPOSE AND STRUCTURE OF THE MERGER

         For Disc, the purpose of the merger is to allow Disc stockholders to realize the value of their investment in Disc in cash at a price that represents a premium of over 73% over the closing market price of Disc common stock as traded on the NASDAQ SmallCap Market on the last trading day before the public announcement of the execution of the merger agreement. The board of directors believes that Disc has not been able to realize fully the benefits of public company status. The reasons for their belief include the limited ability of
Disc's stockholders to sell their stock quickly at the current market price due to the low trading volume and the under valuation of the common stock in the public market due to Disc's small market capitalization, limited public float, limited research coverage from securities analysts and the inability to generate the type of rapid revenue and unit growth generally expected by the public markets. At the same time, public company status has imposed a number of limitations on Disc and its management in conducting Disc's operations, including being subject to the possible use of Disc's required publicly disclosed information by its competitors. These limitations include the costs and time associated with public company reporting obligations and the short-term focus on quarter-to-quarter performance goals to meet expectations of the public markets. Accordingly, one of the purposes of the merger is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its attention to the quarter-to-quarter performance and to be able to pursue opportunities that Disc could not previously pursue because of its duties to the public stockholders. Further, the merger is intended to enable
Disc to use in its operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

                                       45

         For the Management Group, the Continuing Stockholders and Main Street
Resources, the purpose of the merger is to acquire complete ownership of Disc.
The Management Group, the Continuing Stockholders and Main Street Resources
believe that Disc has good potential business prospects, based upon publicly available information regarding Disc and based upon their knowledge of the specialty packaging, manufacturing and printing business. The Management Group, the Continuing Stockholders and Main Street Resources believe that Disc will have greater operating flexibility to focus on its long-term value by emphasizing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. The transaction has been structured as a merger of Acquisition Corp. into Disc in order to preserve Disc's identity, goodwill and existing contractual arrangements with third parties. The
Management Group, the Continuing Stockholders and Main Street Resources chose to make the offer for Disc stock now for a variety of reasons, including the belief by the Management Group, the Continuing Stockholders and Main Street Resources
that Disc has not been able to generate the growth in revenues and earnings that would attract the interest and following of institutional investors and research analysts.

         The transaction has been structured as a cash merger in which Disc will be the surviving corporation and will acquire for cash all shares of Disc common stock (other than shares held by Disc as treasury shares, shares held by stockholders who perfect their appraisal rights and shares held by members of the Management Group and/or Acquisition Corp.). Disc's purpose in submitting the merger to the vote of its stockholders with a favorable recommendation at this time is to allow the stockholders an opportunity to receive a cash payment at a fair price, to provide a prompt and orderly transfer of ownership of Disc to
Acquisition Corp. and to provide the public stockholders with cash for all of their shares of Disc common stock.

EFFECTS OF THE MERGER

         Upon consummation of the merger, Disc will be a privately held corporation, wholly owned by the members of the Management Group, Main Street
Resources and the Contributing Stockholders. The current stockholders of Disc, other than the members of the Management Group, Main Street Resources and the
Contributing Stockholders, will cease to have ownership interests in Disc or rights as Disc stockholders and will not benefit from any continuing operations or growth of Disc, or any transactions in which Disc may be involved in the future. The stockholders of Disc other than the members of the Buy-Out Group will be entitled to receive $1.82 in cash for each share of Disc common stock which they own. The members of the Management Group and the Contributing
Stockholders have agreed to contribute their respective shares of Disc common stock to Acquisition Corp. prior to the effective time of the merger in exchange for shares of Acquisition Corp. common stock. As a result of the merger, each share of Acquisition Corp. common stock outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of
Disc as the surviving corporation. The Management Group and the Contributing
Stockholders will own approximately 49% of the outstanding shares of common stock of Disc as the surviving corporation. Options and warrants to purchase shares of Disc common stock held by the Management Group with an exercise price less than or equal to $1.82 shall, at the effective time of the merger, be converted into options or warrants, as the case may be, to acquire common stock of Disc as the surviving corporation.

         As a result of the merger, Disc will be a privately held corporation, and there will be no public market for its common stock. After the merger, shares of Disc common stock will cease to be traded on the NASDAQ SmallCap
Market, and price quotations of shares of Disc common stock in the public market will no longer be available. In addition, registration of Disc common stock under the Exchange Act, as amended, will be terminated. This termination will make most provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy or information statement in connection with stockholders' meetings and the new corporate governance

                                       46

requirements under the Sarbanes-Oxley Act of 2002 no longer applicable to Disc.
Accordingly, after the effective time of the merger, Disc will no longer be required to file periodic reports with the Securities and Exchange Commission.

At the effective time of the merger:

     o   Donald Sinkin, Stephen Frey, Margaret Krumholz, John Rebecchi, Daniel
         Levinson, Timothy Healy and Scott Korman will become directors of Disc as the surviving corporation;

     o   the officers of Disc immediately prior to the effective time of the merger will become the initial officers of Disc as the surviving corporation; and

     o   Disc's certificate of incorporation and bylaws, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation and bylaws of Disc as the surviving corporation.

It is expected that, upon consummation of the merger, the operations of Disc will be conducted substantially as they currently are being conducted. Disc and
Acquisition Corp. do not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving Disc's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, Disc as the surviving corporation, will continue to evaluate Disc's business and operations after the merger and may develop new plans and proposals that Disc considers to be in the best interests of Disc and its then current stockholders.

         See "Summary Term Sheet," "Questions and Answers About the Merger,"
"Special Factors--Interests of the Management Group; Appointment of Special
Committee," "--Risks That The Merger Will Not Be Completed" and "--Estimated
Fees and Expenses of The Merger."

         The following table sets forth for each member of the Buy-Out Group his, her or its interest in the net book value and net income of Disc as of
September 30, 2002, based upon the percentage of his, her or its beneficial ownership of Disc common stock as of September 30, 2002:

------------------------------------------------------------------------------------------
       NAME             OWNERSHIP PERCENTAGE     NET BOOK VALUE(1)       NET INCOME(2)
------------------------------------------------------------------------------------------
Donald Sinkin                    24.8%               $2,235,438             $104,600
------------------------------------------------------------------------------------------
John Rebecchi                    8.7%                  783,345               36,654
------------------------------------------------------------------------------------------
Stephen Frey                     9.2%                  827,485               38,720
------------------------------------------------------------------------------------------
Margaret Krumholz                0.3%                  27,912                 1,307
------------------------------------------------------------------------------------------
Main Street Resources             -0-                    -0-                   -0-
------------------------------------------------------------------------------------------
Scott Korman                     0.5%                  47,295                 2,213
------------------------------------------------------------------------------------------
Timothy Healy                    1.3%                  118,335                5,537
------------------------------------------------------------------------------------------
Daniel Levinson                  3.6%                  327,128               15,307
------------------------------------------------------------------------------------------

     (1) Based on Disc's stockholders' equity as of September 30, 2002
         (unaudited).

     (2) Based on Disc's net income for the three quarters ended September 30,
         2002.

         The following table sets forth for each member of the Buy-Out Group his, her or its interest in the net book value and net income of Disc after the merger, based upon the percentage of his, her or its expected beneficial ownership of capital stock of Disc as the surviving corporation on a fully diluted basis:

                                       47

-----------------------------------------------------------------------------------------------
             NAME           OWNERSHIP PERCENTAGE     NET BOOK VALUE(1)        NET INCOME(2)
-----------------------------------------------------------------------------------------------
Donald Sinkin                       27.8%                2,504,264               117,179
-----------------------------------------------------------------------------------------------
John Rebecchi                       7.8%                  701,802                32,839
-----------------------------------------------------------------------------------------------
Stephen Frey                        8.7%                  778,559                36,430
-----------------------------------------------------------------------------------------------
Margaret Krumholz                   0.3%                  27,912                  1,307
-----------------------------------------------------------------------------------------------
Main Street Resources               40.0%                3,598,586               168,384
-----------------------------------------------------------------------------------------------
Scott Korman                        0.5%                  47,295                  2,213
-----------------------------------------------------------------------------------------------
Timothy Healy                       1.3%                  118,335                 5,537
-----------------------------------------------------------------------------------------------
Daniel Levinson                     3.6%                  327,128                15,307
-----------------------------------------------------------------------------------------------

     (1) Based on Disc's stockholders equity as of September 30, 2002
         (unaudited).

     (2) Based on Disc's net income for the three quarters ended September 30,
         2002.

THE BUY-OUT GROUP'S FINANCING OF THE MERGER

         Acquisition Corp.'s source of funds to pay substantially all of the merger consideration is intended to be provided in the form of equity by Main
Street Resources through MSR and certain of its co-investors, one of whom is Donald
Sinkin, the Chairman, Chief Executive Officer and President of Disc, who have committed, subject to the terms and conditions set forth in the merger agreement, to provide up to $5,243,053 in equity to Acquisition Corp. The remaining funds necessary to complete the merger ($709,756) are intended to be paid by Disc from available cash, which includes Disc's availability under its revolving credit facility, which was $6,562,000 as of September 30, 2002.

         MSR I and its co-investors will receive shares of Acquisition Corp.
common stock as consideration for its commitment to provide Acquisition Corp.
with equity in an amount up to $5,243,053 for the purpose of providing the merger consideration. Such shares will be distributed PRO rata at $1.82 per share of Acquisition Corp. common stock. As discussed above, such shares of
Acquisition Corp. common stock then will be converted, upon consummation of the merger, into shares of Disc common stock as the surviving entity in the merger.

         Immediately after the merger is consummated, the Management Group and the Contributing Stockholders collectively will hold 51.5% of the outstanding shares of Disc common stock as the surviving entity and MSR I and the other co-investors excluding Donald Sinkin (who is part of the Management Group) will hold the remaining 48.5%.

         The equity commitment of MSR I and its co-investors is subject to the terms and conditions set forth in the merger agreement and is subject to the consummation of the transactions contemplated thereunder.

RISKS THAT THE MERGER WILL NOT BE COMPLETED

     o   Completion of the merger is subject to certain risks, including, but not limited to, the following:

     o   that the merger agreement will not be adopted and approved by the holders of a majority of the outstanding shares of Disc common stock held by stockholders;

                                       48

     o   that the holders of more than 15% of the outstanding shares of Disc common stock exercise their appraisal rights;

     o   that Disc's primary lender will not have consented to the consummation of the merger;

     o   that Disc or Acquisition Corp. will not have performed, in all material respects, their obligations contained in the merger agreement prior to the effective time of the merger;

     o   that the representations and warranties made by Disc or Acquisition
         Corp. in the merger agreement will not be true and correct at the closing date of the merger; and

     o   that there may be litigation that could prevent the merger.

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite stockholder approval is obtained. It is expected that, if our stockholders do not adopt and approve the merger agreement or if the merger is not completed for any other reason, the current management of Disc, under the direction of the board of directors, will continue to manage Disc as an ongoing business. If the merger is not completed, depending on the circumstances, Disc may be required to reimburse certain expenses of Acquisition Corp. or Acquisition Corp. may be required to reimburse certain expenses of Disc.

See "Special Factors--Estimated Fees and Expenses of the Merger."

INTERESTS OF THE MANAGEMENT GROUP; APPOINTMENT OF SPECIAL COMMITTEE

THE SPECIAL COMMITTEE

         In considering the recommendation of the board of directors, Disc stockholders should be aware that the Management Group has interests different from Disc stockholders generally. As a result of this conflict of interest, the board of directors appointed the special committee, consisting of independent directors who are not officers or employees of Disc and who have no financial interest in the merger different from Disc stockholders generally, except that
Seymour Zises owns a less than 1% interest in Main Street Resources, which the board of directors of Disc understands is not material to Mr. Zises' financial position and had no impact on the independence of Mr. Zises in connection with the merger. The special committee was appointed to evaluate, negotiate and, if appropriate, recommend the merger agreement and to evaluate whether the merger is in the best interests of Disc stockholders. The special committee was aware of the differing interests between the Management Group and Disc stockholders generally, and considered such differing interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the board of directors that the merger agreement and the merger be adopted and approved.

         In its April 2, 2002 meeting, the board of directors of Disc approved the payment by Disc to each of Mark L. Friedman and Seymour W. Zises, in consideration of their services to be rendered by them as members of the special committee, a separate non-contingent fee of $50,000, $25,000 of which was paid shortly following the April 2 meeting and the other $25,000 of which is payable on the earlier to occur of (i) consummation of an acquisition of Disc by the
Management Group or another third party, or (ii) disbandment of the special committee.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Disc is party to employment agreements dated as of June 28, 1995 with each of Messrs. Sinkin, Frey and Rebecchi. Each agreement provides for an annual base salary, annual salary increases calculated

                                       49

with reference to the Consumer Price Index ("CPI"), bonus compensation based on
Disc's performance (as measured by its gross revenues and its earnings before interest, taxes, depreciation and amortization), and a monthly car allowance.
Bonuses under these agreements cannot exceed 100% of an employee's base salary.
If in any year Disc does not meet the specific performance requirements set forth in these agreements, Disc will be obligated to pay, in lieu of bonus compensation, incentive compensation pursuant to a management incentive plan. In addition, Disc will pay a fee to each of these executives for any Disc loans which they have personally guaranteed. Each of these employment agreements also provides for continued payments of salary, bonus and incentive compensation for two years in the event of the death, disability or termination without cause of the officers party to these agreements. These agreements require the executives to dedicate substantially all of their business time to Disc's affairs. The agreements terminated on December 31, 2001 in accordance with their terms;
however, Disc and the executives have agreed to continue their employment relationships under the terms of the employment agreements until otherwise terminated by either party.

         Disc has also entered into an employment agreement dated December 15,
1998 with Margaret M. Krumholz. The agreement with Ms. Krumholz provides for an annual base salary, annual salary increases calculated with reference to the
Consumer Price Index, bonus compensation based upon Disc's performance (as described above in relation to the employment contracts with Messrs. Sinkin,
Frey and Rebecchi), and monthly car, gas and cellular telephone allowances. Her agreement also provides for the payment of salary, incentive compensation and bonus for two years following her death, disability or discharge without cause, which includes a change of control, among other things. This agreement terminated on December 31, 2001 in accordance with its terms; however, Disc and
Ms. Krumholz have agreed to continue their employment relationship under the terms of this employment agreement until otherwise terminated by either party.

EXECUTIVE OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

         The merger agreement provides that the current officers of Disc will continue as the initial officers of Disc as the surviving corporation until their respective successors are duly elected or appointed and qualified. The executive officers of Disc that are expected to remain officers of Disc following completion of the merger are Donald Sinkin, Chairman, Chief Executive
Officer and President, Margaret Krumholz, Chief Financial Officer and Senior
Vice President of Finance; Stephen Frey, Secretary and Senior Vice President of
Operations; and John Rebecchi, Senior Vice President, West Coast. In addition,
Donald Sinkin, Stephen Frey, John Rebecchi, Daniel Levinson, Margaret Krumholz,
Timothy Healy and Scott Korman will be directors of Disc as the surviving corporation. The members of the special committee, both of whom are current directors of Disc, will not serve as directors of Disc as the surviving corporation.

MERGER CONSIDERATION TO BE RECEIVED BY THE MANAGEMENT GROUP AND THE CONTRIBUTING
STOCKHOLDERS

         The members of the Management Group and the Contributing Stockholders
have agreed to contribute, prior to the effective time of the merger, their respective shares of Disc common stock to Acquisition Corp. in exchange for shares of Acquisition Corp. common stock. Pursuant to the terms of the merger agreement, all Disc shares held by Acquisition Corp. at the effective time of the merger will be cancelled without any payment therefor and Acquisition Corp.
will not be entitled to receive any merger consideration. In the event any of the current members of the Management Group and the Contributing Stockholders do
not contribute their respective shares of Disc common stock to Acquisition
Corp., such members will be entitled to receive $1.82 per share for each share of Disc common stock held by him or her upon completion of the merger.

                                       50

MERGER CONSIDERATION TO BE RECEIVED BY DIRECTORS AND EXECUTIVE OFFICERS OF DISC
OTHER THAN THE MANAGEMENT GROUP

         The directors and executive officers of Disc other than those who are members of the Management Group will be entitled to receive $1.82 per share of
Disc common stock held by them upon completion of the merger. As of the Record
Date, the following directors of Disc will be entitled to receive the following amounts in the merger for their shares of Disc common stock:

                                                              AGGREGATE MERGER
NAME                              NUMBER OF SHARES              CONSIDERATION
----                              ----------------              -------------

Mark L. Friedman (1)                   142,420                    $259,204

Seymour W. Zises (2)                   121,722                    $221,534

     (1) Includes 70,000 shares held by Constellation Partners, LLC, of which
         Mr. Friedman is a Managing Partner; 72,420 shares held in a joint account with Mr. Friedman's wife;

     (2) Consists of 121,722 shares owned directly by Mr. Zises and indirectly by a limited liability company controlled by him.

CONTINUING EQUITY INTERESTS OF THE MANAGEMENT GROUP AND THE CONTRIBUTING
STOCKHOLDERS

         Prior to the effective time of the merger, each member of the
Management Group and the Contributing Stockholders has agreed that each share of
Disc common stock held by such Management Group or Contributing Stockholders member will be contributed to Acquisition Corp. in exchange for shares of
Acquisition Corp. common stock. At the effective time of the merger, each issued and outstanding share of Acquisition Corp. common stock will be converted into one fully paid and non-assessable share of Disc common stock as the surviving corporation.

                                       51

         The ownership of the common stock of Disc as the surviving corporation immediately following the merger will be as follows:

                                      NUMBER OF SHARES              APPROXIMATE
NAME                                   OF COMMON STOCK               PERCENTAGE

MSR I SBIC, L.P.                             2,206,536                    39.99
Donald Sinkin (1)                            1,535,533                    27.83
Margaret Krumholz                               16,870                     0.31
Daniel Levinson (2)                            200,584                     3.63
Stephen Frey                                   477,387                     8.65
John Rebecchi                                  430,322                     7.80
Scott Korman                                    29,000                     0.53
Tim Healy                                       72,559                     1.31
Others                                         549,451                     9.95
TOTAL                                        5,518,242                     100%

---------------------------

      (1)   Donald Sinkin, a director of Disc, has committed $150,000 as a limited partner of MSR I SBIC, L.P., of which $60,000 has been funded to date.

      (2)   Daniel Levinson, a director of Disc, is President of Main Street
            Resources, which is a private equity group comprised of MSR
            Advisors, Inc., MSR I, SBIC, L.P. and MSR I SBIC Partners, LLC, the
            general partner of MSR I SBIC, L.P. Mr. Levinson has committed
            $1,100,000, and owns a 33 1/3% interest in a partnership (of which he is the managing member) that has committed $1,200,000, in each case as a limited partner of MSR I SBIC, L.P.

TREATMENT OF STOCK OPTIONS HELD BY THE MANAGEMENT GROUP

         As of the Record Date, certain members of the Management Group held options to purchase an aggregate of approximately 75,000 shares of Disc common stock (including options to acquire approximately 50,000 shares having exercise prices greater than $1.82 per share).

         At the effective time of the merger, options to purchase shares of common stock of Disc held by members of the Management Group with an exercise price less than or equal to $1.82 will be converted into options or warrants to purchase an equal number of shares of common stock of Disc as the surviving corporation. Options with an exercise price greater than $1.82 per share, however, will be cancelled at the effective time of the merger without any payment or other consideration. The exercise price and all other terms and conditions of the new options to purchase shares of common stock of Disc as the surviving corporation issued to the Management Group will be the same as their old options to purchase Disc common stock prior to the merger.

                                       52

         The following chart shows the number of shares of Disc common stock receivable upon exercise of outstanding options held by directors and executive officers of Disc and the weighted exercise price of all such options:

                                 TOTAL SHARES OF DISC         WEIGHTED AVERAGE
                               COMMON STOCK RECEIVABLE            EXERCISE
          NAME                 UPON EXERCISE OF OPTIONS     PRICE OF ALL OPTIONS
          ----                 -------------------------   ---------------------

          Mark L. Friedman              31,000                     3.864

          Margaret Krumholz             75,000                     2.400

          Daniel Levinson               7,000                      2.845

          Seymour W. Zises              25,000                     4.125
                                        ------

          TOTAL                        138,000

INDEMNIFICATION AND INSURANCE

         Paragraph NINTH of Disc's restated certificate of incorporation eliminates the personal liability of Disc's directors to Disc or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to Disc or its stockholders), and paragraph EIGHTH provides that Disc's officers, directors, incorporator, employees and agents shall be entitled to be indemnified by Disc to the full extent permitted by law. Article XIII of Disc's amended and restated
bylaws includes provisions for indemnification of Disc's officers, directors, employees and agents in non-derivative suits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Directors and officers of Disc also have indemnification rights pursuant to indemnification agreements entered into between the directors and officers of Disc and RCL Capital Corp., the corporate predecessor of Disc and any of its officers or directors containing indemnification provisions.

         The merger agreement provides that all rights to indemnification existing as of the date of the merger agreement in favor of the employees, agents, directors or officers of Acquisition Corp. and Disc and their respective subsidiaries with respect to their activities as such at or prior to the effective time of the merger, as provided in their respective certificates of incorporation or bylaws or indemnification agreements shall survive the merger and shall continue in full force and effect for a period of not less than six years after the effective time of the merger. In addition, to the extent not provided by an existing right of indemnification or other agreement or policy, following the completion of the merger, Disc as the surviving corporation is required to indemnify, defend and hold harmless to the fullest extent permitted by law all current and former officers, directors and management employees of
Disc and Acquisition Corp. and their respective subsidiaries from (i) all liabilities, costs, expenses and claims arising out of the fact that such person is or was a director, officer or management employee whether pertaining to any matter existing or occurring at or prior to or after the effective time of the merger and (ii) all liabilities arising out of or pertaining to the Merger
Agreement, or the transactions contemplated thereby. In addition, Disc as the surviving corporation is required to either (i) maintain directors' and officers' liability insurance policies in effect for six years after the effective time of the merger for the benefit of those persons who are currently covered by such policies of Disc, or any of its subsidiaries, and Acquisition
Corp. in

                                       53

amounts and on terms no less favorable than the amounts and terms of such current insurance coverage, or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the effective time of the merger in amounts and on terms no less favorable than the amounts and terms of such current insurance coverage.

ESTIMATED FEES AND EXPENSES OF THE MERGER

         Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Under certain circumstances described in "The
Merger Agreement--Termination Fee; Expense Reimbursement," Disc will pay
Acquisition Corp. up to an aggregate of $300,000 as a termination fee and reimbursement of the out-of-pocket expenses of Acquisition Corp. incurred in connection with the merger. However, if the merger agreement is terminated by
Disc due to a breach by Acquisition Corp. of a material representation or warranty or material covenant, or if Acquisition Corp. terminates the merger agreement for any reason not enumerated in Article IX of the merger agreement,
Acquisition Corp. will pay to Disc up to an aggregate of $200,000 for reimbursement of reasonable actual documented fees and expenses of Disc
(including special committee and financial advisory fees) incurred in connection with the merger.

                                       54

Fees and expenses of Disc with respect to the merger are estimated at this time to be as follows:

DESCRIPTION                                                          AMOUNT

Filing fees Securities and Exchange Commission                       $1,049

Legal, accounting and financial advisors' fees and expenses          $475,000

Printing, mailing and solicitation costs                             $50,000

Miscellaneous expenses                                               $182,000

TOTAL                                                                $708,805

         Approximately $5,243,053 will be required to pay the aggregate cash to be received by Disc's stockholders (other than the Management Group and
Contributing Stockholders). These expenses will not reduce the merger consideration to be received by Disc stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         Upon completion of the merger, each outstanding share of Disc common stock (other than shares of Disc common stock held by the Buy-Out Group) will be automatically converted into the right to receive the $1.82 in cash, without interest.

         The following discussion is a summary of the principal United States
Federal income tax consequences of the merger to non-dissenting stockholders whose shares are surrendered pursuant to the merger. This summary does not purport to be comprehensive; it does not describe all potentially relevant tax considerations. The discussion applies only to stockholders in whose hands shares of Disc common stock are capital assets, and may not apply to shares of
Disc common stock received pursuant to the exercise of stock options or otherwise as compensation, or to stockholders who are neither citizens nor residents of the United States or to stockholders who are subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code").

         The material United States Federal income tax consequences set forth below are based upon current law. Because individual circumstances may differ, stockholders are urged to consult their own tax advisor to determine the applicability of the rules discussed below to them and the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

         The actual or constructive receipt of cash pursuant to the merger will be a taxable transaction for Federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for Federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount realized by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Disc common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the effective date of the merger, the shares of Disc common stock were held for more than twelve months. There are limitations on the deductibility of capital losses.

         Payments in connection with the merger may be subject to 'backup withholding' at a 31% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number.

                                       55

Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income.
Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

DISC URGES YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE PARTICULAR U.S. FEDERAL,
STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER.

         Acquisition Corp. will not recognize a gain or loss for United States
Federal tax purposes as a result of the merger. Disc will not recognize gain or loss for United States Federal income tax purposes as a result of the merger.

ANTICIPATED ACCOUNTING TREATMENT OF MERGER

         For U.S. accounting purposes, the merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among Disc's consolidated assets and liabilities based upon the fair value of the assets acquired and liabilities assumed.

CERTAIN REGULATORY MATTERS

         Disc and Acquisition Corp. do not believe that any governmental filings are required with respect to the merger other than (i) the filing of the certificate of merger with the Secretary of State of the State of Delaware, and
(ii) filings with the Securities and Exchange Commission and the NASDAQ SmallCap
Market. Disc and Acquisition Corp. do not believe that they are required to make a filing with the Department of Justice and the Federal Trade Commission
pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended, although each agency has the authority to challenge the merger on antitrust grounds before or after the merger is completed.

APPRAISAL RIGHTS

         Under Delaware law, if you do not wish to accept $1.82 per share in cash as provided in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Stockholders electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of the Delaware
General Corporation Law to perfect their rights. A copy of Section 262 is attached as APPENDIX C.

         Section 262 requires that stockholders be notified not less than 20 days before the special meeting that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of appraisal rights in connection with the merger.

     If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

     o   You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger agreement.
         Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

                                       56

     o   You must not vote in favor of the merger agreement at the special meeting. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     o   You must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares.

     The written demand for appraisal must be in addition to and separate from any proxy or vote. Neither voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger agreement and the merger will constitute a written demand for appraisal within the meaning of Section
262.

     If you fail to comply with all of these conditions and the merger is completed, you will be entitled to receive the merger consideration for any shares of Disc common stock you hold as of the effective time as provided for in the merger agreement but you will have no appraisal rights for your shares of
Disc common stock.

     All demands for appraisal should be addressed to the Secretary, Disc
Graphics, Inc., 10 Gilpin Avenue, Hauppauge, New York 11788 before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Disc common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of Disc common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s)
and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one or two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

         If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         Within ten days after the effective time of the merger, Disc must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. Within 120 days after the effective time of the

                                       57

merger, either Disc or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A dissenting stockholder may request from Disc during this 120-day period a statement setting forth (a) the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and (b) the aggregate number of holders of such shares. We have been informed that Disc does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so.
Accordingly, your failure to timely file a petition could nullify your demand for appraisal.

         Under the merger agreement, Disc has agreed to give Acquisition Corp.
prompt notice of any demands for appraisal received by Disc. In addition, a condition to the completion of the merger requires holders of no more than 15%
of the total number of outstanding shares of Disc common stock request to exercise their appraisal rights. Acquisition Corp. has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Disc will not, except with the prior written consent of Acquisition
Corp., make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

         At any time within 60 days after the effective time of the merger any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept $1.82 per share for his or her shares of Disc common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Disc, Disc then will be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and who have not reached an agreement with
Disc as to the value of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who demanded an appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and, if any stockholder fails to comply with such directions, the Chancery Court may dismiss the proceedings as to such stockholder.

         After determination of the stockholders entitled to appraisal of their shares of common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

         In determining fair value, the Chancery Court is required to take into account all relevant factors. YOU SHOULD BE AWARE THAT THE FAIR VALUE OF THE
SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE, THE SAME OR LESS THAN THE
$1.82 PER SHARE YOU WOULD RECEIVE UNDER THE MERGER AGREEMENT IF YOU DID NOT SEEK
APPRAISAL OF YOUR SHARES. YOU SHOULD ALSO BE AWARE THAT INVESTMENT BANKING
OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

         Costs of the appraisal proceeding may be imposed upon Disc and the stockholders participating in the appraisal proceeding by the Chancery Court, as the court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable

                                       58

attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

         Any stockholder who demands appraisal rights will not, after the effective time, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective time, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the $1.82 per share merger consideration for shares of his or her Disc common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation.

         IN VIEW OF THE COMPLEXITY OF SECTION 262, ANY STOCKHOLDER WISHING TO
EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO
EXERCISE APPRAISAL RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES
SET FORTH IN SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW MAY RESULT IN
THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS.

         The foregoing is intended as a brief summary of the material provisions of the Delaware statutory procedures required to dissent from the merger and perfect a stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the full text of Section 262. If you wish to consider exercising your appraisal rights you should carefully review the text of Section
262 contained in APPENDIX C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your dissenters'
rights under Delaware law.

                                       59

                              THE MERGER AGREEMENT

         THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT DESCRIBES THE
MATERIAL TERMS OF THE MERGER AGREEMENT. A COMPLETE COPY OF THE MERGER AGREEMENT
APPEARS AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS
PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE MERGER AGREEMENT
CAREFULLY.

THE MERGER

         The merger agreement provides that, subject to the conditions summarized below, Acquisition Corp. will merge with and into Disc. Upon consummation of the merger, Acquisition Corp. will cease to exist and Disc will continue as the surviving corporation.

EFFECTIVE TIME OF MERGER

         The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law or at such later time as is specified in the certificate of merger. This time is referred to as the "effective time."
Disc and Acquisition Corp. have agreed to file the certificate of merger no later than 2 business days following satisfaction or waiver of the conditions to closing of the merger set forth in the merger agreement.

CERTIFICATE OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS OF DISC AS THE
SURVIVING CORPORATION When the merger is completed:

     o   the certificate of incorporation of Disc as in effect immediately prior to the effective time will be the certificate of incorporation of Disc as the surviving corporation;

     o   the by-laws of Disc as in effect immediately prior to the effective time will be the by-laws of Disc as the surviving corporation;

     o   the directors of Acquisition Corp. immediately prior to the effective time will become the directors of Disc as the surviving corporation;
         and

     o   the officers of Disc immediately prior to the effective time will be the initial officers of Disc as the surviving corporation.

CONVERSION OF DISC COMMON STOCK

     At the effective time, each outstanding share of Disc common stock will automatically be converted into and represent the right to receive $1.82 in cash, without interest, except for:

     o   shares of Disc common stock held by Disc in treasury and shares of Disc common stock held by the Buy-Out Group, all of which will be cancelled without any payment therefore; and

     o   shares held by stockholders seeking appraisal rights in accordance with
         Delaware law.

                                       60

At the effective time, each outstanding share of common stock of Acquisition
Corp. will be converted into and exchanged for one fully paid and non-assessable share of common stock of Disc as the surviving corporation.

PAYMENT FOR SHARES

         Prior to the effective time of the merger, Acquisition Corp. will deposit with the paying agent designated by Acquisition Corp. (and approved by
Disc) sufficient funds to pay the merger consideration. As soon as reasonably practicable after the effective time of the merger, Disc, as the surviving corporation, will cause to be mailed to each record holder of shares of Disc common stock immediately prior to the effective time a letter of transmittal and instructions to effect the surrender of their certificate(s) in exchange for payment of the merger consideration.

         STOCKHOLDERS OF DISC SHOULD NOT FORWARD STOCK CERTIFICATES TO THE
PAYING AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

         Each of our stockholders (other than the Management Group or the
Contributing Stockholders) will be entitled to receive $1.82 per share only upon surrender to the paying agent of a share certificate, together with such letter of transmittal, duly completed in accordance with the instructions thereto. If a share certificate has been lost, stolen or destroyed, the holder of such certificate is required to make an affidavit of that fact and to give to Disc, as the surviving corporation, at its option, a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such share certificate before any payment of the merger consideration will be made to such holder. If payment of the merger consideration is to be made to a person whose name is other than that of the person in whose name the share certificate is registered, it will be a condition of payment that (1) the share certificate so surrendered be properly endorsed or otherwise in proper form for transfer and (2) the person requesting such exchange pay any transfer or other taxes that may be required to the satisfaction of the paying agent. No interest will be paid or accrued upon the surrender of the share certificates for the benefit of holders of the share certificates on any merger consideration.

         At any time following the date that is 180 days after the effective time of the merger, Disc, as the surviving corporation, will be entitled to require the paying agent to deliver to it all cash and documents in its possession, which have been deposited with the paying agent and which have not been disbursed to holders of share certificates. Thereafter, holders of certificates representing shares of Disc common stock outstanding before the effective time will surrender their certificates to Disc as the surviving corporation and will be entitled to look only to Disc as the surviving corporation and only as general creditors of the surviving corporation for payment of any claims for merger consideration to which they may be entitled.
Neither Disc as the surviving corporation nor the paying agent will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

TRANSFER OF SHARES

         At the effective time, the stock transfer books of Disc will be closed and there will be no further transfers on the records of Disc as the surviving corporation, or its transfer agent of certificates representing shares of Disc common stock outstanding before the effective time and any such certificates

                                       61

presented to Disc as the surviving corporation for transfer, will be cancelled.
From and after the effective time, the holders of share certificates representing shares of Disc's common stock before the effective time will cease to have any rights with respect to these shares except as otherwise provided for in the merger agreement or by applicable law. All merger consideration paid upon the surrender for exchange of those share certificates in accordance with the terms of the merger agreement will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the share certificates.

TREATMENT OF STOCK OPTIONS

         Each outstanding stock option held by any person other than a
Management Group member, whether or not then vested or exercisable, will, as of the effective time of the merger, be cancelled and converted, at the effective time, into the right to receive in cash from Disc an amount equal to the product of (i) the number of shares of Disc's common stock subject to such options, whether or not then exercisable, and (ii) the excess, if any, of $1.82 over the exercise price per share subject or related to such option. Each outstanding stock option held by a Management Group member, other than options whose exercise price exceeds $1.82 (which shall be cancelled), shall be converted into an option to purchase the same number of shares in Disc as the surviving corporation.

DISC SPECIAL MEETING

         Disc has agreed to duly notice and convene as promptly as practicable a special meeting of its stockholders for the purpose of voting upon the approval of the merger agreement and the merger (and the transactions contemplated by the merger agreement and the merger). Disc (through the Disc board of directors) has agreed to recommend to Disc stockholders the approval of the merger agreement and the merger; and use its best efforts to solicit the vote of the holders of a majority of the outstanding Disc common stock in favor of approval of the merger agreement (including, if necessary, adjourning or postponing and subsequently reconvening, the special meeting for the purpose of obtaining such votes);
PROVIDED, HOWEVER, that Disc's board of directors may, with respect to a third party proposal, withdraw, modify or change such recommendation if failure to take such action would be contrary to their fiduciary obligations as board members under applicable law.

INDEMNIFICATION AND INSURANCE

         The merger agreement provides that all rights to indemnification existing as of the date of the merger agreement in favor of the employees, agents, directors or officers of Acquisition Corp. and Disc and their respective subsidiaries with respect to their activities as such at or prior to the effective time of the merger, as provided in their respective certificates of incorporation or bylaws or indemnification agreements shall survive the merger and shall continue in full force and effect for a period of not less than six years after the effective time of the merger. In addition, to the extent not provided by an existing right of indemnification or other agreement or policy, following the completion of the merger, Disc as the surviving corporation is required to indemnify, defend and hold harmless all current and former officers, directors and management employees of Disc and Acquisition Corp. and their respective subsidiaries from (1) all liabilities, costs, expenses and claims arising out of the fact that such person is or was a director, officer or management employee whether pertaining to any matter existing or occurring at or prior to or after the effective time of the merger and (2) all liabilities arising out of or pertaining to the Merger Agreement, or the transactions contemplated thereby. In addition, Disc as the surviving corporation is required either to (i) maintain directors' and officers' liability insurance policies in effect for six years after the effective time of the merger for the benefit of those persons who are currently covered by such policies of Disc, or any of its subsidiaries, and Acquisition Corp. in amounts and on terms no less

                                       62

favorable than the amounts and terms of such current insurance coverage, or (ii)
provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the effective time of the merger in amounts and on terms no less favorable than the amounts and terms of such current insurance coverage.

EMPLOYEE MATTERS

         Disc, as the surviving corporation, has agreed that for a period of not less than one year following the effective time of the merger, the compensation and employee benefits provided to individuals who are employed by Acquisition
Corp. and Disc and its subsidiaries immediately before the effective time of the merger and who continue employment with Disc as the surviving corporation after the effective time of the merger shall be no less favorable, in the aggregate, than the compensation and employee benefits provided to such individuals immediately prior to the effective time of the merger. Disc as the surviving corporation has agreed that any individuals who are employed by Acquisition
Corp. or Disc or any of their respective subsidiaries immediately prior to the effective time of the merger, and who continue in the employment of Disc as the surviving corporation after the effective time of the merger, shall receive credit for his or her years of service before the effective time of the merger
(to the same extent as such employee was entitled to credit before the effective time of the merger) under the comparable employee benefit plans providing benefits after the effective time of the merger. Disc as the surviving corporation will honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or directors.

REPRESENTATIONS AND WARRANTIES

     REPRESENTATIONS AND WARRANTIES OF DISC. The merger agreement contains various customary representations and warranties (which will not survive completion of the merger) made by Disc to Acquisition Corp., subject to identified exceptions, qualifications and limitations, relating to, among other things:

     o   Disc's and its subsidiaries due organization, valid existence, good standing and requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted;

     o   the capitalization of Disc;

     o   the authorization, execution, delivery and enforceability of the merger agreement;

     o   the absence of any conflicts between the merger agreement and Disc's certificate of incorporation and bylaws, and charter or bylaws of any
         Disc subsidiary, and any applicable laws or material contracts or agreements;

     o   the absence of consents, approvals, authorizations or permits of governmental authorities, except those specified in the merger agreement, required for Disc to complete the merger;

     o   compliance with applicable Federal, state, local, or foreign statutes, orders, judgments, decrees, laws, rules, regulations or ordinances;

     o   the adequacy and accuracy of filings made by Disc with the Securities and Exchange Commission since December 31, 1999;

                                       63

     o   the conduct of Disc's business in the ordinary course and the absence of material changes in Disc's business, capitalization or accounting practices since December 31, 2001;

     o   the absence of any action, claim, suit, investigation or proceeding actually pending or threatened against Disc or its subsidiaries that if adversely determined, would, individually or in the aggregate, be reasonably expected to have a material adverse effect on Disc's business or results of operations, except for those disclosed in Disc's reports filed with the Securities and Exchange Commission;

     o   the accuracy of information concerning Disc in this proxy statement;

     o   the filing of tax returns, payment of taxes and other tax matters;

     o   matters relating to employee benefit plans;

     o   compliance with laws related to environmental matters;

     o   the stockholder voting requirements to approve the merger;

     o   the effectiveness and validity of insurance policies;

     o   the inapplicability of Delaware anti-takeover laws to the merger and the merger agreement;

     o   the right to use, and absence of infringement of, material intellectual property of Disc;

     o   title to all property and assets used in the conduct of Disc and its subsidiaries;

     o   the absence of undisclosed brokers', finders' or other fees or commissions fees; and

     o   the receipt by the special committee of Disc's board of directors of the fairness opinion of Rodman

     REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. The merger agreement contains various customary representations and warranties (which will not survive completion of the merger) made by Acquisition Corp. to Disc, subject to identified exceptions, qualifications and limitations, relating to, among other things:

     o   the due organization, valid existence, good standing and requisite corporate power and authority of Acquisition Corp. to own, lease and operate its assets and properties and to carry on its business as it is now being conducted;

     o   the capitalization of Acquisition Corp.;

     o   the authorization, execution, delivery and enforceability of the merger agreement;

     o   the absence of any conflicts between the merger agreement and
         Acquisition Corp.'s certificate of incorporation or bylaws, any applicable law or material contracts or agreements;

                                       64

     o   the absence of consents, approvals, authorization or permits of governmental authorities, except those specified in the merger agreement, required for Acquisition Corp. to complete the merger;

     o   compliance with applicable Federal, state, local, or foreign statutes, orders, judgments, decrees, laws, rules, regulations or ordinances;

     o   adequacy of cash resources to provide the aggregate merger consideration;

     o   the accuracy of information concerning information provided by
         Acquisition Corp. in connection with this proxy statement; and

     o   the absence of undisclosed brokers', finders' or other fees or commissions fees.

CONDUCT OF BUSINESS PENDING THE MERGER

         The merger agreement imposes various restrictions on Disc's conduct and operations until the merger is completed. Disc has agreed that, prior to the effective time, Disc and each of its subsidiaries will operate their respective businesses in the ordinary course consistent with past practices, use commercially reasonable efforts to preserve intact their present business organization and goodwill, preserve their relationships with their respective customers and suppliers and others having business dealings with them, keep available the services of its officers and employees, and maintain and keep material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted. Disc has also agreed, subject to identified exceptions, that it will not and will not permit any of its subsidiaries to do, among other things, any of the following without the prior written consent of
Acquisition Corp.:

     o   declare or pay any dividend or make other distributions in respect of, or split, combine or reclassify, or redeem, repurchase or otherwise acquire, any shares of Disc's or any subsidiaries capital stock;

     o   issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of Disc's or any of its subsidiaries capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities;

     o   amend its certificate of incorporation or by-laws or similar governing documents;

     o   acquire (or agree to acquire), by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization, or otherwise acquire (or agree to acquire) any material amount of assets other than in the ordinary course of business;

     o   make any capital expenditures (other than as required by law, following a catastrophic event, or incurred in the ordinary course of business);

     o   sell, lease or otherwise dispose of any assets, other than in the ordinary course of business consistent with past practice;

                                       65

     o   enter into, adopt, amend or increase or accelerate the amount payable under any employee benefit plan, or otherwise increase the compensation or benefits of any director, officer or other employee except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, does not result in a material increase in benefits or compensation expense;

     o   enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment of any director or officer, except that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice;

     o   take any action that would prevent or impede the merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code;

     o   except as required by law, rule, regulation or U.S. GAAP, make any change in its accounting methods;

     o   take any action that would or is reasonably likely to result in a material breach of any provision of the merger agreement or in any of its representations and warranties set forth in the merger agreement being untrue on the closing date of the merger;

     o   except as permitted by the merger agreement, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

     o   enter into, modify, amend, terminate, renew or fail to use reasonable efforts to renew any material contract or agreement, except in the ordinary course of business consistent with past practice;

     o   fail to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are at least equal to what is currently maintained by Disc;

     o   fail to maintain in effect all existing material governmental permits pursuant to which Disc or any of its subsidiaries operates; and

     o   (a) make or rescind any material tax election; (b) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other tax proceeding; (c) except as may be required by law, materially change any of its methods of reporting income or deductions for Federal income tax purposes; or (d) file any material tax return other than in a manner consistent with past custom and practice.

SOLICITATION

         Acquisition Corp. has agreed that during the 30 day period that commenced on September 6, 2002, Disc, its subsidiaries, the special committee of
Disc's board of directors and their respective officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other shall have the right to initiate, solicit and encourage inquiries or the making or submission of takeover proposals (as defined below) from other parties who might be interested in acquiring Disc but only pursuant to appropriate confidentiality and standstill agreements with any such third parties prohibiting the purchase by such third parties of Disc common stock for a six-month period; and enter into and maintain or continue discussions or negotiations with any person or group in

                                       66

furtherance of such inquiries. See "Special Factors -- Background of the Merger"
and "--Fairness of the Merger to Stockholders" as to results of such solicitation.

     Disc has agreed that subsequent to that 30 day period until the earlier of the effective time of the merger or the termination of the merger agreement, it will not, and it will cause its subsidiaries not to authorize or permit its respective officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other directly or indirectly to:

     o   solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any takeover proposal;

     o   furnish any information regarding Disc or any of its subsidiaries to any person in connection with or in response to a takeover proposal;

     o   engage in negotiations or discussions with any person with respect to a takeover proposal;

     o   approve, endorse or recommend any takeover proposal;

     o   enter into any letter of intent or similar document or any contract contemplating an acquisition of Disc.

     Notwithstanding the foregoing, the merger agreement provides that neither
Disc, the board of directors, nor the special committee of the board of directors shall be prohibited from (1) complying with the rules of the
Securities Exchange Act of 1934, as amended, or making any public announcement, disclosure, or filing required pursuant to the rules of any national securities exchange or U.S. inter-dealer quotation system, (2) maintaining or continuing discussions or negotiations with any person who submitted a takeover proposal within the thirty day period following the date of the merger agreement, or (3)
from furnishing information regarding Disc or any of its subsidiaries to, or entering into discussions with, any person in response to a takeover proposal that is submitted by such person (and not withdrawn) if:

     o   neither Disc nor any officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other
         representatives of the other of Disc or any of its subsidiaries have violated any non-solicitation restrictions contained in the merger agreement;

     o   a majority of Disc's board of directors or the special committee of the board of directors concludes in good faith that the failure to take action, furnish information or enter into discussions regarding a takeover proposal would be inconsistent with its fiduciary obligations;

     o   a majority of Disc's board of directors or the special committee of the board of directors determines in good faith that taking such action would be reasonably likely to lead to delivery of a superior offer (as defined below);

     o   prior to furnishing any such information to, or entering into discussions with, such person, Disc gives Acquisition Corp. written notice of the identity of such person (to the extent it can do so without breaching its fiduciary duties or violating the takeover proposal) and Disc receives from such person a confidentiality agreement containing customary terms and conditions; and

                                       67

     o   Disc furnishes any nonpublic information to Acquisition Corp. at or prior to the time delivered to any person.

     As used in the merger agreement the term "takeover proposal" means any offer, proposal, letter of intent, inquiry or expression or indication of interest contemplating or otherwise relating to any acquisition transaction.

     As used in the merger agreement an "acquisition transaction" means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) Disc or any of its subsidiaries is a constituent corporation, (ii) a person or "Group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of
Disc or any of its subsidiaries, or (iii) Disc or any of its subsidiaries issues securities representing more than 10% of the outstanding securities of any class of voting securities of Disc or any of its subsidiaries; (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for
10% or more of the consolidated net revenues, net income or assets of Disc or any of its subsidiaries; or (c) any liquidation or dissolution of Disc or any of its subsidiaries.

         As used in the merger agreement the term "superior offer" means a BONA
FIDE written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock
(including without limitation by way of a tender offer) or similar transaction with respect to Disc or any of its subsidiaries on terms that the board of directors of Disc or the special committee of the board of directors determines, in good faith (after consultation with outside legal counsel and a nationally recognized independent financial advisor), if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer, and would, if consummated, be more favorable to Disc's stockholders, from a financial point of view, than the transactions contemplated by the merger agreement; provided, however, that any such offer shall not be deemed to be a "superior offer" if (x) any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of Disc, reasonably capable of being obtained by such third party on a timely basis or (y) Acquisition Corp.
has, within two (2) business days after receipt of written notice from Disc of such bona fide superior offer, submitted an alternative takeover proposal which the board of directors of Disc or the special committee of the board of directors determines, in good faith (after consultation with outside legal counsel and a nationally recognized independent financial advisor), if accepted, is more favorable to Disc's stockholders, from a financial point of view, than such proposed superior offer.

                                       68

Disc has agreed to advise Acquisition Corp. promptly (and in no event later than
24 hours) after receipt of any takeover proposal or any request for nonpublic information related to Disc or any of its subsidiaries (including, to the extent it may do so without breaching its fiduciary duties and without violating any of the conditions of the takeover proposal, the identity of the person making or submitting such takeover proposal, and the terms thereof to the extent then known) that is made or submitted by any person prior to the closing of the merger. Disc has agreed to keep Acquisition Corp. fully informed with respect to the status of any takeover such proposal, and any modification or proposed modification thereto. Disc has agreed simultaneously to provide to Acquisition
Corp. any nonpublic information concerning Disc provided to any person in connection with any takeover proposal which was not previously provided to
Acquisition Corp.

         The recommendations of the board of directors of Disc or the special committee of the board of directors may be withheld, withdrawn or modified in a manner adverse to Acquisition Corp. if: (i) the board of directors of Disc or the special committee determines in good faith, after consultation with Disc's outside legal counsel, that the failure to withdraw or modify such recommendations would be inconsistent with its fiduciary obligations; (ii) Disc shall have released Acquisition Corp. from the provisions of any standstill or similar agreement restricting Acquisition Corp. from acquiring securities of
Disc; and (iii) neither Disc nor any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives shall have violated any of the non-solicitation restrictions of the merger agreement.

ACCESS TO INFORMATION

         Each of Acquisition Corp. and Disc has agreed that between the date of the merger agreement and the effective time of the merger it will, and will cause its subsidiaries to, afford to the officers, directors, employees, counsel, accountants, investment bankers, financial advisors and other representatives of the other reasonable access, during normal business hours, to all of its properties, operating facilities, books, contracts, commitments and records. Each of Acquisition Corp. and Disc has further agreed that during such period it will, and will cause its subsidiaries to, promptly furnish to the other (a) access to each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of Federal or state securities laws or filed with the Securities and Exchange Commission, the Department of Justice, the Federal Trade
Commission, any state authority with jurisdiction over public utilities or any other Federal or any state regulatory agency or commission, and (b) all information concerning themselves, their subsidiaries, directors, officers and stockholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by the merger agreement.

CONDITIONS TO THE MERGER

CONDITIONS TO EACH PARTY'S OBLIGATION

     The obligations of Disc and Acquisition Corp. to complete the merger are subject to the satisfaction or waiver on or prior to the effective time of certain conditions, including the following:

     o   the absence of any law, order or injunction that prohibits the completion of the merger;

     o   the parties to the merger agreement have obtained all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity needed in connection with the merger and the other transactions

                                       69

         contemplated by the merger agreement;

     o   the merger and the merger agreement shall have been adopted and approved by the holders of a majority of the outstanding shares of Disc common stock; and

     o   holders of not more than 15% of the outstanding shares of Disc common stock shall have exercised their right to appraisal under the Delaware
         General Corporation Law.

CONDITIONS TO ACQUISITION CORP.'S OBLIGATION

     The obligations of Acquisition Corp. to complete the merger are subject to the satisfaction, or waiver by Acquisition Corp., on or prior to the effective time of certain conditions, including the following:

     o   Disc shall have performed in all material respects its agreements and covenants contained in or contemplated by the merger agreement required to be performed at or prior to the effective time of the merger;

     o   the representations and warranties made by Disc in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger;

     o   Acquisition Corp. must have received a certificate signed by the chief executive officer and the chief financial officer of Disc as to compliance with the conditions specified in the immediately preceding two paragraphs;

     o   there shall not have occurred an event that could reasonably be expected to have a material adverse effect on Disc; and

     o   Disc shall have received and furnished to Acquisition Corp. all material approvals and consents from third parties and governmental entities necessary or required to complete the transactions contemplated by the merger agreement, including the consent of Disc's primary lender.

CONDITIONS TO DISC'S OBLIGATION

     The obligation of Disc to effect the merger is subject to the satisfaction, or waiver by Disc, on or prior to the effective time, of certain conditions, including the following:

     o   Acquisition Corp. shall have performed in all material respects its agreements and covenants contained in or contemplated by the merger agreement required to be performed at or prior to the effective time of the merger;

     o   the representations and warranties made by Acquisition Corp. in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger;

     o   Disc must have received a certificate signed by the president of
         Acquisition Corp. as to compliance with the conditions specified in the immediately preceding two paragraphs;

     o   Acquisition Corp. shall not have suffered from a material adverse effect; and

                                       70

     o   Acquisition Corp. shall have received and furnished to Disc all material approvals and consents from third parties and governmental entities necessary or required to complete the transactions contemplated by the merger agreement.

WAIVER

         At any time prior to the effective time of the merger, any party to the merger agreement may with respect to any other party (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any such waiver by Disc is subject to the approval of the special committee.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated before the effective time of the merger, whether before or after the stockholders of Disc have approved and adopted the merger agreement, if:

     o   both parties agree by mutual written consent;

     o   by either Disc or Acquisition Corp. if (i) the merger is not completed on or before March 5, 2003, or (ii) the merger agreement has not been approved by the requisite vote of the holders of the outstanding shares of Disc common stock;

     o   by either Disc or Acquisition Corp. if a court of competent jurisdiction or other governmental authority shall have issued a final and non-appealable order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the merger;

     o   by Acquisition Corp., if a triggering event (as defined below) shall have occurred;

     o   by Acquisition Corp., if Disc shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under the merger agreement, and such breach or failure is not cured within a 10-day period following notice of the breach or failure from Acquisition Corp.;

     o   by Disc, if Acquisition Corp. shall have breached or failed to perform in any respect any of its material representations, warranties or covenants required to be performed by it under the merger agreement, and such breach or failure is not cured within a 10-day period following notice of the breach or failure from Disc;

     o   by Disc, if (i) the board of directors of Disc or the special committee of the board of directors shall have withdrawn its recommendations in accordance with the merger agreement, or (ii) Disc shall have entered into an agreement providing for an acquisition transaction (and neither
         Disc nor any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other
         representatives of the other shall have violated any of the non-solicitation restrictions contained in the merger agreement).

                                       71

     Under the merger agreement, a "triggering event" shall be deemed to have occurred if there shall have been submitted to Disc a takeover proposal and: (i)
the board of directors of Disc shall have failed to make and include in the proxy statement, or shall have withdrawn, or modified in a manner adverse to
Acquisition Corp., the recommendations of Disc's board of directors to the stockholders of Disc to vote to approve the merger agreement; (ii) the board of directors of Disc or the special committee of the board of directors shall have publicly recommended any takeover proposal or shall have publicly announced an intention to do so, or Disc shall have entered into an agreement providing for an acquisition transaction; or (iii) Disc shall have materially breached its non-solicitation obligations under the merger agreement.

     Generally, if the merger agreement is terminated, other than as described below, there will be no liability on the part of either Acquisition Corp. or
Disc or their respective officers or directors.

     If Acquisition Corp. is not in material breach of its obligations under the merger agreement and if the merger agreement is terminated (x) (A) by
Acquisition Corp. or Disc because (i) the merger is not completed on or before
March 5, 2003, or (ii) the merger agreement has not been approved by the requisite vote of the holders of the outstanding shares of Disc common stock,
(B) at or prior to such termination a takeover proposal shall have been disclosed, announced, commenced, submitted or made and the same shall have been publicly announced, and (C) within twelve months after such termination Disc enters into a definitive agreement providing for, or consummates, an acquisition transaction with any person other than Acquisition Corp.; (y) by Acquisition
Corp. as the result of a "triggering event" (as defined above); or (z) by Disc because (i) the board of directors of Disc or the special committee of the board of directors shall have withdrawn its recommendations in accordance with the merger agreement, or (ii) Disc shall have entered into an agreement providing for an acquisition transaction (and neither Disc nor any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other shall have violated any of the non-solicitation restrictions contained in the merger agreement), then, in the case of each of (x), (y) and (z), Disc will be obligated to reimburse
Acquisition Corp. for all reasonable out-of-pocket fees and expenses actually incurred by Acquisition Corp. in connection with the merger, which fees and expenses shall not exceed $150,000, and to pay Acquisition Corp. a non-refundable fee in the amount of $150,000.

     In the event Disc terminates the merger agreement as a result of
Acquisition Corp.'s breach or failure to perform its representations, warranties or covenants, or Acquisition Corp. terminates for any reason not permitted in the merger agreement, Acquisition Corp. shall reimburse Disc for its reasonable actual documented fees and expenses incurred in connection with the merger, which fees and expenses shall not exceed $200,000. Each of Main Street Resources and Mr. Sinkin has agreed to guarantee Acquisition Corp.'s expense reimbursement obligations up to $100,000.

EXPENSES OF THE PARTIES

         Except for the reimbursement of expenses to Disc and Acquisition Corp.
in the event of termination of this merger agreement as described above, each of
Disc and Acquisition Corp. are responsible for their own fees and expenses incurred in connection with the solicitation of proxies in connection with the merger, including the fees and expenses associated with the preparation of this proxy statement, except that Disc and Acquisition Corp. have agreed to share equally the fees and expenses (other than attorneys' fees and expenses)
associated with the filing, printing and mailing of this proxy statement and any amendments to this proxy statement.

                                       72

AMENDMENTS

         The merger agreement may be amended by the parties to the merger agreement pursuant to action of the respective board of directors, at any time before or after approval of the merger agreement by the stockholders of
Acquisition Corp. and Disc and prior to the effective time of the merger;
provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                        COMMON STOCK PURCHASE INFORMATION

PURCHASES BY DISC

         The table below sets forth information, by fiscal quarters, regarding purchases by Disc of its common stock since June 30, 1999, including the number of shares purchased, the range of prices paid and the average purchase price.

              PERIOD        NO. OF SHARES      PRICE RANGE        AVERAGE PRICE
              ------        -------------      -----------        -------------

Balance as of 6/30/99           30,409             ---                1.039
Third Quarter 1999               -0-               ---                 ---
Fourth Quarter 1999              -0-               ---                 ---
First Quarter 2000               120          3.375 - 4.313           3.578
Second Quarter 2000              -0-               ---                 ---
Third Quarter 2000               -0-               ---                 ---
Fourth Quarter 2000               20              1.75                1.75
First Quarter 2001               -0-               ---                 ---
Second Quarter 2001              -0-               ---                 ---
Third Quarter 2001               -0-               ---                 ---
Fourth Quarter 2001              -0-               ---                 ---
First Quarter 2002               -0-               ---                 ---
Second Quarter 2002              -0-               ---                 ---
TOTAL                           30,519             ---                1.047

PURCHASES BY THE BUY-OUT GROUP

         The table below sets forth information regarding purchases by each of the Management Group of Disc common stock since June 30, 1999, including the number of shares purchased, the range of prices paid and the average purchase price:

              PERIOD        NO. OF SHARES      PRICE RANGE        AVERAGE PRICE
              ------        -------------      -----------        -------------

Third Quarter 1999               -0-               ---                 ---
Fourth Quarter 1999             17,000        $3.06 - $3.13           3.08
First Quarter 2000               -0-               ---                 ---
Second Quarter 2000             34,000        $3.50 - $4.03           $3.77
Third Quarter 2000              10,000        $2.50 - $2.88           $2.69
Fourth Quarter 2000             25,000        $1.00 - $1.50           $1.30
First Quarter 2001              10,500        $1.38 - $1.50           $1.47
Second Quarter 2001             7,000         $.94 - $1.00            $.96

                                       73

Third Quarter 2001               -0-               ---                 ---
Fourth Quarter 2001              -0-               ---                 ---
First Quarter 2002               -0-               ---                 ---
Second Quarter 2002              -0-               ---                 ---

RECENT TRANSACTIONS

         There have been no transactions in the common stock of Disc effected during the last 60 days by Disc or any of its directors or executive officers, except that Seymour Zises, a director of Disc, made a gift of 30,000 shares of
Disc stock on September 13, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Disc's voting securities by each person known by Disc to be the beneficial owner of more than 5% of Disc's voting securities as of
__________, 2002. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares.

                                                       AMOUNT AND NATURE
                    NAME AND ADDRESS OF                OF BENEFICIAL           PERCENTAGE
TITLE OF CLASS      BENEFICIAL OWNER                   OWNERSHIP               OF CLASS
--------------      ----------------                   ---------               --------
                    Donald Sinkin
Common Stock,       10 Gilpin Avenue
$0.01 par value     Hauppauge, New York 11788           1,751,066 (1)          (29.69%)

                    Stephen Frey
                    10 Gilpin Avenue
                    Hauppauge, New York 11788             651,979 (2)          (11.51%)

                    John Rebecchi
                    10 Gilpin Avenue
                    Hauppauge, New York 11788             617,186 (3)          (10.91%)

                    Allen & Company
                    711 Fifth Avenue
                    New York, New York 10022              350,827 (4)           (6.26%)

                    Holding Capital
                    Management Corp.
                    685 Fifth Avenue                                            (7.04%)
                    New York, New York 10022              395,634 (5)

                                       74

                    Henry Partners, L.P.
                    Matthew Partners, L.P.
                    225 South 17th Street                                       (6.10%)
                    Suite 2501                            335,000 (6)
                    Philadelphia, Pennsylvania 19103

     (1) Donald Sinkin is Chairman of the Board, President and Chief Executive
         Officer of Disc. The number of shares of Disc common stock shown in the table as beneficially owned by Mr. Sinkin includes the following:
         1,370,698 shares owned directly by Mr. Sinkin and indirectly by his spouse and a limited liability company controlled by him; and Merger
         Warrants to purchase 380,368 shares of Disc common stock owned directly by Mr. Sinkin and indirectly by the same limited liability company. Of the total number of shares reported as beneficially owned, Mr. Sinkin shares investment power with respect to 158,044 shares.

     (2) Stephen Frey is a director and the Senior Vice President of Operations and Secretary of Disc. The number of shares of Disc common stock shown in the table as beneficially owned by Mr. Frey includes 507,387 shares owned directly by Mr. Frey and indirectly by a limited liability company controlled by him; and Merger Warrants to purchase 144,592 shares of Disc common stock owned directly by Mr. Frey and indirectly by the same limited liability company. Of the total number of shares reported as beneficially owned, Mr. Frey shares investment power with respect to 158,044 shares.

     (3) John Rebecchi is a director and the Senior Vice President, West Coast of Disc. The number of shares of Disc common stock shown in the table as beneficially owned by Mr. Rebecchi includes 480,322 shares owned directly by Mr. Rebecchi and indirectly by a limited liability controlled by him; and Merger Warrants to purchase 136,864 shares of
         Disc common stock owned directly by Mr. Rebecchi and indirectly by the same limited liability company. Of the total number of shares reported as beneficially owned, Mr. Rebecchi shares investment power with respect to 158,044 shares.

     (4) Allen & Company Incorporated is a New York corporation ("Allen & Co.").
         The number of shares of Disc common stock shown in the table as beneficially owned by Allen & Co. includes the following: 264,915 shares of Disc common stock and Merger Warrants to purchase an additional 85,912 shares of Disc common stock. Allen Holding Inc., a
         Delaware corporation ("Allen Holding"), is an affiliate of Allen & Co.
         that is deemed to own beneficially all of the shares reported on the table above as owned by Allen & Co. The information regarding ownership of Disc common stock by Allen & Co. and Allen Holding was contained in a Schedule 13G/A dated February 14, 2002 and filed with the Securities and Exchange Commission on February 14, 2002. According to the Schedule
         13G/A, Allen & Co. has sole voting and investment power with respect to all shares reported as beneficially owned.

     (5) Holding Capital Management Corp. is a Connecticut corporation ("Holding
         Capital"). The number of shares of Disc common stock shown in the table as beneficially owned by Holding Capital includes 292,551 shares of
         Disc common stock and Merger Warrants to purchase an aggregate of
         103,092 shares of Disc common stock. The information regarding ownership of Disc common stock by Holding Capital was furnished to Disc by Holding Capital.

     (6) Henry Partners, L.P. ("Henry") and Matthew Partners, L.P. ("Matthew")
         are each Delaware limited partnerships. Investment decisions for each of Henry and Matthew are made through Henry Investment Trust, L.P. and
         David W. Wright, the general partner and investment

                                       75

         manager, respectively, of each of Henry and Matthew. The number of shares of Disc common stock shown in the table as beneficially owned by
         Henry and Matthew in the aggregate includes the following: 268,000 shares of Disc common stock beneficially owned by Henry and 67,000 shares of Disc common stock beneficially owned by Matthew. All of the information regarding ownership of Disc common stock by each of Matthew and Henry was contained in a Schedule 13G dated September 25, 2002 and filed with the Securities and Exchange Commission on October 2, 2002.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as to each class of outstanding equity securities of Disc beneficially owned as of _________, 2002 by: (i) each director and nominee; (ii) Disc's Chief Executive Officer and the other four most highly compensated executive officers who were officers as of
December 31, 2001 (the "Named Executives"); and (iii) all current directors and executive officers as a group. No executive officer or director of Disc owns securities of any parent or subsidiary of Disc, except as indicated in the footnotes to the table below. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Disc Graphics, Inc., 10 Gilpin Avenue,
Hauppauge, New York 11788. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares. An asterisk denotes beneficial ownership of less than 1% of the class of securities indicated.

                                                       AMOUNT AND NATURE
                       NAME AND ADDRESS OF             OF BENEFICIAL                PERCENTAGE
TITLE OF CLASS         BENEFICIAL OWNER                OWNERSHIP                    OF CLASS

Common Stock,          Donald Sinkin                             1,751,066 (1)              29.69%
$0.01 par value        Stephen Frey                                651,979 (2)              11.51%
                       John Rebecchi                               617,186 (3)              10.91%
                       Daniel A. Levinson                          264,856 (4)               4.74%
                       Seymour W. Zises                            146,744 (5)               2.65%
                       Mark L. Friedman                            173,420 (6)               3.13%
                       Margaret M. Krumholz                         91,870 (7)               1.64%
                                                                   -------                  -----

                       All directors and executive                3,697,099              57.99%
                       officers as a group

---------------------------------

(1)  See Note (1) under "Security Ownership of Certain Beneficial Owners" table above.

(2)  See Note (2) under "Security Ownership of Certain Beneficial Owners" table above.

(3)  See Note (3) under "Security Ownership of Certain Beneficial Owners" table above. Includes 200,584 shares owned directly by Mr. Levinson and indirectly by a family trust of which he is the trustee; Merger Warrants to purchase 57,272 shares of Disc common stock owned directly by Mr.

(4)  Levinson and indirectly by such trust; and options granted under Disc's
     1995 Incentive Stock Option Plan to purchase 7,000 shares of Disc common stock, of which 6,000 such options were exercisable as of April 26, 2002.

                                       76

(5)  Includes 121,722 shares owned directly by Mr. Zises and indirectly by a limited liability company (5) controlled by him; and options granted under the 1995 Incentive Stock Option Plan to purchase 25,000 shares of Disc common stock, all of which options were exercisable as of April 26, 2002.

(6)  Includes 70,000 shares held by Constellation Partners LLC, of which Mr.
     Friedman is a Managing (6) Partner; 72,420 shares held in a joint account with Mr. Friedman's wife; and options to purchase 31,000 shares, of which options to purchase 30,000 shares were exercisable as of April 26, 2002.

(7)  Includes 16,870 shares owned directly by Ms. Krumholz and indirectly by members of her immediate family; and options to purchase 75,000 shares pursuant to the 1995 Incentive Stock Option Plan, of which options to purchase 50,000 shares were exercisable as of April 26, 2002. Ms. Krumholz has sole voting and investment power with respect to 76,270 shares reported above.

                             INDEPENDENT ACCOUNTANTS

         Disc's financial statements as of and for the year ended December 31,
2001, included in this proxy statement as part of APPENDIX D , have been audited by PricewaterhouseCoopers, LLP, independent accountants, as stated in their report included in Disc's Annual Report on Form 10-K for the year ended December
31, 2001, which is included in this proxy statement as part of APPENDIX D .
Disc's financial statements as of and for each of the years in the two year period ended December 31, 2000, included in this proxy statement as part of
APPENDIX D, have been audited by KPMG LLP, independent accountants, as stated in their report included in Disc's annual report on Form 10-K for the year ended
December 31, 2001.

                          FUTURE STOCKHOLDER PROPOSALS

         If the merger is not consummated, Disc will hold an annual meeting for the election of directors in the calendar year 2003. If such meeting is held,
Disc will inform its stockholders, by press release or other means determined reasonable by Disc, of the date by which stockholder proposals must be received by Disc to be considered for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

                                  OTHER MATTERS

         The Disc board of directors is not aware of any matter not set forth herein that may be raised at the special meeting. If, however, further business is properly raised at the special meeting, the persons named in the proxies will vote the shares represented by the proxies in accordance with their judgment.

                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. In addition, because the merger may be considered to be a "going private" transaction, Disc has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to

                                       77

the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Disc. Each exhibit to the Schedule 13E-3 will be made available for inspection and copying at Disc's executive offices during regular business hours by any Disc stockholder or a representative of a stockholder as so designated in writing.

     Disc stockholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by Disc at the Securities and Exchange
Commission's public reference room located at 450 Fifth Street, N.W.,
Washington, D.C. 20549, and at the regional office of the Securities and
Exchange Commission located at 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Please call the Securities and Exchange Commission at
1-800-SEC-0330 for further information on the operation of the public reference rooms. Disc's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission located at:
"http://www.sec.gov."

     This proxy statement is being furnished to stockholders together with a copy of Disc's Annual Report on Form 10-K for the fiscal year ended December 31,
2001, as amended, and its Quarterly Report on Form 10-Q for the fiscal quarter ended
September 30, 2002, as amended, which are attached to this proxy statement as APPENDIX D and APPENDIX E, respectively.

     The Rodman Opinion is attached to this proxy statement as APPENDIX B. The
Rodman Opinion is also available for inspection and copying by Disc's stockholders (or a representative so designated in writing) at our principal offices at 10 Gilpin Avenue, Hauppauge, New York 11788 during regular business hours.

     The Securities and Exchange Commission allows Disc to "incorporate by reference" information into this proxy statement. This means that Disc can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Disc later files with the Securities and Exchange
Commission may update and supercede the information in this proxy statement.
Disc incorporates by reference each document it files under Section 13(a),
13(c), or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. Disc also incorporates by reference into this proxy statement the following documents filed by it with the Securities and Exchange
Commission under the Exchange Act:

     o   Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o   Current Report on Form 8-K filed September 12, 2002;

     o   Amendments to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001;

     o   Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,
         2002; and

     o   Amendment to the Quarterly Report on Form 10-Q/A for the quarter ended
         September 30, 2002.

However, any references in these documents to the Private Securities Litigation
Reform Act of 1995 and "safe harbor" protection for forward-looking statements are specifically not incorporated by reference into this proxy statement.

         The proxy statement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to

                                       78

whom it is not lawful to make any offer or solicitation in such jurisdiction.
The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Disc since the date of this proxy statement or that the information herein is correct as of any later date.

         Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement (including its appendices).
Disc has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [INSERT
DATE]. Unless explicitly stated otherwise, the information contained in Disc
Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, included in this proxy statement as APPENDIX D, is as of December 31, 2001, the date of filing with the Securities and Exchange Commission of the initial Form
10-K. No assumption should be made that the information contained in this proxy statement is accurate as of any other date, and the mailing or delivery of this proxy statement will not create any implication to the contrary.

         IN ADDITION, INFORMATION CONTAINED IN APPENDIX D AND APPENDIX F MAY BE
UPDATED AND SUPERCEDED BY INFORMATION CONTAINED ELSEWHERE IN THIS PROXY
STATEMENT. DISC HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT
RELATING TO DISC, ITS SUBSIDIARIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND
AFFILIATES, AND ACQUISITION CORP. HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS
PROXY STATEMENT RELATING TO ACQUISITION CORP. AND ITS DIRECTORS, OFFICERS AND
AFFILIATES.

         No provisions have been made in connection with the merger to grant stockholders access to Disc corporate files or the corporate files of
Acquisition Corp., or to obtain counsel or appraisal services for stockholders at Disc expense or the expense of Acquisition Corp.

                                       79

                                   APPENDIX A

                         [Agreement and Plan of Merger]

                                       80

                                   APPENDIX B

                       [Opinion of Rodman & Renshaw, Inc.]

                                       81

                                   APPENDIX C

                              [Section 262 of DGCL]

                                       82

                                   APPENDIX D

                            [December 31, 2001 10-K]

                                       83

                                   APPENDIX E

                            [September 30, 2002 10-Q]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q/A

Amendment No. 1

(Mark One)

[ X ]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2002

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 0-22696

DISC GRAPHICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	13-3678012
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10 Gilpin Avenue, Hauppauge, New York	11788-8831
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 234 -1400

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes   [ X ]    No   [   ]

As of October 30, 2002, 5,518,242 shares of the Registrant's Common Stock, par value $.01, were outstanding.

DISC GRAPHICS, INC.
FORM 10-Q/A
Quarter Ended September 30, 2002

Introductory Note

     This Amendment No. 1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002, filed by the Registrant on November 1, 2002, is being filed to add as Exhibits 99.3 and 99.4, respectively, certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Registrant's President and Chief Executive Officer and by its Senior Vice President of Finance and Chief Financial Officer. The Form 10-Q already included certificates by such officers pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. Except as set forth in this Introductory Note, there are no changes to the Form 10-Q.

INDEX

Page

PART I    -    FINANCIAL INFORMATION

DISC GRAPHICS, INC.

Consolidated Balance Sheets
As of September 30, 2002 and December 31, 2001
(unaudited)

	September 30, 2002	December 31, 2001

Assets
Current assets:
Cash	$22,759	$52,780
Accounts receivable, net allowances of $1,627,551
and $1,280,000, respectively	10,282,532	9,484,793
Inventories	1,595,740	1,430,316
Prepaid expenses and other current assets	381,442	341,850
Income taxes receivable	---	1,072,551
Deferred income taxes	1,819,000	2,990,000

Total current assets	14,101,473	15,372,290

Plant and equipment, net	12,415,869	14,380,367
Goodwill	695,431	695,431
Security deposits and other assets	528,457	324,806
Investment in joint venture	327,830	472,947

Total assets	$28,069,060 —————	$31,245,841 —————

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long term debt	$1,526,955	$1,279,761
Current maturities of capitalized lease obligations payable	7,787	131,759
Accounts payable and accrued expenses	7,072,652	5,416,077
Income taxes payable	59,102	----

Total current liabilities	8,666,496	6,827,597

Long term debt, less current maturities	8,378,402	13,813,929
Deferred income taxes	2,024,595	2,024,595

Total liabilities	19,069,493	22,666,121

Commitments and Contingencies

Stockholders' equity:
Preferred stock:
$.01 par value; authorized 5,000 shares; no shares issued and outstanding	----	----
Common stock:
$.01 par value; authorized 20,000,000 shares; issued 5,548,761 shares	55,488	55,488
Additional paid-in capital	5,009,671	5,009,671
Retained earnings	3,998,658	3,577,535
	9,063,817	8,642,694

Less:
Treasury stock, at cost, 30,519 shares	(31,963)	(31,963)
Other comprehensive income	(32,287)	(31,011)
Total stockholders' equity	8,999,567	8,579,720

Total liabilities and stockholders' equity	$28,069,060 —————	$31,245,841 —————

See accompanying notes to unaudited Consolidated Financial Statements

DISC GRAPHICS, INC.
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2002 and 2001
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001

Net sales	$14,231,962	$13,448,022	$37,339,756	$39,771,136
Cost of sales	10,984,063	10,170,089	29,521,670	31,634,898

Gross profit	3,247,899	3,277,933	7,818,086	8,136,238

Operating Expenses:
Selling and shipping	1,011,247	1,010,493	2,853,459	3,973,370
General and administrative	1,079,630	1,178,670	2,972,123	4,115,438
Asset Impairment Costs	407,902	----	407,902	----

Operating income	749,120	1,088,770	1,584,602	47,430

Interest expense, net	238,486	360,249	791,698	1,279,181
Loss (gain) on disposal of equipment	----	105,338	(8,319)	105,338
Equity in loss of joint venture	25,838	123,173	145,117	252,053

Income (loss) before income taxes	484,796	500,010	656,106	(1,589,142)

Provision (benefit) from income taxes	171,000	178,000	235,000	(298,000)

Net Income (loss)	$313,796	$322,010	$421,106	$(1,291,142)
	—————	—————	—————	—————

Net Income (loss) per share:

Basic	$0.06	$0.06	$0.08	$(0.23)
	—————	—————	—————	—————

Diluted	$0.06	$0.06	$0.08	$(0.23)
	—————	—————	—————	—————

Weighted average number of shares outstanding

Basic	5,518,242	5,518,242	5,518,242	5,518,242

Diluted	5,527,462	5,518,242	5,529,319	5,518,242

See accompanying notes to unaudited Consolidated Financial Statements

DISC GRAPHICS, INC.

Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2002 and 2001
(unaudited)

	September 30, 2002	September 30, 2001

Cash flows from operating activities:
Net income (loss)	$421,106	$(1,291,142)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,882,309	2,038,211
Deferred income taxes	1,171,000	192,884
Provision for doubtful accounts	465,448	580,389
Fixed asset impairment charge	137,630	----
Equity in loss of joint venture	145,117	252,053
Loss (gain) on disposal of equipment	(8,319)	105,338
Changes in assets and liabilities:
Accounts receivable	(1,263,187)	876,693
Inventories	(165,424)	869,873
Prepaid expenses and other assets	(39,592)	60,143
Accounts payable and accrued expenses	1,655,316	(1,659)
Income taxes payable/receivable	1,131,653	1,281,284
Security deposits and other assets	(205,911)	6,347

Net cash provided by operating activities	5,327,146	4,970,414

Cash flows from investing activities:
Capital expenditures	(133,973)	(412,437)
Investment in joint venture	----	(625,000)
Proceeds from sale of equipment	89,112	420,435

Net cash used in investing activities	(44,861)	(617,002)

Cash flows from financing activities:
Net repayments of long-term debt	(5,180,547)	(3,781,958)
Principal payments of capital lease obligations	(131,759)	(571,044)

Net cash used in financing activities	(5,312,306)	(4,353,002)

Net increase (decrease) in cash	(30,021)	410

Cash at beginning of year	52,780	59,489

Cash at end of period	$22,759	$59,899
	—————	—————

Cash paid during the year for:
Interest	$674,009	$1,141,985

Income taxes	$217,474	$69,959

See accompanying notes to unaudited Consolidated Financial Statements

DISC GRAPHICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Principals of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Disc Graphics, Inc. and its wholly-owned subsidiaries (collectively the "Company"). All inter-company accounts and transactions have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company, the unaudited consolidated financial statements contain all adjustments necessary to present fairly its financial position as of September 30, 2002 and its results of operations for the three and nine months ended September 30, 2002 and 2001 and statements of cash flows for the nine months ended September 30, 2002 and 2001.

The consolidated balance sheet as of December 31, 2001 has been derived from the audited balance sheet as of that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the three and nine months ended September 30, 2002 and statements of cash flows for the nine months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full year. This report should be read in conjunction with the Company's annual report filed on Form 10-K for the fiscal year ended December 31, 2001.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates include the valuation of inventories, the allowance for doubtful accounts receivable and the Recoverability of long-lived assets. Actual results could differ from those estimates.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating the pooling-of-interests methods of accounting. SFAS No. 141 also addresses the recognition and measurement of goodwill and other intangible assets acquired in a business combination. The Company adopted the provisions of SFAS No. 141 on January 1, 2002. The adoption of SFAS No. 141 has not had an impact on the Company's consolidated financial position or results of operations for the nine months ended September 30, 2002.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." Upon adoption of SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. Other intangible assets will continue to be amortized over their estimated useful lives. The Company adopted the provisions of SFAS No. 142 on January 1, 2002. See note 3 for further discussion.

In August 2001, the SFAS issued SFAS No. 143, "Accounting for Asset Retirement Obligations," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 144 supersedes FASB Statement No. 121 and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company is required to adopt SFAS No. 143 on January 1, 2003 and does not expect SFAS 143 to have a material impact on the Company's consolidated financial position or results of operations. The Company has adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 has not had an impact on the Company's consolidated financial position or results of operations for the nine months ended September 30, 2002.

2.	Inventories Inventories, net of reserves consist of the following:

	September 30, 2002	December 31, 2001

Raw materials	$977,774	$922,331
Work-in-process	436,059	270,249
Finished goods	181,907	237,736

	$1,595,740 —————	$1,430,316 —————

3.	Goodwill

On January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 142 includes requirements to annually test goodwill and indefinite lived intangible assets for impairment rather than amortize them; accordingly, the Company no longer amortizes goodwill. As a result, for the nine months ended September 30, 2002, amortization expense decreased $449,000 compared to the nine months ended September 30, 2001. If the Company adopted SFAS No. 142 on January 1, 2001, the earnings per share for the three and nine months ended September 30, 2001, would have increased by $0.02 and $0.07, respectively.

As of September 30, 2002 and December 31, 2001, the Company had unamortized goodwill of $695,000 remaining from its acquisition of Pointille, Inc. In connection with its adoption of SFAS No. 142, the Company did not record any goodwill impairment loss.

4.	Investment in Joint Venture

The Company is party to a joint venture named GraphCorr, LLC along with several other companies, for the purpose of developing and operating a facility to produce reinforced folding cartons (mini flute). The Company is accounting for its investment in the joint venture under the equity method of accounting. Accordingly, the Company recorded approximately $145,000, which represents its share of the estimated joint venture losses in the nine months ended September 30, 2002. Such losses reflect $801,000 incurred by the joint venture.

5.	Asset Impairment Charge

The Company recorded a $408,000 charge during the third quarter in connection with the lease termination of the former Contemporary Graphics, Inc. ("CCG") facility in Edgewood, New York and the further write down of the Indiana real estate. The charge was primarily comprised of $229,000 for the early termination of the CCG lease and related restoration costs and approximately $150,000 for the further write down to net realizable value after selling costs of the Indiana real estate, which is to be sold. The decision to terminate the CCG facility lease was made in the aftermath of losing a subtenant, who vacated the premises during the first half of 2002.

6.	Settlement of Contemporary Color Graphics, Inc. ("CCG") Litigation

The action entitled Laurence Locks, et al. v. Disc Graphics, Inc., was resolved during mediation by the parties on September 5, 2002. Under the terms of the settlement, the Company is obligated to pay a total of $1,100,000 in full settlement of all claims of plaintiffs Contemporary Color Graphics, Inc. and its shareholders, which amount is payable with payments of (i) $750,000 on or before September 30, 2002 and (ii) $87,500 on or before each of March 30, 2003, September 30, 2003, March 30, 2004 and September 30, 2004. The Company had made provision on its financial statements for the costs of this settlement.

DISC GRAPHICS, INC.

Special Note on Forward Looking Statements

      This Form 10-Q contains predictions, projections and other statements about the future that are intended to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such statements. Such risks, uncertainties, and other important factors include, among others: the Company's ability to fulfill its stated business strategies; the Company's ability to improve its revenue margin; the Company's ability to improve its position in current or new markets; the Company's ability to identify and consummate strategic business opportunities; the Company's ability to identify and develop additional product innovations; the Company's ability to achieve growth in net sales of its products; the effects of recent equipment purchases and leases for additional space on the Company's operations; the Company's ability to continue to achieve efficiencies through the purchase or lease of equipment; the effects of the Company's consolidation efforts; the effects of the Company's ISO certification efforts; the amounts required for capital expenditures in future periods; the availability and cost of materials; and continuing industry-wide pricing pressures and other industry conditions, as well as other risks and uncertainties, including without limitation those set forth in other sections of this Form 10-Q, in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and/or in the Company's other documents filed with the Securities and Exchange Commission, whether or not such documents are incorporated herein by reference. In assessing forward-looking statements, readers are urged to read carefully all such cautionary statements. Such forward-looking statements speak only as of the date of this Report, and the Company disclaims any obligation or undertaking to update such statements.

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

Significant Accounting Policies

      For discussion see Item 7. Management's Discussion and Analysis of Financial Condition included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission (the "2001 Form 10-K").

General

      The following discussion and analysis of the financial condition and results of operations of Disc Graphics, Inc. and its subsidiaries (collectively "Disc Graphics" or the "Company") for the three and nine-month periods ended September 30, 2002 should be read in conjunction with the unaudited Consolidated Financial Statements and the Notes thereto included elsewhere in this Report, and the 2001 Form 10-K for its fiscal year ended December 31, 2001. Results for the periods reported herein are not necessarily indicative of results that may be expected for the full year or in future periods.

Results of Operations for the Three Months Ended September 30, 2002 and 2001

Net Sales

      Net sales for the three months ended September 30, 2002 were $14,232,000 compared to $13,448,000 for the same period in 2001, representing an increase of $784,000 or 5.8%. The increase in quarterly sales is due primarily to a combination of stronger sales within the Video/DVD, general packaging and pharmaceutical categories. Increased sales within the DVD category was due in part to the impact of orders from a major film studio.

Gross Profit

      The Company recognized gross profit of $3,248,000 (a 22.8% gross profit margin) for the three months ended September 30, 2002, compared to $3,278,000 (a 24.4% gross profit margin) for the same period in 2001 representing a gross profit margin decrease of 1.6 percentage points. The Company's gross profit remained virtually the same as the same period last year despite a sales increase of $784,000 or 5.8% due primarily to increased manufacturing expenses. Manufacturing expenses for the quarter have increased $643,000 or 31.8% reflecting the impact of a change in classification of freight expenses and increased depreciation charges. For the quarter ended September 30, 2001, freight out expense was recorded net of freight charged to the customer and classified as selling expense within the selling, general & administrative ("SG&A") line. For the current quarter, freight out is now reported on a gross basis within manufacturing expenses and the freight billed to the customer is reported separately as revenue. The impact of this reclassification on gross margin is approximately $354,000.

Selling, General and Administrative Expenses

      Selling, general and administrative ("SG&A") expenses for the three months ended September 30, 2002 were $2,091,000 (14.7% of net sales) compared to $2,189,000 (16.3% of net sales) for the same period a year ago, a decrease of $98,000 or 4.5%, due primarily to the elimination of goodwill amortization and lower payroll related costs.

Asset Impairment Charges

      The Company recorded a charge during the quarter ended September 30, 2002 related to the impairment of assets of $408,000. This charge is comprised of costs associated with the lease termination and restoration expenses related to the former Contemporary Color Graphics, Inc. ("CCG") facility at Edgewood, NY and the further write down to net realizable value of the Indiana real estate, which is to be sold. The Company made the decision to terminate the CCG facility lease during the third quarter of 2002 in the aftermath of losing its subtenant earlier in the year.

Net Interest Expense

      Net interest expense for the three months ended September 30, 2002 was $238,000 compared to $360,000 for the same period of the prior year. Interest expense includes interest payable under the Company's revolving credit facility, its notes, and capital lease obligations on equipment. The $122,000 decrease (33.9%) in interest expense reflects a decrease in debt obligations, primarily the revolving credit facility, and the lower effective interest rates on the revolving credit loan.

Equity in Loss of Joint Venture

      For the three months ended September 30, 2002, the Company recorded $26,000 as its share of losses from its equity method investment in a joint venture compared to $123,000 as its share of losses during the third quarter of 2001.

Income Taxes

      For the quarter ended September 30, 2002, the Company recorded a provision for income taxes of $171,000 as compared with $178,000 for the third quarter of the prior year. The tax provision was based on an effective tax rate of 35% for the three months ended September 30, 2002, virtually the same as the rate for the three months ended September 30, 2001.

Net Income (Loss)

      Net income for the three months ended September 30, 2002 was $314,000 compared to net income of $322,000 for the same period in the prior year, a decrease of $8,000, as the impact of increased sales, up $784,000 or 5.8%, was largely offset by asset impairment charges.

Results of Operations for the Nine Months Ended September 30, 2002 and 2001

Net Sales

      Net sales for the nine months ended September 30, 2002 were $37,340,000 compared with $39,771,000 for the same period in 2001, representing a decrease of $2,431,000 or 6.1%. The closure of the Indiana facility during the second quarter of last year accounted for $1,306,000 or 53.7% of the decline in sales. The overall decline, excluding the effect of the Indiana facility closure, was most evident in music packaging (off approximately $1,707,000 or 27.6%) reflecting industry wide softness within the music industry, and decreased commercial printing (down $1,432,000 or 57.0%) between the comparison periods, reflecting the Company's decision to abandon the CCG acquisition. Partially offsetting the above sales declines, the Company realized strong sales increases within the DVD and computer packaging product lines.

Gross Profit

      The Company recognized gross profit of $7,818,000 (a 20.9% gross profit margin) for the nine months ended September 30, 2002, compared to $8,136,000 (a 20.5% gross profit margin) for the same period in 2001 representing a gross profit margin increase of 0.4 percentage points. The Company's gross profit declined $318,000 or 3.9% reflecting decreased sales, off 6.1% and higher manufacturing costs associated with the impact of freight expenses being reclassified to manufacturing expenses during the nine months ended September 30, 2002 compared to its classification as SG&A expense during the nine months ended September 30, 2001. The impact on gross margin of this reclassification was approximately $899,000. Partially offsetting increased manufacturing expenses, the Company benefited from the implementation of several cost containment initiatives such as the renegotiation of more favorable pricing arrangements with several of our main material suppliers, the reduction of outside processing costs through improved deployment of available production resources and improved labor utilization.

Selling, General and Administrative Expenses

      Selling, general and administrative ("SG&A") expenses for the nine months ended September 30, 2002 were $5,826,000 (15.6% of net sales) compared with $8,089,000 (20.3% of net sales) for the same period a year ago, a decrease of $2,263,000 or 28.0%. The decrease is primarily due to the closure of the Company's Indiana facility, the elimination of goodwill amortization, decreased freight expense due to the above aforementioned reclassification and lower payroll related costs.

Asset Impairment Charges

      The Company recorded a charge during the third quarter of 2002 related to the impairment of assets of $408,000. This charge is comprised of costs associated with the lease termination and restoration expenses related to the former Contemporary Color Graphics, Inc. ("CCG") facility at Edgewood, NY and the further write down to net realizable value of the Indiana real estate, which is to be sold.

Net Interest Expense

      Net interest expense for the nine months ended September 30, 2002 was $792,000 compared with $1,279,000 for the same period of the prior year. Interest expense includes interest payable under the Company's revolving credit facility, its notes, and capital lease obligations on equipment. The $487,000 decrease in net interest expense is due primarily to decreased borrowings under the Company's revolving credit facility and the lower effective interest rate on the related revolving credit loan.

Equity in Loss of Joint Venture

      For the nine months ended September 30, 2002, the Company recorded $145,000 as its share of losses from its equity method investment in a joint venture compared to $252,000 as its share of losses for the same period of the prior year.

Income Taxes

      For the nine months ended September 30, 2002, the Company recorded a provision for income taxes of $235,000 as compared with a tax benefit of $298,000 for the same period in 2001. The tax provision was based on an effective tax rate of 36% for the nine months ended September 30, 2002 as compared with an effective tax rate of 18% for the nine months ended September 30, 2001.

Net Income (Loss)

      Net income for the nine months ended September 30, 2002 was $421,000, compared with a net loss of $1,291,000 for the same period in the prior year, an improvement of $1,712,000. The increase in profitability is due primarily to decreased labor related expenses as well as lower fixed SG&A expenses in connection with the Company's cost containment initiatives.

Liquidity and Capital Resources

      The SEC recently issued Financial Reporting Release No. 61, which sets forth the views of the SEC regarding enhanced disclosures relating to Management's Discussion and Analysis of Financial Condition and Results of Operations, including guidance with respect to disclosure on liquidity and capital resources. The information provided below about the Company's debt, credit facilities and future commitments is included here to facilitate a review of the Company's liquidity.

      The Company's total debt was $9,905,000 and $15,094,000 at September 30, 2002 and December 31, 2001, respectively. The Company's total debt of $15,094,000 at December 31, 2001 is due to be repaid as follows: in 2002 $1,280,000, in 2003 $2,025,000; in 2004 $7,919,000; in 2005-2006 $2,294,000; and thereafter, $1,576,000. Debt obligations due to be repaid in 2002 will be satisfied with operating cash flows.

      The Company's debt consists of both fixed and variable-rate instruments. At September 30, 2002 and December 31, 2001, fixed-rate debt constituted approximately 63% and 50% of its total debt, respectively. The increase in the percentage of fixed-rate debt was primarily due to repayment of revolving line of credit borrowing during 2002. The average interest rate on the Company's debt was approximately 7.3% and 7.4% at September 30, 2002 and December 31, 2001, respectively.

      The primary source of cash for the Company's business has been cash flow from operations and availability under the Company's revolving credit facility. Cash as of September 30, 2002 was $23,000 compared to $53,000 as of December 31, 2001. Net cash provided from operations for the nine months ended September 30, 2002 was $5,327,000 compared to $4,970,000 for the nine months ended September 30, 2001. The improvement in cash flows from operations is primarily attributable to the Company's improved profitability along with the Company's continued focus on cash management. In addition, the Company benefitted from a federal income tax refund payment of $2,274,000 pertaining to net operating loss (NOL) carry backs generated in 2001. As of September 30, 2002, the company had working capital of $5,435,000.

      On December 28, 2001 the Company and its primary lender signed an amendment to the Credit Agreement. The amendment establishes revised covenants, and includes the following changes to the Credit Agreement: (i) reduction in maximum borrowing under the revolving credit facility to $11,000,000, subject to a borrowing base formula based on eligible accounts receivable and inventory, (ii) change of maturity to a three-year term with a five and nine year amortization against machinery and real estate respectively, (iii) refinancing of two term loans currently financed by the primary lender, one secured by machinery and equipment and the other secured by real estate. As of September 30, 2002, the Company had $6,562,000 available under its revolving credit facility and was in compliance with all covenants.

      In connection with the Company's closure of its Indiana facility during the second quarter 2001, the Company has sold or transferred all of the related machinery and equipment as of September 30, 2002. As of September 30, 2002 the Indiana real estate remains unsold and is included in the Company's plant and equipment at its expected realizable value.

      As a result of the modifications to the Credit Agreement, the Company's realignment actions, and cost reduction initiatives, management believes that its profit potential and cash flow will be improved. Further, cash provided by operations and amounts available from its Credit Agreement is expected to be sufficient to meet the Company's cash requirements through the next fiscal year.

      The Company is obligated under capital leases for machinery and equipment. At September 30, 2002 and December 31, 2001, capital lease obligations were $8,000 and $132,000, respectively, and are scheduled to be fully paid in 2002.

      The Company leases its main operating facility from an entity owned by related parties of the Company. The lease is for a fifteen-year term, expiring in 2007 and requires annual rental payments aggregating $348,000, and payments for a share of maintenance, insurance and real estate taxes. The Company is also obligated under noncancellable operating leases. Future minimum lease payments under these agreements are as follows: in 2002 $1,308,000; in 2003-2004 $1,899,000; in 2005-2006 $1,666,000; and thereafter $808,000.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

      The Company finances the purchase of production equipment and other capital expenditures through long-term debt and/or capital leases. The majority of the Company's long term debt is its equipment loans, which are not exposed to changes in interest rates. As of September 30, 2002, the Company had $2,400,000 of debt outstanding on its revolving line of credit. The stated or implicit rates on the Company's other borrowings, including capital leases, are generally fixed or in those instances where rates are variable, the Company generally fixes the rates through interest rate swap agreements. If current interest rates were to increase by 10%, the effect to the Company would be an additional annual expense of approximately $23,000.

      The Company does not have any sales, purchases, assets or liabilities denominated in currencies other than the U.S. dollar, and as such is not subject to foreign currency exchange rate risk.

Item 4.     Controls and Procedures

     Based on the Company's most recent evaluation, which was completed within 90 days of the filing of this Form 10-Q, the Company's Chief Executive Officer and Chief Financial Officer believe the Company's disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934, as amended) are effective. There have been no significant changes in internal control or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation of the Company's internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II  -   OTHER INFORMATION

Item 1.    Legal Proceedings

      As of September 30, 2002, there were no lawsuits pending against the Company that are material and are required to be reported. The action entitled Laurence Locks, et al. v. Disc Graphics, Inc., for which information was previously disclosed by the Company in 2002 in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, was resolved during mediation by the parties on September 5, 2002. Under the terms of the settlement, the Company is obligated to pay a total of $1,100,000 in full settlement of all claims of plaintiffs Contemporary Color Graphics, Inc. and its shareholders, which amount is payable with payments of (i) $750,000 on or before September 30, 2002 and (ii) $87,500 on or before each of March 30, 2003, September 30, 2003, March 30, 2004 and September 30, 2004.

Item 2.    Changes in Securities and Use of Proceeds

      Not applicable.

Item 3.    Defaults Upon Senior Securities

      Not applicable.

Item 4.     Submission of Matters to a Vote of Security Holders

Item 5.    Other Information

      Not applicable.

Item 6.    Exhibits and Reports on Form 8-K

a.	Exhibits: The Exhibits to this Quarterly Report on Form 10-Q are listed in the Exhibit Index which appears elsewhere herein and are incorporated herein by reference.

b.	Reports on Form 8-K during the quarter ended September 30, 2002:

The Company filed a Current Report on Form 8-K on September 12, 2002 under Item 5 reporting the execution by the Company of an Agreement and Plan of Merger pursuant to which each outstanding share of the Company's common stock held by non-affiliated stockholders will be converted into the right to receive $1.82 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 13, 2002	DISC GRAPHICS, INC. (Registrant) /s/ Donald Sinkin Donald Sinkin President & CEO

November 13, 2002	DISC GRAPHICS, INC. (Registrant) /s/ Margaret Krumholz Margaret Krumholz Senior Vice Presidentof Finance & CFO

DISC GRAPHICS, INC.
FORM 10-Q/A
Quarter Ended September 30, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (President and Chief Executive Officer).

99.2	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Senior Vice President of Finance and Chief Financial Officer).

99.3	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (President and Chief Executive Officer).*

99.4	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Senior Vice President of Finance and Chief Financial Officer).*

*   Document filed herewith

                                       84

                                   APPENDIX F

         INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS OF
         DISC GRAPHICS, INC., DG ACQUISITION CORP., MSR ADVISORS, INC.,
                  THE MEMBERS OF THE MANAGEMENT GROUP, AND THE
                    MEMBERS OF THE CONTRIBUTING STOCKHOLDERS

I.  DIRECTORS AND EXECUTIVE OFFICERS OF DISC GRAPHICS, INC.

         The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Disc Graphics,
Inc. are set forth below. The business address of each director and executive officer of Disc Graphics, Inc. (unless otherwise indicated) is c/o Disc
Graphics, Inc., 10 Gilpin Avenue, Hauppauge, New York 11788. The business telephone number of each director and executive officer of Disc Graphics, Inc.
is (631) 234-1400.

         Donald Sinkin has been Chairman of the Board, President and Chief
Executive Officer and of Disc since 1986. He also serves as a director and the
President and Chief Executive Officer of Disc Graphics Label Group, Inc., Four
Seasons Litho, Inc. and Cosmetic Sampling Technologies, Inc., all of which are wholly-owned subsidiaries of the Company. Mr. Sinkin joined the predecessor to the Company as Pre-Press Supervisor in 1977 and became Plant Manager in 1982.
Prior to joining the Company, he helped start-up and manage Rutgers Packaging, a division of Queens Group, Inc. d/b/a Queens Litho. Mr. Sinkin also serves as a director and the President of Horizon Equities, Inc., a New York corporation controlled by him ("Horizon Equities"), and is the managing member of Spring
Hollow Holding, LLC, a New York limited liability company. During the last five years, Mr. Sinkin has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Stephen Frey has been the Senior Vice President of Operations of the
Company since 1998, the Secretary of the Company and its predecessor since 1988, and a director of Disc and its predecessor since 1986. Between 1986 and August
1998, Mr. Frey was the Vice President of Operations of the Company and its
predecessor. Mr. Frey also serves as a director, Vice President and Secretary of
Disc Graphics Label Group, Inc., a director and the Vice President and Secretary of Four Seasons Litho, Inc., and a director and the Vice President of Operations of Cosmetic Sampling Technologies, Inc., all of which are wholly-owned subsidiaries of the Company. Mr. Frey joined the predecessor to the Company in its Pre-Press Department in 1978, became the Supervisor of that department in
1983, and established the Production and Planning Department in 1985. Mr. Frey
served as Chief Operating Officer from 1991 to 1995. Prior to joining the
Company, Mr. Frey held various management positions with Kordet Color
Corporation and Terrace Litho. Mr. Frey also serves on the Board of Directors of the Association of Graphic Communication, a trade organization, as director and
Secretary of Horizon Equities and the managing member of Stephen Ashley, LLC, a
New York limited liability company. During the last five years, Mr. Frey has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                       85

         John Rebecchi has been the Senior Vice President of Marketing of the
Company since 1998 and a director since October 1995. Between October 1995 and
August 1998, Mr. Rebecchi was the Company's Vice President of Sales. Between
October 1995 and January 1996, he also served as the Company's Chief Financial
Officer. Between 1988 and October 1995, Mr. Rebecchi was Vice President of
Marketing and Chief Financial Officer of the Company's predecessor. He also serves as Vice President and a director of Disc Graphics Label Group, Inc. and of Four Seasons Litho, Inc. and Vice President of Sales and a director of
Cosmetic Sampling Technologies, Inc., all of which are wholly-owned subsidiaries of the Company. Mr. Rebecchi joined the Company's predecessor in its accounting department and in 1983 became the Controller. He took a brief leave of absence between 1985 and 1988, when he rejoined the Company's predecessor. He also serves as a director and the Vice President and Treasurer of Horizon Equities,
as the managing member of Tin Box Holding, LLC, a New York limited liability company, and as a director and the President of 92-37 Metro Corp., a New York corporation formed for the purpose of acquiring real estate, which was closed
December 31, 2001. During the last five years, Mr. Rebecchi has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Margaret M. Krumholz is Senior Vice President of Finance and Chief
Financial Officer of the Company. Ms. Krumholz joined the Company's predecessor in 1994 and served as Controller until 1996 when she was elected Chief Financial
Officer. She was elected Senior Vice President of Finance in August 1998. Prior
to joining the Company, Ms. Krumholz held various financial and accounting positions, including Corporate Finance Manager for General Foods Baking Company,
and received her C.P.A. while employed with PricewaterhouseCoopers, LLP. During the last five years, Ms. Krumholz has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Daniel A. Levinson has been a director of Disc since 1991. He is also a director of two of the Company's subsidiaries, Disc Graphics Label Group, Inc.
and Cosmetic Sampling Technologies, Inc. In 1998, Mr. Levinson founded Colt
Capital Group, a niche provider of investment capital, resources and support to small and mid-size growing companies. Between 1988 and 1998, Mr. Levinson was a group executive of Holding Capital Management Corp., a stockholder of the
Company engaging in activities similar to those of Colt Capital Group. Mr.
Levinson's business address is c/o Main Street Resources, 8 Wright Street,
Westport, Connecticut 06880. During the last five years, Mr. Levinson has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Seymour W. Zises has been a director of Disc and its predecessor since
1992, and was a Vice President and Treasurer from August 1992 until October
1995. He is currently President and Chief Executive Officer of Family Management
Corporation, a registered investment advisory firm in New York City, which he established in 1989. Additionally, Mr. Zises is the President and Chief
Executive Officer of Family Management Securities, LLC, a registered broker-dealer. Mr. Zises business address is c/o of Family Management
Corporation, 477 Madison Avenue, 14th Floor, New York, New York 10022. During
the last five years, Mr. Zises has not been convicted in a criminal proceeding
(excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative

                                       86

body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Mark L. Friedman has been a director of Disc since April 1996 and was a
Vice President, Secretary and director of RCL Capital Corp., which acquired the
Company's predecessor in 1995, from August 1992 until October 1995. He has been a Managing Partner of Constellation Partners, LLC, an investment and merchant banking firm, since September 2001. From February 1995 to April 1999 he was
counsel to the law firm of Baer Marks & Upham LLP. From January 1993 through
January 1995 he was counsel to the law firm of Proskauer Rose LLP. From 1982 through January 1993 he was (individually or through a professional corporation)
a partner of the law firm of Shea & Gould. Mr. Friedman's business address is
c/o Constellation Partners LLC, 777 Yamado Road, Suite 111, Boca Raton, Florida
33432. During the last five years, Mr. Friedman has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. During the last five years, Mr.
Friedman was not a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                       87

II.  DIRECTORS AND EXECUTIVE OFFICERS OF DG ACQUISITION CORP. ("ACQUISITION
CORP.")

         The sole executive officer of Acquisition Corp. is Donald Sinkin. The sole director of Acquisition Corp. is Donald Sinkin. The principal occupation or employment, business address and material occupations, positions, offices or employment during the past five years for Donald Sinkin are described in Part I above.

III.  DIRECTORS AND EXECUTIVE OFFICERS OF MSR ADVISORS, INC. ("MAIN STREET
RESOURCES")

         The sole executive officer of Main Street Resources is Daniel A.
Levinson. The sole director of Main Street Resources is Daniel A. Levinson. The principal occupation or employment, business address and material occupations, positions, offices or employment during the past five years for Daniel A.
Levinson is described in Part I above.

IV.  THE MEMBERS OF THE MANAGEMENT GROUP

         The members of the Management Group are Donald Sinkin, Stephen Frey,
John Rebecchi and Margaret Krumholz. The principal occupation or employment, business address and material occupations, positions, offices or employment during the past five years for each member of the Management Group are described in Part I above.

V.  THE MEMBERS OF THE CONTRIBUTING STOCKHOLDERS

         The name and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each member of the Contributing Stockholders are set forth below.

         Daniel A. Levinson is a member of the Contributing Stockholders. The principal occupation or employment, business address and material occupations, positions, offices or employment during the past five years for Daniel A.
Levinson is described in Part I above.

         Scott Korman is Chairman and CEO of NY based Best Manufacturing Group
LLC, a leading manufacturer and distributor of napery, service apparel, hospitality and healthcare textiles and image apparel. Best was established in
1914 and acquired by Mr. Korman, Colt Capital and other associates in 2001.
Previously, Mr. Korman, was General Manager of Parmalat Welsh Farms Inc. a 108
year old a full service dairy, processing and distributing milk, ice cream mix and ice cream products company in New Jersey dairy. Mr. Korman had been an Owner and Director of Welsh Farms since 1986 and its President and CEO since 1995. In
July 1998 Welsh Farms was sold to Parmalat USA Corporation. Its products are distributed throughout New Jersey, New York and Pennsylvania. The convenience stores are presently operated in an entity owned by Mr. Korman and others, WFFS
LLC. In addition, in 1984 Mr. Korman founded Nashone, Inc. as an investment and financial advisory firm. Nashone, in conjunction with Holding Capital Group of
New York, has been the lead principal in the acquisition of several companies, arranged financings, and performed

                                       88

financial consulting for numerous companies. Nashone, as a principal, has specialized in the merger and acquisition field of mid-sized companies. Mr.
Korman is the President of Nashone. Mr. Korman's business address is 1633
Broadway, 18th Floor, New York, New York 10019. During the last five years, Mr.
Korman has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Timothy F. Healy has been the President of Timothy F. Healy Co., Inc., since 1980. Through this entity, Mr. Healy oversees his investments in several private companies. Mr. Healy also serves on the board of directors of several private companies, including Best Manufacturing Group LLC. Mr. Healy's mailing address is 2 Washington Square Village, Apartment 14-J, New York, NY 10012.
During the last five years, Mr. Healy has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                       89

                               DISC GRAPHICS, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON [ , 2002]

         The undersigned, revoking all previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated
[INSERT DATE] in connection with the Special Meeting of Stockholders of Disc
Graphics, Inc. to be held on [ , 2002], at 10:00 a.m., local time, at The
Watermill, 711 Route 347, Smithtown, New York 11787, and hereby appoints Paul
Gregory and Denise McKay and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock of Disc Graphics, Inc. registered in the name provided herein that the undersigned may be entitled to vote at the
[insert date] Special Meeting of Stockholders of Disc Graphics, Inc., and at any
and all postponements, continuations and adjournments thereof, with all powers that the undersigned would have if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES. IF
YOU INDICATE SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
THOSE INSTRUCTIONS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT

         Regardless of whether you plan to attend the Special Meeting of
Stockholders, you can be sure your shares are represented at the Special Meeting by promptly returning your Proxy (attached below) in the enclosed envelope.
Thank you for your attention to this important matter.

/X/ Please mark votes as in this example.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH
PROPOSAL.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.
         1.       To adopt and approve the Agreement and Plan of Merger, dated as of September 6, 2002, by and between Disc Graphics, Inc. and DG Acquisition
Corp., pursuant to which DG Acquisition Corp. will be merged with and into Disc
Graphics, Inc., with Disc Graphics, Inc. as the surviving corporation.

     / /   FOR                / /   AGAINST                  / /   ABSTAIN

         2. To grant discretionary authority to the attorneys and proxies appointed hereby to consider, act upon and transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

     / /   FOR                / /   AGAINST                  / /   ABSTAIN

         Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

         PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

         Signature:                                   Date:
                   -----------------------------------     ---------------------

         Signature:                                   Date:
                   -----------------------------------     ---------------------